SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary proxy statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive proxy statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

American HomePatient, Inc.

(Name of Registrant as Specified In Its charter)

(Name of Person(s) Filing proxy statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

AMERICAN HOMEPATIENT, INC.
5200 Maryland Way, Suite 400
Brentwood, Tennessee 37027-5018
Dear Stockholder:
     You are cordially invited to attend the 2010 annual meeting of stockholders of American HomePatient, Inc. (the “Company”), to be held at the offices of Harwell Howard Hyne Gabbert & Manner, P.C., 315 Deaderick Street, Suite 1800, Nashville, Tennessee 37238 on June 30, 2010, at 9:00 a.m. (Central Time).
     The attached notice of annual meeting and proxy statement describe the formal business to be transacted at the meeting. Following the formal business portion of the annual meeting, there will be a report on the operations of the Company, and stockholders will be given the opportunity to ask questions. At your earliest convenience, please mark, sign, date and return the accompanying proxy card in the enclosed postage pre-paid envelope. We hope you will be able to attend the annual meeting.
     Whether or not you plan to attend the annual meeting, please complete, sign, date and mail the enclosed proxy card promptly. If you attend the annual meeting, you may revoke such proxy and vote in person if you wish, even if you have previously returned your proxy card. If you do not attend the annual meeting, you may still revoke such proxy at any time prior to the annual meeting by providing written notice of such revocation as provided herein. YOUR PROMPT COOPERATION WILL BE GREATLY APPRECIATED.

Stephen L. Clanton
Executive Vice President,
Chief Financial Officer and Secretary
Brentwood, Tennessee
May 25, 2010

AMERICAN HOMEPATIENT, INC.
5200 Maryland Way, Suite 400
Brentwood, Tennessee 37027-5018
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders of American HomePatient, Inc.:
     The annual meeting of stockholders of American HomePatient, Inc., a Delaware corporation (“American HomePatient” or the “Company”), will be held at the offices of Harwell Howard Hyne Gabbert & Manner, P.C., 315 Deaderick Street, Suite 1800, Nashville, Tennessee 37238 on June 30, 2010, at 9:00 a.m. (Central Time) for the following purposes:
     (1) To re-elect two (2) Class 1 directors, each to hold office for a three (3) year term or until his successor has been duly elected and qualified;
     (2) To approve a reincorporation of the Company from Delaware to Nevada through an agreement and plan of merger; and
     (3) To transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.
     The proxy statement and form of proxy accompanying this notice are being mailed to stockholders on or about May 25, 2010. Only stockholders of record at the close of business on May 14, 2010 are entitled to notice of and to vote at the meeting and any adjournment thereof.
     Your attention is directed to the proxy statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the meeting.
     We hope very much that you will be able to be with us. The Company’s board of directors urges all stockholders of record to exercise their right to vote at the annual meeting of stockholders personally or by proxy. Accordingly, we are sending you the accompanying proxy statement and the enclosed proxy card.
     Your representation at the annual meeting of stockholders is important. To ensure your representation, whether or not you plan to attend the annual meeting, please complete, date, sign and return the enclosed proxy card. Should you desire to revoke your proxy, you may do so at any time before it is voted in the manner provided in the accompanying proxy statement.

By Order of the Board of Directors,

Stephen L. Clanton
Executive Vice President,
Chief Financial Officer and Secretary
Brentwood, Tennessee
May 25, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on June 30, 2010
     Pursuant to rules promulgated by the Securities and Exchange Commission, we have provided access to these proxy statement materials (which includes this proxy statement, a proxy card and our 2009 Annual Report) both by sending you this full set of proxy statement materials, including a proxy card, and by notifying you of the availability of such materials on the Internet.
     This proxy statement, the Company’s 2009 Annual Report and a proxy card are available at http://www.irinfo.com/ahom/2009.html.
     The annual meeting of stockholders of American HomePatient will be held at the offices of Harwell Howard Hyne Gabbert & Manner, P.C., 315 Deaderick Street, Suite 1800, Nashville, Tennessee 37238 on June 30, 2010, at 9:00 a.m. (Central Time).
     The proposals to be voted upon at the meeting, all of which are more completely set forth in this proxy statement, are as follows:
     (1) To re-elect two (2) Class 1 directors, each to hold office for a three (3) year term or until his successor has been duly elected and qualified;
     (2) To approve a reincorporation of the Company from Delaware to Nevada through an agreement and plan of merger; and
     (3) To transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.
     The Company’s board of directors recommends that you vote FOR the approval of proposals 1 and 2.
“HOUSEHOLDING” OF PROXY MATERIALS
     The SEC rules allow a single copy of the proxy statement and annual report to be delivered to multiple stockholders sharing the same address and last name, or who we reasonably believe are members of the same family, and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as “householding” and can result in savings of paper and mailing costs. Although we do not household for our stockholders of record, some brokers household our proxy statements and annual reports, delivering a single copy of each to multiple stockholders that meet these qualifications. Once you have received notice from your broker that they will household materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of our proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker pursuant to the materials delivered to you by your broker with this proxy statement.

i

AMERICAN HOMEPATIENT, INC.
5200 Maryland Way, Suite 400
Brentwood, Tennessee 37027-5018
PROXY STATEMENT
     The board of directors of American HomePatient, Inc. (referred to in this proxy statement as American HomePatient, we, us, or the Company) is soliciting proxies for this year’s annual meeting of stockholders. This proxy statement contains important information for you to consider when deciding how to vote on matters brought before the meeting. Please read it carefully.
     The board of directors has set May 14, 2010 as the record date for the meeting. Stockholders who owned American HomePatient, Inc. common stock on that date are entitled to receive notice of and vote at the meeting, with each share entitled to one vote. Cumulative voting is not permitted. On the record date there were 17,573,389 shares of American HomePatient common stock outstanding.
     This proxy statement and enclosed proxy were initially mailed or delivered to stockholders on or about May 25, 2010. The Company’s annual report for the fiscal year ended December 31, 2009 is being concurrently mailed or delivered with this proxy statement to stockholders entitled to vote at the annual meeting. The annual report is not to be regarded as proxy soliciting material.
     Why am I receiving this proxy statement and proxy form?
     You are receiving this proxy statement and proxy form because you own shares of American HomePatient common stock. This proxy statement describes issues on which you are entitled to vote.
     When you sign the proxy form you appoint Stephen L. Clanton, the Company’s Executive Vice President, Chief Financial Officer and Secretary, and Frank D. Powers, the Company’s Executive Vice President and Chief Operating Officer, as your representatives at the meeting. Mr. Clanton or Mr. Powers will vote your shares at the meeting as you have instructed on the proxy form. This way, your shares will be voted even if you cannot attend the meeting.
     If your shares are not voted in person, they cannot be voted on your behalf unless you provide the Secretary of the Company with a signed proxy authorizing another person to vote on your behalf. Even if you expect to attend the meeting in person, in order to ensure that your shares are represented, please complete, sign and date the enclosed proxy form and return it promptly.
     Who is soliciting my proxy and who is paying the cost of the solicitation?
     The board of directors is sending you this proxy statement in connection with its solicitation of proxies for use at the 2010 annual meeting. The Company will pay for the costs of this proxy solicitation. Certain of our directors, officers and employees may solicit proxies by mail, telephone, facsimile, or in person, though such directors, officers and employees will not receive additional compensation for this solicitation. We do not expect to pay any other compensation for the solicitation of proxies, except to brokers, nominees and similar record holders for reasonable expenses in mailing proxy materials to beneficial owners of American HomePatient common stock.
     What am I voting on?
     At the annual meeting you will be asked to vote on two proposals.

     The first proposal is the election of two “Class 1” directors, each to serve a three-year term on the board of directors. We have nominated our current directors, Henry T. Blackstock and W. Wayne Woody, for election.
     The second proposal is to change our state of incorporation from Delaware to Nevada (which we refer to as the reincorporation) through a merger of the Company with a subsidiary of a newly formed, wholly owned subsidiary that is a Nevada corporation (which we refer to as AHP Nevada). In the merger, the Company will survive as a wholly owned subsidiary of AHP Nevada. The reincorporation is one of a series of transactions set forth in a Restructuring Support Agreement that is expected to result in a self tender going private transaction at $0.67 per share and a restructuring of our senior secured debt that matured August, 2009.
     You may also vote on any other matter that is properly brought before the meeting. The Company has no other business to bring before the meeting.
     Who is entitled to vote?
     Only stockholders who owned American HomePatient, Inc. common stock as of the close of business on the record date, May 14, 2010, are entitled to receive notice of the annual meeting and to vote the shares that they held on that date at the meeting, or at any postponement or adjournment of the meeting.
     What are the voting requirements to elect directors and approve the proposals described in the proxy statement?
     Election of Directors: The affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy is required for the election of each director nominee named in Proposal 1. This means that the votes cast “for” that nominee must exceed the votes cast “against” that nominee. Any shares not voted (whether by abstention or otherwise) will not be counted as votes cast and will have no effect on the outcome of the vote.
     Reincorporation in Nevada: The reincorporation must be approved by a majority of our outstanding common shares as of the record date. As of that date, there were 17,573,389 shares outstanding and each share is entitled to one vote. An investment fund managed by Highland Capital Management and its affiliates, who together own approximately 48% of our outstanding common shares, have agreed to vote in favor of Proposal 2.
     What is the difference between holding shares as a stockholder of record and as a beneficial owner?
     If your shares are registered directly in your name with our transfer agent, you are considered the “stockholder of record” with respect to those shares. This proxy statement and the enclosed proxy card and 2009 Annual Report to Stockholders have been sent directly to you.
     If your shares are held in a stock brokerage account or by a bank or other nominee, those shares are held in “street name” and you are considered the “beneficial owner” of the shares. The proxy statement, 2009 Annual Report to Stockholders and other materials have been forwarded to you by your broker, bank or other nominee, who is the stockholder of record. You will receive separate instructions from your broker, bank or other holder of record describing how to vote your shares.

     New rules applicable to brokers grant your broker discretionary authority to vote your shares without receiving your instructions only on certain routine matters, which do not include either the election of directors or the reincorporation in Nevada. If your broker does not receive voting instructions from you regarding these proposals, your shares will not be voted on these proposals.
     How do I vote?
     You may vote your shares either in person at the annual meeting or by proxy. To vote using the enclosed proxy, you should mark, date, sign and mail the enclosed proxy in the prepaid envelope provided. If your shares are registered in your own name and you attend the meeting, you may deliver your completed proxy in person. If you are a beneficial owner of shares held in street name, your broker, bank or other nominee will provide you with materials and instructions for voting your shares. The availability of telephonic or internet voting will depend on the bank’s or broker’s voting process. Please check with your bank or broker and follow the voting procedures your bank or broker provides to vote your shares.
     Can I change my vote after I return my proxy form?
     Yes.
     You may revoke your proxy and change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a written notice of revocation or another signed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and inform the Secretary of the Company that you wish to revoke or replace your proxy. Your attendance at the meeting will not by itself revoke a previously granted proxy. If you hold your shares in “street name” through a broker, bank or other nominee, you may revoke your proxy only by following instructions provided by your broker, bank or nominee. No notice of revocation or later-dated proxy will be effective until received by the Secretary of the Company at or prior to the annual meeting.
     What is the board’s recommendation on the election of the Class 1 Directors?
     The board recommends a vote FOR the re-election of the nominated “Class 1” directors listed in this proxy statement, Henry T. Blackstock and W. Wayne Woody. This recommendation primarily is based upon the following factors:
•	Messr. Blackstock’s and Woody’s knowledge of the Company from their current service as directors;

•	their extensive business experience, including healthcare business experience; and

•	their independence from any apparent conflicts of interest.
What is the board’s recommendation on the reincorporation in Nevada?
     The board of directors recommends that you vote “FOR” the approval of the reincorporation. The reincorporation is one of a series of transactions set forth in a Restructuring Support Agreement that is expected to result in a self tender going private transaction at $0.67 per share (other than shares owned by an investment fund managed by Highland Capital Management, which we refer to as “Highland,” and its affiliates, which together constitute our largest stockholder and one of our secured debt holders) and a restructuring of our senior secured debt that matured August, 2009. For a discussion of the material factors considered by the board of directors in reaching its conclusions, see “Reasons for the Reincorporation.”
     What is the board’s recommendation on giving discretion to the proxy holders selected by the board to vote on any other matters considered at the annual meeting?
     The board recommends a vote FOR DISCRETION of the proxy holders on any other matters considered at the annual meeting. The Company, however, knows of no other matters to be considered at the annual meeting.
     How will my shares be voted?
     If properly signed and returned in time for the annual meeting, the enclosed proxy will be voted in accordance with the choices you specify. If you return a signed proxy, but do not specify a choice, Mr. Clanton or Mr. Powers, as the persons named as the proxy holder on the proxy form, will vote as recommended by the board of directors. If any other matters are considered at the meeting, Mr. Clanton or Mr. Powers will vote as recommended by the board of directors. If the board does not give a recommendation, Mr. Clanton or Mr. Powers will have discretion to vote as he thinks best. If a broker submits a proxy that indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present for purposes of determining the presence of a quorum but will not be considered as present and entitled to vote with respect to such matters.
     How many votes are needed to hold the annual meeting?
     The Company had a total of 17,573,389 shares of outstanding common stock as of the record date for the annual meeting. A majority of the Company’s outstanding shares as of the record date (a quorum) must be present at the annual meeting in order to hold the meeting and conduct business. Shares are counted as present at the meeting if: (a) a stockholder is present and votes in person at the meeting; (b) a stockholder has properly submitted a proxy form, even if the stockholder marks abstentions on the proxy form; or (c) a broker or nominee has properly submitted a proxy form, even if the broker does not vote because the beneficial owner of the shares has not given the broker or nominee specific voting instructions (a “broker non-vote”). A share, once represented for any purpose at the meeting, is deemed present for purposes of determining a quorum for the meeting (unless the meeting is adjourned and a new record date is set for the adjourned meeting), even if the holder of the share abstains from voting with respect to any matter brought before the meeting.
     Can I vote on other matters or submit a proposal to be considered at the meeting?
     The Company has not received timely notice of any stockholder proposals to be included in the Company’s proxy statement and no stockholder has provided timely notice to the Company of a proposal to bring before the meeting. Consequently, no other proposals will be considered at the meeting.
     For stockholders seeking to include proposals in the Company’s proxy materials for the 2011 annual meeting, the proposing stockholder or stockholders must comply with all applicable regulations, including Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the proposals must be received by the Secretary of the Company before December 24, 2010. Stockholders who intend to present a proposal at the 2011 annual meeting without inclusion of such proposal in the Company’s proxy materials are required to provide such proposals to the principal executive offices of the Company not less than sixty nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.
     Are there any dissenters’ rights or appraisal rights with respect to any of the proposals described in this proxy statement?
     There are no appraisal or similar rights of dissenters with respect to the election of directors. There are rights of appraisal with respect to the reincorporation in Nevada, which are described in detail below in the section entitled “Appraisal Rights.”
     How do I communicate with directors?
     Stockholders may send communications to the board or any of the directors by sending such communication addressed to the board of directors or any individual director c/o American HomePatient, Inc., 5200 Maryland Way, Suite 400, Brentwood, Tennessee 37027-5018.
     Are these proxy materials available on the Internet?
     Yes, this proxy statement, proxy card and accompanying proxy materials are available at the following website: http://www.irinfo.com/ahom/2009.html.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     How much stock do the Company’s directors, executive officers, and principal stockholders own?
     As of the record date of May 14, 2010, there were 17,573,389 shares of common stock issued and outstanding. The following table shows, as of May 14, 2010, the amount of American HomePatient common stock beneficially owned (unless otherwise indicated) by: (a) each director and Company director nominee; (b) the Company’s executive officers; (c) all of the Company’s directors and executive officers as a group; and (d) all stockholders known by the Company to be the beneficial owners of more than 5% of the outstanding shares of American HomePatient common stock. Based on information furnished by the owners and except as otherwise noted, the Company believes that the beneficial owners of the shares listed below, have, or share with a spouse, voting and investment power with respect to the shares. Except as otherwise noted, the address for all of the persons listed below is 5200 Maryland Way, Suite 400, Brentwood, Tennessee 37027-5018.

	Number of Shares	Percentage
Name	Beneficially Owned	of Total Shares
Highland Capital Management, L.P. (1)	8,437,164	48.01%
Fidelity Management and Research Company (2)	1,735,000	9.87%
Joseph F. Furlong, III (3)	1,513,956	8.01%
Stephen L. Clanton (4)	412,666	2.29%
Frank D. Powers (5)	433,333	2.41%
Henry T. Blackstock (6)	115,000	*
Donald R. Millard (7)	140,000	*
W. Wayne Woody (8)	110,000	*
William C. O’Neil, Jr. (9)	110,000	*
James P. Reichmann (10)	101,666	*
Robert J. Benson (11)	28,333	*
All Directors and executive officers as a group (9 persons) (12)	2,964,954	14.58%

*	Indicates less than 1% ownership.

(1)	Ownership information included in the table is based on a Schedule 13D/A filed on April 28, 2010 by Highland Capital Management, L.P., claiming beneficial ownership of 8,437,164 shares through its affiliate, Highland Crusader Offshore Partners, L.P. The address for Highland Capital Management, L.P. is Two Galleria Tower, 13455 Noel Road, Suite 800, Dallas, Texas 75240.

(2)	Ownership information included in the table is based on a Schedule 13G filed on February 14, 2006 by Fidelity Management and Research Company. The address for Fidelity Management and Research Company is 82 Devonshire Street, Boston, Massachusetts 02109.

(3)	The amount shown includes 190,623 shares owned outright, as well as shares purchasable upon exercise of options issued under the American HomePatient 1991 Amended and Restated Nonqualified Stock Option Plan (the “1991 Plan”): 200,000 shares purchasable upon exercise of options at $0.17 per-share; 300,000 shares purchasable upon exercise of options at $1.80 per-share; 240,000 shares purchasable upon exercise of options at $3.30 per-share; 245,000 shares purchasable upon exercise of options at $1.60 per-share; 166,666 shares purchasable upon exercise of options at $1.03 per-share; and 66,667 shares purchasable upon exercise of options at $0.22 per-share. The amount also includes shares purchasable upon exercise of options issued under the American HomePatient 1995 Nonqualified Stock Option Plan for Directors (the “1995 Plan”): 50,000 shares purchasable upon exercise of options at $0.30 per-share; 5,000 shares purchasable upon exercise of options at $0.22 per-share; 5,000 shares purchasable upon exercise of options at $0.75 per-share; 5,000 shares purchasable upon exercise of options at $0.15 per-share; 10,000 shares purchasable upon exercise of options at $1.29 per-share; 10,000 shares purchasable upon exercise of options at $3.46 per-share; 10,000 shares purchasable upon exercise of options at $3.27 per-share; and 10,000 shares purchasable upon exercise of options at $1.40 per-share. The amount also includes 294 shares owned by the daughter of Mr. Furlong of which Mr. Furlong disclaims beneficial ownership.

(4)	The amount shown includes shares purchasable upon exercise of options issued under the 1991 Plan: 150,000 shares purchasable upon exercise of options at $2.98 per-share; 90,000 shares purchasable upon exercise of options at $3.30 per-share; 86,000 shares purchasable upon exercise of options at $1.60 per-share; 63,333 shares purchasable upon exercise of options at $1.03 per-share; and 23,333 shares purchasable upon exercise of options at $0.22 per-share.

(5)	The amount shown includes shares purchasable upon exercise of options issued under the 1991 Plan: 150,000 shares purchasable upon exercise of options at $1.31 per-share; 100,000 shares purchasable upon exercise of options at $3.30 per-share; 90,000 shares purchasable upon exercise of options at $1.60 per-share; 66,666 shares purchasable upon exercise of options at $1.03 per-share; and 26,667 shares purchasable upon exercise of options at $0.22 per-share.

(6)	The amount shown includes shares purchasable upon exercise of options issued under the 1995 Plan: 30,000 shares purchasable upon exercise of options at $0.30 per-share; 5,000 shares purchasable upon exercise of options at $0.22 per-share; 5,000 shares purchasable upon exercise of options at $0.75 per-share; 5,000 shares purchasable upon exercise of options at $0.15 per-share; 10,000 shares purchasable upon exercise of options at $1.29 per-share; 10,000 shares purchasable upon exercise of options at $3.46 per-share; 10,000 shares purchasable upon exercise of options at $3.27 per-share; 10,000 shares purchasable upon exercise of options at $1.40 per-share; 10,000 shares purchasable upon exercise of options at $1.12 per-share; 10,000 shares purchasable upon exercise of options at $0.12 per-share; and 10,000 shares exercisable upon exercise of options at $0.14 per-share.

(7)	The amount shown includes 10,000 shares owned outright, as well as shares purchasable upon exercise of options issued under the 1995 Plan: 50,000 shares purchasable upon exercise of options at $0.20 per-share; 5,000 shares purchasable upon exercise of options at $0.75 per-share; 5,000 shares purchasable upon exercise of options at $0.15 per-share; 10,000 shares purchasable upon exercise of options at $1.29 per-share; 10,000 shares purchasable upon exercise of options at $3.46 per-share; 10,000 shares purchasable upon exercise of options at $3.27 per-share; 10,000 shares purchasable upon exercise of options at $1.40 per-share; 10,000 shares purchasable upon exercise of options at $1.12 per-share; 10,000 shares purchasable upon exercise of options at $0.12 per-share; and 10,000 shares purchasable upon exercise of options at $0.14 per-share.

(8)	The amount shown includes shares purchasable upon exercise of options issued under the 1995 Plan: 50,000 shares purchasable upon exercise of options at $1.38 per-share; 10,000 shares purchasable upon exercise of options at $3.46 per-share; 10,000 shares purchasable upon exercise of options at $3.27 per-share; 10,000 shares purchasable upon exercise of options at $1.40 per-share; 10,000 shares purchasable upon exercise of options at $1.12 per-share; 10,000 shares purchasable upon exercise of options at $0.12 per-share; and 10,000 shares purchasable upon exercise of options at $0.14 per-share.

(9)	The amount shown includes shares purchasable upon exercise of options issued under the 1995 Plan: 50,000 shares purchasable upon exercise of options at $1.18 per-share; 10,000 shares purchasable upon exercise of options at $3.46 per-share; 10,000 shares purchasable upon exercise of options at $3.27 per-share; 10,000 shares purchasable upon exercise of options at $1.40 per-share; 10,000 shares purchasable upon exercise of options at $1.12 per-share; 10,000 shares purchasable upon exercise of options at $0.12 per-share; and 10,000 shares purchasable upon exercise of options at $0.14 per-share.

(10)	The amount shown includes shares purchasable upon exercise of options issued under the 1991 Plan: 35,000 shares purchasable upon exercise of options at $2.40 per-share; 30,000 shares purchasable upon exercise of options at $1.25 per-share; 26,666 shares purchasable upon exercise of options at $1.03 per-share; and 10,000 shares purchasable upon exercise of options at $0.22 per-share.

(11)	The amount shown includes shares purchasable upon exercise of options issued under the 1991 Plan: 20,000 shares purchasable upon exercise of options at $0.91 per-share and 8,333 shares purchasable upon exercise of options at $0.22 per-share.

(12)	The amount shown includes 2,194,331 shares purchasable upon exercise of options issued under the 1991 Plan and 570,000 shares purchasable upon exercise of options issued under the 1995 Plan.

PROPOSAL 1
ELECTION OF DIRECTORS
     What is the structure of the board of directors?
     Our Company is led by Mr. Joseph F. Furlong, III, who has served as our President and CEO since November 1998. Our board of directors is composed of Mr. Furlong and four independent directors. Mr. Furlong presides over meetings of the full board. The board has three standing independent committees with separate chairs—the nominating and corporate governance committee, the audit committee, and the compensation committee. The board also formed a special committee of the independent directors in April of 2009. Mr. Furlong does not serve on any of these committees. The Company does not have a lead director, but our non-management directors regularly meet in executive session.
     We believe that this leadership structure has been effective for the Company. Our corporate leadership structure is commonly utilized by other public companies in the United States. We believe that having Mr. Furlong as President and CEO and presiding over meetings of the board together with independent chairs for each of our board committees provides the appropriate form of leadership for the Company. We have a single leader for our Company and he is seen by our customers, business partners, investors and other stakeholders as providing strong leadership for the Company and in the healthcare industry.
     Our full board regularly engages in discussions of risk management and receives reports on risk management from members of management. Each of our other board committees also considers the risk within its area of responsibilities. We believe this structure provides effective oversight of the risk management function.
     How many directors are being elected?
     There are two director positions being voted on at the meeting. The Company’s certificate of incorporation provides that the number of directors to be elected by the stockholders shall be established by the board of directors from time to time. The number of directors is currently set at five.
     The Company’s current certificate of incorporation requires that the board of directors be divided into three classes that are as nearly equal in number as possible. The directors in each class will serve staggered three-year terms or until a successor is elected and qualified. Unless a successor is earlier elected and qualified, the two Class 1 directors, if and when elected at this annual meeting, will serve until the 2013 annual meeting, the two Class 2 directors will serve until the 2011 annual meeting, and the one Class 3 director will serve until the 2012 annual meeting. At each annual meeting of stockholders, the number of directors equal to the number of the class whose term expires at the time of such meeting will be elected to hold office for three years or until their successors are elected and qualified. The Class 1 director nominees, Henry T. Blackstock and W. Wayne Woody, were nominated by the Company’s nominating and corporate governance committee. Mr. Blackstock and Mr. Woody are members of the nominating and governance committee, but neither participated in the vote to nominate himself.
     What happens if a nominee refuses or is unable to stand for election?
     The board may reduce the number of seats on the board or designate a replacement nominee. If the board designates a replacement nominee, shares represented by proxy will be voted FOR the replacement nominee. The board presently has no knowledge that either of Mr. Blackstock or Mr. Woody will refuse, or be unable, to serve.

     Must a director nominee attend our annual meeting?
     It is the Company’s policy that all of its directors use their best efforts to attend the annual meeting. All directors attended the 2009 annual meeting of stockholders.
     Who are the Company’s board nominees?
     Henry T. Blackstock and W. Wayne Woody, each of whom is a current member of the board, are the Company’s nominees for re-election. Information regarding Mr. Blackstock and Mr. Woody is provided below, including name, age, year first elected as a director of American HomePatient, and principal occupation during the past five years. The term of the Class 1 director nominees expires at the 2010 annual meeting of stockholders. If re-elected, each of the Class 1 director nominees will continue in office until the 2013 annual meeting of stockholders, or until the election and qualification of his successor in office. The following table contains biographical information regarding these nominated directors.

Name of Director	Age	Director Since	Principal Occupation Last Five Years
Henry T. Blackstock	67	1991	Since June 2005, Mr. Blackstock has served as Chairman of Priority Nurse Staffing. Mr. Blackstock served as senior vice president, chief economist, and chief investment strategist for SouthTrust Bank from January 1999 to April 2005. He was chairman and chief executive officer of Tucker Management Group, a hedge fund management firm, from July 1989 to January 1999. The Board believes that Mr. Blackstock’s extensive prior leadership experience, healthcare and banking industry experience, and knowledge of the Company derived from his years of service on our board qualify him to continue to serve in that position.

W. Wayne Woody	68	2004	From 2000 to 2001, Mr. Woody served as the interim chief financial officer for Legacy Investment Group, a boutique investment firm. Mr. Woody was employed by KPMG LLP and predecessor firms Peat Marwick Mitchell & Co. and Peat Marwick Main from 1968 until his retirement in 1999. Mr. Woody also has served as a director of Piedmont Office Realty Trust, Inc. and Wells Family of Real Estate Funds, each of which are real estate investment management firms, since October 2003. The Board believes that Mr. Woody’s extensive prior leadership experience, real estate investment experience, financial accounting expertise and knowledge of the Company derived from his years of service on our board qualify him to continue to serve in that position.
     Who are the continuing directors?
     The following directors will continue in office for the remainder of their respective terms or until the election and qualification of their respective successors in office. The terms of Messrs. Furlong and O’Neil, the Class 2 directors, will expire at the 2011 annual meeting of stockholders and term of Mr.

Millard, the Class 3 director, will expire at the 2012 annual meeting of stockholders. The following table contains biographical information regarding these continuing directors.

Name of Director	Age	Director Since	Principal Occupation Last Five Years
Joseph F. Furlong, III	61	1994	Mr. Furlong has served as the Company’s President and CEO since November 1998. He served as president of Adirondack Capital Advisors, LLC, a financial advisory firm, from May 1996 until December 2002. Mr. Furlong served as a director of Advocat Inc., a long-term care company, from March 2001 until March 2002. The Board believes that Mr. Furlong’s position as the leader of our Company makes him a valuable member of our board.

William C. O’Neil, Jr.	75	2004	Mr. O’Neil served as the chairman and chief executive officer of ClinTrials Research, Inc. from September 1989 to February 1998. Mr. O’Neil has served as a director of Healthways, Inc., a specialty health care service company, since 1985. From 1987 to May 2008 he served as a director of Sigma-Aldrich Corp., a manufacturer of research chemicals, and since 1994 he has served as a director of Advocat Inc., a long-term care company. The Board believes that Mr. O’Neil’s extensive prior leadership experience, healthcare industry experience, and knowledge of the Company derived from his years of service on our board qualify him to serve as a director of the Company.

Donald R. Millard	62	2000	Since October of 2005, Mr. Millard has served as executive chairman of Red Bag Solutions, Inc., a provider of medical waste destruction services. Mr. Millard served as executive vice president and chief operating officer of AGCO, a global designer, manufacturer and distributor of agricultural equipment, from June 2002 through February 2004. Mr. Millard served as senior vice president and chief financial officer of AGCO from October 2000 through June 2002. Mr. Millard served as president, chief executive officer and as a director of Matria Healthcare, Inc., a provider of obstetrical home care and maternity management services, from October 1997 to October 2000, and as its chief financial officer from 1987 to October 1997. The Board believes that Mr. Millard’s extensive prior leadership experience, healthcare industry experience, financial accounting expertise, and knowledge of the Company derived from his years of service on our board qualify him to serve as a director of the Company.

     Is the board independent?
     Four of the Company’s current five directors are independent as Nasdaq defines independence under the Nasdaq Listing Rules. The Company’s non-management directors meet in executive sessions, without management present, on a regular basis.
     Has the board established a nominating and corporate governance committee, audit committee and compensation committee?
     Yes. The board of directors has established a nominating and corporate governance committee, an audit committee, and a compensation committee.
     Nominating and Corporate Governance Committee. The nominating and corporate governance committee presently is composed of four directors: Mr. Millard (the chairman of the committee), Mr. Blackstock, Mr. Woody and Mr. O’Neil. Each of the members of the nominating and corporate governance committee is independent as Nasdaq defines independence under Nasdaq Listing Rules. The nominating and corporate governance committee met once during 2009. The nominating and corporate governance committee charter is available on the Company’s website at www.ahom.com.
     The nominating and corporate governance committee believes that any nominee that it recommends for a position on the board of directors must possess high standards of personal and professional integrity, and must have demonstrated business judgment and such other characteristics as it deems appropriate to demonstrate that he or she would be effective, in conjunction with the other directors and nominees for director, in serving the best interest of the Company’s stockholders. The nominating and corporate governance committee’s assessment of existing directors and new director nominees includes, without limitation, issues of diversity, age, contribution to the meetings, the ability to work with other directors, and the perceived needs of the board at that point in time. The committee may solicit recommendations for director nominees from other directors, the Company’s executive officers or any other source that it deems appropriate. To evaluate any potential nominee, the committee typically will review and evaluate the qualifications of any proposed director candidate and conduct inquiries into his or her background to the extent that it deems appropriate under the circumstances.
     The nominating and corporate governance committee will review and evaluate the qualifications of any director candidates who have been recommended by stockholders of the Company in compliance with policies described above. Any stockholder submitting a recommendation for a director candidate for consideration by the nominating and corporate governance committee at the 2011 annual meeting must submit it to the Secretary at the Company’s corporate headquarters before January 1, 2011. The Secretary of the Company will forward all recommendations to the nominating and corporate governance committee. The stockholder’s recommendation must include information about the stockholder making the recommendation and about the proposed director candidate. All proposed director candidates for consideration by the nominating and corporate governance committee will be evaluated in the same manner, regardless of the source of the initial recommendation.
     The Company historically has not paid a fee to any third party to help it in identifying or evaluating potential nominees, although the nominating and corporate governance committee has the ability to engage such third parties pursuant to its charter.
     Audit Committee. The Company has a separately-designated standing audit committee that is established in accordance with Section 3(a)(58)(A) of the Exchange Act (15 U.S.C. 78c(a)(58)(A)). The audit committee supervises matters relating to the audit function, reviews the Company’s quarterly reports, and reviews and approves the annual report of the Company’s independent auditors. The audit committee also has oversight with respect to the Company’s financial reporting, including the annual and other reports to the Securities and Exchange Commission (the “SEC”) and the annual report to the stockholders. The audit committee presently is composed of four directors: Mr. Woody (the chairman of the committee), Mr. Blackstock, Mr. Millard, and Mr. O’Neil. The board of directors, in its business judgment, has determined that all members of the audit committee are independent directors and are qualified to serve on the audit committee pursuant to Nasdaq Listing Rules, including rules regarding heightened independence standards for audit committee members. The board has determined that each of Mr. Millard and Mr. Woody qualify as an “audit committee financial expert” as described in Nasdaq Listing Rules. There were four meetings of the audit committee during 2009. The audit committee has adopted a written charter, a copy of which is available on the Company’s website at www.ahom.com.
     Compensation Committee. The compensation committee presently is composed of four directors: Mr. Blackstock (the chairman of the committee), Mr. Millard, Mr. Woody, and Mr. O’Neil. Responsibilities of this committee include approval of remuneration arrangements for executive officers of the Company, review of compensation plans relating to executive officers and directors, including benefits under the Company’s compensation plans and general review of the Company’s employee compensation policies. The compensation committee has full authority to discharge these responsibilities, including the authority to retain, terminate, and set the terms for the engagement of outside counsel, compensation consultants, and other experts. The compensation committee normally seeks the input of the CEO in setting compensation of executive officers (other than the compensation of the CEO). During 2009, the compensation committee held one meeting. The compensation committee has adopted a written charter, a copy of which is available on the Company’s website at www.ahom.com.
     How often did the board of directors meet during 2009?
     During fiscal 2009, the board of directors held five meetings and four executive sessions. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the board of directors and (ii) the total number of meetings held by all committees on which the individual director served.
     What is the board’s recommendation with respect to the re-election of Messrs. Blackstock and Woody as the Class 1 Directors?
     The board unanimously recommends a vote “FOR” the re-election of Messrs. Blackstock and Woody as the Class 1 Directors. This recommendation is based, among other considerations, upon their Company knowledge from their current board service, independence from conflicts of interest, and their business experience.

EXECUTIVE OFFICERS
     Who are the Company’s executive officers?
     The following table sets forth certain information concerning the executive officers of the Company as of May 14, 2010.

Name of Officer	Age	Officer Since	Position with the Company
Joseph F. Furlong, III	61	1998	Mr. Furlong has served as a Director of the Company since 1994, and as its President and CEO since November 1998. He served as president of Adirondack Capital Advisors, LLC, a financial advisory firm, from May 1996 until December 2002. Mr. Furlong served as a director of Advocat Inc., a long-term care company, from March 2001 until March 2002.

Stephen L. Clanton	58	2005	Mr. Clanton has served as the Company’s Executive Vice President and Chief Financial Officer since January 2005. From 1999 until 2004, Mr. Clanton served as senior vice president and chief financial officer of DESA, LLC, a manufacturer of residential heating products and specialty tools. Prior to that he was senior vice president and chief financial officer with International Comfort Products, a manufacturer of residential and light commercial HVAC equipment, and as executive vice president and chief financial officer with Falcon Products, a commercial furniture manufacturer. He also held positions with Emerson Electric Co. and Arthur Andersen & Co.

Frank D. Powers	61	2004	Mr. Powers has served as the Company’s Executive Vice President since November 2004 and as its Chief Operating Officer since February 2005. Mr. Powers served as an executive officer of Matria Healthcare, Inc., a provider of disease management services and obstetrical homecare, from 1996 until 2002. Prior to that he was an officer of Healthdyne, Inc. or an affiliate for over 12 years, during which time he spent a significant amount of time as president of the Home Care Group that provided products and services to the home care market.

James P. Reichmann, III	53	2007	Mr. Reichmann has served as the Company’s Senior Vice President, Sales & Marketing since June 2007. Mr. Reichmann previously served in the same capacity for the Company from February 2005 to November 2006. From November 2006 until June 2007, Mr. Reichmann served as president and chief operating officer of GlucoTec, Inc., which provided in-hospital management of post-surgical glucose levels. From February 1997 to February 2005, Mr. Reichmann was employed by Matria Healthcare, a provider of disease management services and obstetrical homecare. At Matria, Mr. Reichmann served as vice president of field operations for the Women’s Health Division, president of the Women’s Health Division, and corporate vice president for Strategic Sales.

Name of Officer	Age	Officer Since	Position with the Company
Robert J. Benson	37	2008	Mr. Benson has served as the Company’s Senior Vice President, Innovation & Technology since June 2008. From March 2005 until May 2008, Mr. Benson served as a Vice President and General Manager for PMSI, a subsidiary of Amerisource Bergen and provider of home medical equipment, home healthcare services, and pharmacy services. From June 2003 until March 2005, Mr. Benson served as the Director of Strategic Planning for PMSI.

COMPENSATION PLANS
     What equity compensation plans does the Company have in place?
     The following table provides information about the Company’s equity compensation plans in effect at December 31, 2009, aggregated for two categories of plans: those approved by stockholders and those not approved by stockholders.
     The Company has two equity compensation plans, the 1991 Plan and the 1995 Plan. The 1991 Plan was originally approved by the board in 1991 to provide additional incentives to the Company’s key employees and directors. As of December 31, 2009, there were 5,500,000 shares authorized under the 1991 Plan, of which options to purchase 2,736,000 shares were issued and outstanding and options to purchase 2,453,891 shares had previously been exercised, leaving 310,109 shares available for issuance. The 1995 Plan was originally approved by the board in 1995 to provide additional incentives to directors. As of December 31, 2009, there were 600,000 shares authorized under the 1995 Plan, of which options to purchase 570,000 shares were issued and outstanding and options to purchase 26,000 shares had previously been exercised, leaving 4,000 shares available for issuance.
Equity Compensation Plan Information

Number of securities
remaining available for
	Number of securities		future issuance
	to be issued upon	Weighted-average	under equity
	exercise of	exercise price of	compensation plans
	outstanding options,	outstanding options,	(excluding securities
Plan category	warrants and rights	warrants and rights	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	—	—

Equity compensation plans not approved by security holders	3,306,000	$1.49	314,109

Total	3,306,000	$1.49	314,109

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
     What compensation does the Company pay to its directors and executive officers?
     The following Summary Compensation Table shows the compensation we paid in 2009 and 2008 to our CEO and four most highly compensated executive officers other than the CEO who were serving as executive officers on December 31, 2009 (the “Named Executive Officers”).
Summary Compensation Table

Name and Principal		Salary	Bonus	Option	All Other		Total
Position	Fiscal Year	($)	($)	Awards* ($)	Compensation ($)		($)
Joseph F. Furlong, III,	2009	$550,000	$379,500	$34,000	$44,090	†	$1,007,590
President, Chief Executive Officer	2008	$550,000	$550,000	$190,000	$4,842,728	‡	$6,132,728

Frank D. Powers	2009	$325,000	$179,400	$13,600	$25,796	§	$543,796
Executive Vice President, Chief Operating Officer	2008	$318,750	$260,000	$76,000	$25,749	**	$680,499

Stephen L. Clanton	2009	$305,000	$105,225	$11,900	$10,238	††	$432,363
Executive Vice President, Chief Financial Officer	2008	$301,250	$152,500	$72,000	$10,125	‡‡	$535,875

James P. Reichmann, III	2009	$240,000	$82,800	$5,100	$20,945	§§	$348,845
Senior Vice President, Sales and Marketing	2008	$232,308	$120,000	$30,400	$20,795	***	$403,503

Robert J. Benson	2009	$220,000	$120,000	$4,250	$7,244	†††	$351,494
Senior Vice President, Innovation and Technology	2008	$114,231	$115,000	$20,100	$3,600	‡‡‡	$252,931

*	Amounts shown for option awards do not reflect compensation actually received by the named executive officers nor do they necessarily reflect the actual value that will be recognized by the named executive officers but, instead, are the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For a summary of the terms of these awards, see the Outstanding Option Awards at Fiscal Year-End table that follows. For a description of the assumptions made in computing the values reported in this column, see Note 3, Stock Based Compensation, and Note 5, Change of Control, in the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

†	This amount represents $1,838 in company 401(k) matching contributions, $100 that the company paid related to the use of a vehicle by Mr. Furlong, health insurance premiums of $20,366, and $21,786 that the Company paid for housing used by Mr. Furlong. The vehicle and housing usage are in lieu of expense reimbursement for such items based on a determination by the Company that this approach was more cost effective than expense reimbursement.

‡	This amount represents $1,725 in Company 401(k) matching contributions, $100 that the Company paid related to the use of a vehicle by Mr. Furlong, health insurance premiums of $17,806, $23,778 that the Company paid for housing used by Mr. Furlong, and $4,799,319 paid in connection with the change in control described herein (which consisted of a $3,300,000 change in control payment and a tax gross-up of $1,499,319). The vehicle and housing usage are in lieu of expense reimbursement for such items based on a determination by the Company that this approach was more cost effective than expense reimbursement.

§	This amount represents a vehicle allowance of $8,400 and $17,396 that the Company paid for housing used by Mr. Powers. The housing usage is in lieu of expense reimbursement for such item based on a determination by the Company that this approach was more cost effective than expense reimbursement.

**	This amount represents a vehicle allowance of $8,400 and $17,349 that the Company paid for housing used by Mr. Powers. The housing usage is in lieu of expense reimbursement for such item based on a determination by the Company that this approach was more cost effective than expense reimbursement.

††	This amount represents $1,838 in Company 401(k) matching contributions and a vehicle allowance of $8,400.

‡‡	This amount represents $1,725 in Company 401(k) matching contributions and a vehicle allowance of $8,400.

§§	This amount represents $1,257 in Company 401(k) matching contributions, $12,488 that the Company paid for housing used by Mr. Reichmann, and a vehicle allowance of $7,200. The housing usage is in lieu of expense reimbursement for such item based on a determination by the Company that this approach was more cost effective than expense reimbursement.

***	This amount represents $888 in Company 401(k) matching contributions, $12,707 that the Company paid for housing used by Mr. Reichmann, and a vehicle allowance of $7,200. The housing usage is in lieu of expense reimbursement for such item based on a determination by the company that this approach was more cost effective than expense reimbursement.

†††	This amount represents $44 in company 401(k) matching contributions and a vehicle allowance of $7,200.

‡‡‡	This amount represents a vehicle allowance of $3,600.

Narrative Disclosure to Summary Compensation Table
     The following discussion provides a description of any material factors necessary to an understanding of the information disclosed above in the Summary Compensation Table.
     How are annual incentives awarded to Named Executive Officers?
     Annual Incentive Awards. Annual incentive (bonus) awards are designed to focus management attention on key operational goals for the current fiscal year. The key operational goals are a combination of each executive’s area of responsibility and the overall financial performance by the Company. Specific weighting is not assigned for identified financial, strategic and management practices goals. Generally, Company executives have a target bonus of between 50% and 100% of their annual base salaries based upon achievement of their specific operational goals and the achievement by the Company of its financial targets. Specifically, the financial target is based upon 95% of the Company’s target EBITDA for the fiscal year, as determined in accordance with its annual budget approved by the board. The compensation committee continues to view EBITDA as a good measuring tool for overall performance in a healthcare services business dependent upon third party reimbursement. EBITDA also serves as a reasonable measure of cash flow, which is particularly important given the Company’s outstanding debt and lack of credit facility. The compensation committee reserves the ability to adjust upwards or downwards the bonus levels based upon achievement of other bonus criteria and the operations of the Company. For 2009 performance, the compensation committee awarded bonus awards to each of Messrs. Furlong, Powers, Clanton and Reichmann equal to 69% of the respective executive’s target bonus. For 2008 performance, the compensation committee awarded full bonus awards to these executives based on the target EBITDA achieved by the Company. Mr. Benson’s bonus in 2009 was $120,000, and his bonus in 2008 was comprised of an $85,000 performance bonus and a $30,000 signing bonus.
     In approving annual bonus awards, the compensation committee considered, among other factors, the Company’s revenue growth and profitability, the development and expansion of its business, improvement of management structures, the executive’s work during the year, past compensation, perceived contribution to the Company, level of responsibility, and any notable individual achievements or failings in the year in question. The bonuses paid to each named executive officer in 2009 and 2008 are set forth above in the Summary Compensation Table.
     Long-Term Equity Compensation. Both our 1991 Plan and our 1995 Plan permit grants of nonqualified stock options and other equity awards. We have not traditionally granted stock options to our executives pursuant to a set formula. The compensation committee determined in early 2006 to not establish the long term incentive program of cash and equity grants recommended by our compensation consultant. While this decision resulted in lower compensation to our executives than proposed by the consultant, the compensation committee determined that it was in the best interest of the Company to not establish that program. In recognition of the foregoing, the compensation committee has moved to considering stock option grants (albeit with a substantially lower value) on an annual basis. The compensation committee has not made and does not anticipate making any such grants in 2010.
Employment Agreements with Named Executive Officers
     The following is a summary of the employment agreements between the Company and each of the Named Executive Officers.
     Employment Agreement with Joseph F. Furlong, III. On November 26, 2008, we entered into an amended and restated employment agreement with Mr. Furlong, our CEO. This employment agreement, which was effective as of November 1, 2008, replaced his prior employment agreement dated

December 1, 2000, as amended on November 10, 2006 and on December 21, 2007. The amended and restated employment agreement memorialized the terms of the prior employment agreement, as amended, with the addition of the termination provisions described herein and certain clarifying changes.
     As previously disclosed, the acquisition by Highland Capital Management, L.P. of more than 35% of the Company’s shares in April 2007 created a change in control under Mr. Furlong’s employment agreement, which entitled Mr. Furlong to certain rights under the employment agreement in the event he or the Company terminated his employment for any reason within twelve months following such change in control. Accordingly, we entered into the December 21, 2007 amendment to the employment agreement, resulting in a change in control payment made to Mr. Furlong in 2008, a tax-gross-up payment to Mr. Furlong to pay for the taxes associated with such change in control payment, and a corresponding elimination of any future change in control payments. The December 21, 2007 amendment also required the Company to maintain $1,396,660 in a trust to provide for the Company’s obligation to repurchase Mr. Furlong’s stock options granted prior to January 2, 2008, and all of Mr. Furlong’s stock options outstanding on January 2, 2008 were deemed to be vested.
     Mr. Furlong’s employment agreement provides for an annual base salary of $550,000, subject to adjustment by the board of directors, and an annual incentive award target of 100% of his annual base salary. The employment agreement also requires the Company to reimburse Mr. Furlong for reasonable travel, accommodations, and other expenses incurred by Mr. Furlong in the performance of his duties. For fiscal year 2009, Mr. Furlong’s annual base salary was $550,000. The employment agreement is subject to automatic one-year extensions from its November 1st anniversary date. In the event of Mr. Furlong’s death, his employment agreement provides that all of his unvested stock options will be deemed fully vested.
     Employment Agreement with Frank D. Powers. Mr. Powers executed an employment agreement with the Company on April 26, 2005, which, by its terms, was effective February 9, 2005. Under the terms of Mr. Powers’ employment agreement, he receives an annual base salary of $260,000, subject to adjustment by the board, and an annual incentive award target of 80% of his annual base salary. For fiscal year 2009, Mr. Powers’ annual base salary was $325,000. In the event Mr. Powers receives a payment from the Company that constitutes an excess parachute payment under section 280G of the Internal Revenue Code, the employment agreement provides that the Company will indemnify Mr. Powers for any federal, state or local taxes incurred as a result of that excess parachute payment. On November 10, 2006, we entered into an amendment to the employment agreement in order to avoid the imposition of taxes, under Section 409A of the Internal Revenue Code, on certain payments to Mr. Powers.
     Employment Agreement with Stephen L. Clanton. Mr. Clanton entered into an employment agreement with the Company effective January 21, 2005. Under the terms of Mr. Clanton’s employment agreement, he receives an annual base salary of $290,000, subject to adjustment by the board, and an annual incentive award target of 50% of his annual base salary. In the event Mr. Clanton receives a payment from the Company that constitutes an excess parachute payment under section 280G of the Internal Revenue Code, the employment agreement provides that the Company will indemnify Mr. Clanton for any federal, state or local taxes incurred as a result of that excess parachute payment. For fiscal year 2009, Mr. Clanton’s annual base salary was $305,000. On November 10, 2006, we entered into an amendment to the employment agreement in order to avoid the imposition of taxes, under Section 409A of the Internal Revenue Code, on certain payments to Mr. Clanton.
     Offer Letter with James P. Reichmann. The Company entered into an offer letter with Mr. Reichmann on June 18, 2007. Under the terms of the offer letter, Mr. Reichmann receives a base salary of $200,000 per year, subject to adjustment by the board, and is eligible to receive annual incentive compensation of up to 40% of his annual base salary. For fiscal year 2009, Mr. Reichmann’s annual base salary was $240,000, and he was eligible to receive annual incentive compensation of up to 50% of this amount.
     Offer Letter with Robert J. Benson. The Company entered into an offer letter with Mr. Benson on April 23, 2008. Under the terms of the offer letter, Mr. Benson receives a base salary of $220,000 per year, subject to adjustment by the board, and is eligible to receive annual incentive compensation of up to 50% of his annual base salary. For fiscal year 2009, Mr. Benson’s annual base salary was $220,000.
     The foregoing summaries are qualified by reference to the actual agreements.

What equity awards were held by Named Executive Officers on December 31, 2009?
Outstanding Option Awards at Fiscal Year-End

	Number of	Number of
	Securities	Securities		Equity Incentive Plan
	Underlying	Underlying		Awards: Number of
	Unexercised	Unexercised		Securities Underlying
	Options	Options		Unexercised	Option Exercise	Option
Name	Exercisable	Unexercisable		Unearned Options	Price ($)	Expiration Date
Joseph F.	200,000	-0-		—	0.17	11/09/10	*
Furlong, III	300,000	-0-		—	1.80	02/25/14	*
	240,000	-0-		—	3.30	02/17/16	*
	245,000	-0-		—	1.60	02/27/17	*
	83,333	166,667	(a)	—	1.03	02/26/18	*
	-0-	200,000	(b)	—	0.22	02/25/19	*
	50,000	-0-		—	0.30	05/31/10	†
	5,000	-0-		—	0.22	12/31/10	†
	5,000	-0-		—	0.75	12/31/11	†
	5,000	-0-		—	0.15	12/31/12	†
	10,000	-0-		—	1.29	12/31/13	†
	10,000	-0-		—	3.46	12/31/14	†
	10,000	-0-		—	3.27	12/31/15	†
	10,000	-0-		—	1.40	12/31/16	†

Stephen L.	150,000	-0-		—	2.98	01/11/15	*
Clanton	90,000	-0-		—	3.30	02/17/16	*
	57,333	28,667	(c)	—	1.60	02/27/17	*
	31,666	63,334	(a)	—	1.03	02/26/18	*
	-0-	70,000	(b)	—	0.22	02/25/19	*

Frank D.	150,000	-0-		—	1.31	11/08/14	*
Powers	100,000	-0-		—	3.30	02/17/16	*
	60,000	30,000	(c)	—	1.60	02/27/17	*
	33,333	66,667	(a)	—	1.03	02/26/18	*
	-0-	80,000	(b)	—	0.22	02/25/19	*

James P.	26,250	8,750	(d)	—	2.40	06/18/17	*
Reichmann	30,000	10,000	(e)	—	1.25	10/31/17	*
	13,333	26,667	(a)	—	1.03	02/26/18	*
	-0-	30,000	(b)	—	0.22	02/25/19	*

Robert J.	10,000	20,000	(f)	—	0.91	06/09/18	*
Benson	-0-	25,000	(b)	—	0.22	02/25/19	*

*	Issued under the 1991 Plan.

†	Issued under the 1995 Plan.

(a)	Remaining unvested options vest on the second and third anniversaries of the February 26, 2008 grant date.

(b)	Remaining unvested options vest on the first, second and third anniversaries of the February 25, 2009 grant date.

(c)	Remaining unvested options vest on the third anniversary of the February 27, 2007 grant date.

(d)	Remaining unvested options vest on the third anniversary of the June 18, 2007 grant date.

(e)	Remaining unvested options vest on the third anniversary of the October 31, 2007 grant date.

(f)	Remaining unvested options vest on the second and third anniversaries of the June 9, 2008 grant date.

     What payments would we owe to our Named Executive Officers in the event of a termination or a change in control?
     We grant severance arrangements to our executive officers on a case-by-case basis. We believe that granting these arrangements to certain key employees is an important element in the retention of such employees. The payments potentially due to our Named Executive Officers in the event of a termination or change in control are described below.
     Joseph F. Furlong, III. If Mr. Furlong’s employment terminates due to a “without cause” termination or constructive discharge, then he will receive a lump sum payment equal to the sum of 100% of his base salary plus 100% of his target annual incentive award for the year of termination, as well as his pro rata target annual incentive award for the year of termination. At December 31, 2009 and based on his 2009 base salary and his target 2009 bonus, the total amount payable under the agreement to Mr. Furlong in the event of such a termination would have been $1,100,000. In the event of any such termination, Mr. Furlong may also require the Company to repurchase all or a portion of any options granted to him with an aggregate difference between the fair market value of one share of the Company’s common stock on the date of termination and the per share exercise price set forth in the options being redeemed. Additionally, in the event that Mr. Furlong is terminated without cause or due to a constructive discharge, all stock options granted to Mr. Furlong by the Company shall be deemed vested, and the Company shall cause such options to remain exercisable until the later of (i) the fifteenth day of the third month following the date on which the options would have expired following such termination or (ii) December 31 of the calendar year in which the option would have expired following such termination by its terms.
     Under Mr. Furlong’s employment agreement, “cause” is defined as a termination by the board of directors, acting in good faith, by written notice to Mr. Furlong specifying the event(s) relied upon for such termination, due to Mr. Furlong’s serious misconduct with respect to his duties under the employment agreement, which has resulted or is likely to result in material economic damage to the Company, including but not limited to a conviction for a felony or perpetration of a common law fraud; provided, however, except in the case of a conviction for a felony or a perpetration of a common law fraud, that the Company must provide such notice thirty days prior to termination and provide Mr. Furlong with the opportunity to cure such damage or likely damage, to the Company’s reasonable satisfaction, within thirty days of such notice. Under the employment agreement, “constructive discharge” is defined as a termination by Mr. Furlong as a result of a material diminution in Mr. Furlong’s compensation, authority, duties or responsibilities, a material change in the location at which Mr. Furlong is required to perform his duties, or a material breach of the employment agreement by the Company; provided, however, that Mr. Furlong must provide notice within thirty days of the circumstances giving rise to the constructive discharge and provide the Company with the opportunity to remedy the situation within thirty days of such notice.
     Unless Mr. Furlong is terminated without cause or due to a constructive discharge, he is prohibited from competing with the Company for one year following such termination.
     Frank D. Powers. In the event Mr. Powers’ employment terminates due to a “without cause” termination or constructive discharge, then he will receive a lump sum severance payment in an amount equal to his annual base salary as in effect at the time of termination. At December 31, 2009 and based on his 2009 base salary, the total amount payable under the agreement in the event of such a termination would have been $325,000. Additionally, in the event that Mr. Powers’ employment is terminated without cause or due to a constructive discharge, all stock options granted to Mr. Powers by the Company shall be deemed vested, and the Company shall cause such options to remain exercisable until the later of (i) the fifteenth day of the third month following the date on which the options would have expired following such termination or (ii) December 31 of the calendar year in which the option would have expired following such termination by its terms.

     In the event there is a change in control and the Company terminates Mr. Powers’ employment without cause either in contemplation of or within twelve months following such change in control or Mr. Powers’ employment is terminated due to a constructive discharge within twelve months following such change in control, Mr. Powers will be entitled to receive as a severance payment in a lump sum upon such termination an amount equal to the sum of: (i) an amount equal to two times his annual base salary as in effect at the time of termination; plus (ii) an amount equal to two times his annual incentive award for the previous fiscal year. Additionally, the Company will continue certain of Mr. Powers’ employee benefits for twenty-four months and any Company matching payments for corporate retirement plans will become fully vested. Under the terms of Mr. Powers’ employment agreement, a change in control is deemed to occur upon, among other things, the acquisition by any person of more than 50% of the Company’s voting securities. At December 31, 2009 and based on his 2009 base salary and his 2008 bonus, the total amount payable under the agreement to Mr. Powers in the event of such a termination would have been $1,170,000.
     Under Mr. Powers’ employment agreement, “cause” is defined as a termination by the board of directors, acting in good faith, by written notice to Mr. Powers specifying the event(s) relied upon for such termination, due to Mr. Powers’ serious misconduct with respect to his duties under the employment agreement, which has resulted or is likely to result in material economic damage to the Company, including but not limited to a conviction for a felony or perpetration of a common law fraud; provided, however, except in the case of a conviction for a felony or a perpetration of a common law fraud, that the Company must provide such notice thirty days prior to termination and provide Mr. Powers with the opportunity to cure such damage or likely damage, to the Company’s reasonable satisfaction, within thirty days of such notice. Under the employment agreement, “constructive discharge” is defined as a termination by Mr. Powers as a result of a failure of the Company to fulfill its obligations under the agreement in any material respect including any reduction in Mr. Powers’ base salary or other compensation other than reductions applicable to all employees of the Company, or other material change by the Company in the functions, duties or responsibilities of the position which would reduce the ranking or level, responsibility, importance or scope of Mr. Powers’ position; provided, however, that Mr. Powers must provide notice within thirty days of the circumstances giving rise to the constructive discharge and provide the Company with the opportunity to remedy the situation within thirty days of such notice.
     Upon termination of employment, Mr. Powers is prohibited from competing with the Company for one year, except in the case of a termination following a change in control, in which case he is prohibited from competing with the Company for two years.
     Stephen L. Clanton. In the event Mr. Clanton’s employment terminates due to a “without cause” termination or constructive discharge, then he will receive a lump sum severance payment in an amount equal to his annual base salary as in effect at the time of termination. At December 31, 2009 and based on his 2009 base salary, the total amount payable under the agreement in the event of such a termination would have been $305,000. Additionally, in the event that Mr. Clanton is terminated without cause or due to a constructive discharge, all stock options granted to Mr. Clanton by the Company shall be deemed vested, and the Company shall cause such options to remain exercisable until the later of (i) the fifteenth day of the third month following the date on which the options would have expired following such termination or (ii) December 31 of the calendar year in which the option would have expired following such termination by its terms.
     In the event there is a change in control and the Company terminates Mr. Clanton’s employment without cause either in contemplation of or within twelve months following such change in control or Mr. Clanton’s employment is terminated due to a constructive discharge within twelve months following such change in control, Mr. Clanton will be entitled to receive as a severance payment in a lump sum upon such termination an amount equal to the sum of: (i) an amount equal to two times his annual base salary as in effect at the time of termination; plus (ii) an amount equal to two times his annual incentive award for the previous fiscal year. Additionally, the Company will continue certain of Mr. Clanton’s employee benefits for twenty-four months and any Company matching payments for corporate retirement plans will become fully vested. Under the terms of Mr. Clanton’s employment agreement, a change in control is deemed to occur upon, among other things, the acquisition by any person of more than 50% of the Company’s voting securities. At December 31, 2009 and based on his 2009 base salary and his 2008 bonus, the total amount payable under the agreement to Mr. Clanton in the event of such a termination would have been $915,000.
     Under Mr. Clanton’s employment agreement, “cause” is defined as a termination by the board of directors, acting in good faith, by written notice to Mr. Clanton specifying the event(s) relied upon for such termination, due to Mr. Clanton’s serious misconduct with respect to his duties under the employment agreement, which has resulted or is likely to result in material economic damage to the Company, including but not limited to a conviction for a felony or perpetration of a common law fraud; provided, however, except in the case of a conviction for a felony or a perpetration of a common law fraud, that the Company must provide such notice thirty days prior to termination and provide Mr. Clanton with the opportunity to cure such damage or likely damage, to the Company’s reasonable satisfaction, within thirty days of such notice. Under the employment agreement, “constructive discharge” is defined as a termination by Mr. Clanton as a result of a failure of the Company to fulfill its obligations under the agreement in any material respect including any reduction in Mr. Clanton’s base salary or other compensation other than reductions applicable to all employees of the Company, or other material change by the Company in the functions, duties or responsibilities of the position which would reduce the ranking or level, responsibility, importance or scope of Mr. Clanton’s position; provided, however, that Mr. Clanton must provide notice within thirty days of the circumstances giving rise to the constructive discharge and provide the Company with the opportunity to remedy the situation within thirty days of such notice.
     Upon termination of employment, Mr. Clanton is prohibited from competing with the Company for one year, except in the case of a termination following a change in control, in which case he is prohibited from competing with the Company for two years.
     James P. Reichmann. The Company can terminate Mr. Reichmann’s employment at any time without stated cause, subject to certain conditions. Under the confidentiality, non-competition and severance pay agreement between the Company and Mr. Reichmann dated June 18, 2007, in the event that Mr. Reichmann is terminated or resigns under certain circumstances in the twelve months following a change in control of the Company, he is entitled to receive a severance payment equal to: 150% of his then current base salary, plus 150% of the greater of his annual incentive award for the previous year or his target annual incentive bonus for his first year of employment, in either case pro-rated for the number of months worked in the fiscal year when terminated, plus an amount equal to his monthly vehicle allowance (exclusive of gasoline and oil expense reimbursements) as in effect as of the time of termination, if any, multiplied by eighteen (18). Additionally, in the event of such a termination or resignation following a change in control, the Company would be required to pay the COBRA premium attributable to Mr. Reichmann’s medical and dental insurance benefits for a period of up to eighteen (18) months. At December 31, 2009 and based on his 2009 base salary, his 2008 bonus and his 2009 vehicle allowance, the total amount payable under the agreement to Mr. Reichmann in the event of such a termination, excluding obligations to make COBRA payments, would have been $550,800. Whether or not Mr. Reichmann’s employment is terminated, upon a change in control any stock options granted to Mr. Reichmann will be fully vested, subject to the terms of the governing stock option plan. If Mr. Reichmann is terminated without cause at a time when the Company has not experienced a change in control during the past twelve months, he is entitled to receive a severance payment equal to 100% of his then current base salary, plus his annual incentive award for the previous year pro-rated for the number of months worked in the fiscal year when terminated, plus an amount equal to his monthly vehicle allowance (exclusive of gasoline and oil expense reimbursements) as in effect as of the time of termination, if any, multiplied by twelve (12). Additionally, the Company would be required to pay the COBRA premium attributable to Mr. Reichmann’s medical and dental insurance benefits for a period of up to twelve (12) months. At December 31, 2009 and based on his 2009 base salary, his 2008 bonus and his 2009 vehicle allowance, the total amount payable under the agreement to Mr. Reichmann in the event of such a termination, excluding obligations to make COBRA payments, would have been $367,200. Also, in such a termination any stock options granted to Mr. Reichmann will be fully vested, subject to the terms of the governing stock option plan. Under the terms of Mr. Reichmann’s agreement, a change in control is deemed to occur upon, among other things, the acquisition by any person of more than 50% of the Company’s voting securities, and “cause” is defined as (i) the engagement by Mr. Reichmann in insubordination, malfeasance or misconduct, (ii) a charge or conviction of a felony offense or conviction of a misdemeanor involving moral turpitude brought against Mr. Reichmann, or (iii) a material breach by Mr. Reichmann of his obligations under the agreement. Upon termination of employment for any reason Mr. Reichmann is prohibited from competing with the Company for one year.
     Robert J. Benson. The Company can terminate Mr. Benson’s employment at any time without stated cause, subject to certain conditions. Under the confidentiality, non-competition and severance pay agreement between the Company and Mr. Benson dated April 24, 2009, in the event that Mr. Benson is terminated or resigns under certain circumstances in the twelve months following a change in control of the Company, he is entitled to receive a severance payment equal to: 100% of his then current base salary, plus 100% of his annual incentive award for the previous year, pro-rated for the number of months worked in the fiscal year when terminated, plus an amount equal to his monthly vehicle allowance (exclusive of gasoline and oil expense reimbursements) as in effect as of the time of termination, if any, multiplied by twelve (12). Additionally, in the event of such a termination or resignation following a change in control, the Company would be required to pay the COBRA premium attributable to Mr. Benson’s medical and dental insurance benefits for a period of up to twelve (12) months. At December 31, 2009 and based on his 2009 base salary, his 2008 bonus and his 2009 vehicle allowance, the total amount payable under the agreement to Mr. Benson in the event of such a termination, excluding obligations to make COBRA payments, would have been $342,200. Whether or not Mr. Benson’s employment is terminated, upon a change in control any stock options granted to Mr. Benson will be fully vested, subject to the terms of the governing stock option plan. If Mr. Benson is terminated without cause at a time when the Company has not experienced a change in control during the past twelve months, he is entitled to receive a severance payment equal to: 100% of his then current base salary, plus 100% of his annual incentive award for the previous year, pro-rated for the number of months worked in the fiscal year when terminated, plus an amount equal to his monthly vehicle allowance (exclusive of gasoline and oil expense reimbursements) as in effect as of the time of termination, if any, multiplied by twelve (12). Additionally, in the event of such a termination or resignation following a change in control, the Company would be required to pay the COBRA premium attributable to Mr. Benson’s medical and dental insurance benefits for a period of up to twelve (12) months. At December 31, 2009 and based on his 2009 base salary, his 2008 bonus and his 2009 vehicle allowance, the total amount payable under the agreement to Mr. Benson in the event of such a termination, excluding obligations to make COBRA payments, would have been $342,200. Also, in such a termination any stock options granted to Mr. Benson will be fully vested, subject to the terms of the governing stock option plan. Under the terms of Mr. Benson’s agreement, a change in control is deemed to occur upon, among other things, the acquisition by any person of more than 50% of the Company’s voting securities, and “cause” is defined as (i) the engagement by Mr. Benson in insubordination, malfeasance or misconduct, (ii) a charge or conviction of a felony offense or conviction of a misdemeanor involving moral turpitude brought against Mr. Benson, or (iii) a material breach by Mr. Benson of his obligations under the agreement. Upon termination of employment for any reason Mr. Benson is prohibited from competing with the Company for one year.

     How much compensation did we pay our directors during 2009?
Director Compensation

					Nonqualified
	Fees Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)[1]	($)	($)	($)	($)
W. Wayne Woody	$75,500	None	$1,000	-0-	N/A	-0-	$76,500
Henry T. Blackstock	$71,500	None	$1,000	-0-	N/A	-0-	$72,500
William C. O’Neil, Jr.	$65,500	None	$1,000	-0-	N/A	-0-	$66,500
Donald R. Millard	$81,500	None	$1,000	-0-	N/A	-0-	$82,500
     The Company pays directors who are not its officers or employees (currently Mr. Blackstock, Mr. Millard, Mr. Woody, and Mr. O’Neil) an annual fee of $30,000, $2,500 for each meeting of the board or any committee, provided that no fee is payable for committee meetings held on the same day as a board meeting (or the day immediately before or after), other than meetings of the special committee, and $500 for certain telephonic meetings of the special committee. In addition, the chairmen of each of the audit committee and the special committee receives an annual fee of $10,000, and the chairmen of each of the compensation committee and the nominating and corporate governance committee each receive an annual fee of $6,000. The Company reimburses all directors for actual expenses incurred in connection with attendance at board or committee meetings.
     Under the 1995 Plan, as amended, each director initially receives an option to acquire 50,000 shares of common stock upon joining the board, and each director receives an option to acquire 10,000 shares of common stock on December 31 of each year following the year such director was first elected to the board, so long as he served as a director for at least six (6) months during that year. As part of his most recent employment agreement, Mr. Furlong agreed that he would not receive this grant. The per-share exercise price of the options equals the closing market price of the common stock on the day immediately before the date of grant.
     Does the Company have a code of ethics for executive officers?
     The Company has a code of ethics for our executive officers, a copy of which can be provided to any person, without charge, upon written request. Any such request should be addressed to: American HomePatient, Inc., 5200 Maryland Way, Suite 400, Brentwood, Tennessee 37027-5018, Attention: Corporate Secretary.

[1]	Amounts shown for option awards do not reflect compensation actually received by the directors nor do they necessarily reflect the actual value that will be recognized by the directors but, instead, are the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     Has the Company entered into any arrangements with affiliated parties?
     The Company has not entered into any arrangements with affiliated parties.
     Does the Company have a policy in place with respect to contracts between the Company and persons affiliated with the Company?
     The Company has a policy that any transactions between the Company and its officers, directors and affiliates will be on terms as favorable to the Company as can be obtained from unaffiliated third parties. Such transactions with such persons will be subject to approval by the audit committee.
AUDIT COMMITTEE REPORT
     The audit committee provides assistance to the board in fulfilling its obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of American HomePatient. Among other things, the audit committee reviews and discusses with management and with American HomePatient’s outside auditors the results of the year-end audit of American HomePatient, including the audit report and audited financial statements. The board of directors, in its business judgment, has determined that all members of the audit committee are “independent” directors and are qualified to serve on the audit committee pursuant to the Nasdaq listing standards. The audit committee has adopted a written charter, a copy of which is available on the Company’s website at www.ahom.com. The audit committee reviews and reassesses the adequacy of the audit committee charter annually.
     As set forth in the charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.
     In connection with its review of American HomePatient’s audited financial statements for the fiscal year ended December 31, 2009, the audit committee reviewed and discussed the audited financial statements with management and the independent auditors, and discussed with the Company’s independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as currently in effect. In addition, the audit committee received the written disclosures and the letter from KPMG LLP (“KPMG”) required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and discussed with KPMG their independence from American HomePatient. The audit committee has determined that the provision of non-audit services rendered by KPMG to American HomePatient is compatible with maintaining the independence of KPMG from American HomePatient, but the audit committee will periodically review the non-audit services rendered by KPMG.
     Members of the audit committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”
     Based on the review and discussions referred to above and subject to the limitations on the role and responsibilities of the audit committee referred to above and in the charter, the audit committee recommended to American HomePatient’s board of directors that the audited financial statements be included in American HomePatient’s annual report on Form 10-K for its fiscal year ended December 31, 2009, for filing with the SEC.
     Who are the members of the audit committee?
     The members of the audit committee are Mr. Blackstock, Mr. Millard, Mr. Woody and Mr. O’Neil.
INDEPENDENT AUDITORS
     Who are the Company’s independent auditors?
     The Company’s audit committee has selected KPMG as the Company’s principal independent accountant for the 2010 fiscal year. KPMG served as the Company’s principal independent accountant for the 2009, 2008 and 2007 fiscal years. Representatives from KPMG are expected to be present at the annual meeting, and will have an opportunity to make a statement if they desire to do so. KPMG representatives are expected to be available to respond to appropriate questions.
AUDITOR FEES
     What fees were paid to the Company’s independent auditors during fiscal years 2009 and 2008?
     The total fees incurred with our auditors for the fiscal years ended December 31, 2009 and December 31, 2008 were as follows:
     Audit Fees. For professional services rendered for the audit of the Company’s annual financial statements in the Company’s Forms 10-K and the reviews of the financial statements included in the Company’s Forms 10-Q for those fiscal years, the Company incurred aggregate fees and expenses of approximately $611,200 by KPMG for the fiscal year ended December 31, 2009, and $598,000 by KPMG for the fiscal year ended December 31, 2008. Additionally, the Company incurred fees of approximately $159,500 and $155,000 by KPMG for the audits of certain unconsolidated joint ventures for the years ended December 31, 2009 and December 31, 2008, respectively.
     Audit Related Fees. The Company incurred aggregate audit related fees and expenses of approximately $141,500 by KPMG for the fiscal year ended December 31, 2009. Of these fees and expenses, $108,800 related to preparation for attestation in connection with Section 404 of the Sarbanes-Oxley Act of 2002 that was ultimately not required for 2009, and $32,700 related to assistance with the Company’s responses to certain SEC comment letters.
     Tax Fees. The Company did not engage its auditors for the provision of tax compliance, tax advice, or tax planning professional services for the fiscal years ended December 31, 2009 and December 31, 2008.
     All Other Fees. None.

     What is the Company’s policy with respect to approval of audit and non-audit services provided by the Company’s auditors?
     All the services described above were approved by our audit committee. In accordance with the charter of our audit committee and consistent with the policies of the SEC, all auditing services and all non-audit services to be provided by any independent auditor of the Company shall be pre-approved by the audit committee. In assessing requests for services by the independent auditor, the audit committee considers whether such services are consistent with the auditor’s independence, whether the independent auditor is likely to provide the most effective and efficient service based upon their familiarity with the Company, and whether the service could enhance the Company’s ability to manage or control risk or improve audit quality.
     The audit committee has considered whether the provision of these services is compatible with maintaining the principal accountant’s independence.
     SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of the registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Such executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. The SEC requires public companies to disclose in their proxy statements whether persons required to make such filings missed or made late filings. Based on a review of forms filed by its reporting persons during the last fiscal year, the Company believes that they complied with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

PROPOSAL 2
REINCORPORATION IN NEVADA
How will the reincorporation be structured?
     We have entered into a Restructuring Support Agreement with our senior lenders and largest shareholder in order to address our senior debt maturity issue. Our $226 million senior debt became due on August 1, 2009 and we were unable to repay or refinance it. Pursuant to that restructuring agreement, we are proposing to change our state of incorporation from Delaware to Nevada, which we refer to as the “reincorporation,” as the first step in a series of transactions that are expected to result in you receiving $0.67 per share for each Company share owned by you. When we refer to “you” or “your shares” in the context of the repurchase of Company shares for $0.67 per share, we mean, respectively, stockholders other than Highland and its affiliates, and shares of the Company other than shares owned by Highland and its affiliates. As a result of these transactions, the Company would cease to be a publicly traded company and would be owned solely by Highland and its affiliates.
     The reincorporation would be effected through the merger of the Company with a recently formed Delaware corporation (which is named AHP DE Merger Corp., and which we refer to as the “Merger Sub”) that is a wholly owned subsidiary of another recently formed Nevada corporation (which is named AHP NV Corp., but will change its name to American HomePatient, Inc. immediately prior to the merger, and which we refer to as “AHP Nevada”), which is in turn a wholly owned subsidiary of the Company. In the merger, the Company will survive as a wholly owned subsidiary of AHP Nevada. Further, each outstanding share of common stock of the Company will be converted into a share of common stock in AHP Nevada. This means that you will own shares of the Company, a Delaware corporation, prior to the reincorporation and will own shares of AHP Nevada, a Nevada corporation, following the reincorporation.
     The reincorporation will be accomplished pursuant to an Agreement and Plan of Merger, or “merger agreement,” in substantially the form attached as Appendix A to this proxy statement. As a result of the reincorporation:
•	There will be no change in our business, management, employees, headquarters, benefit plans, or consolidated assets, liabilities or net worth (other than as a result of the costs incident to the reincorporation, which we expect to be immaterial);
•	Your shares of common stock of the Company will automatically be converted into an equivalent number of shares of common stock of AHP Nevada. YOU WILL NOT NEED TO EXCHANGE YOUR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF AHP NEVADA.
•	All outstanding options to purchase shares of the Company’s common stock will be automatically converted into comparable options to purchase shares of AHP Nevada common stock.
•	We will be governed by new articles of incorporation under Nevada law in the form attached as Appendix B.
•	We will adopt new bylaws under Nevada law in the form attached as Appendix C.
     Upon completion of the reincorporation, the authorized capital stock of AHP Nevada will consist of 17,573,389 shares of common stock, $0.01 par value, which is identical to the existing authorized capital stock of the Company. Our common stock is currently quoted on the Over-the-Counter Bulletin

Board. We believe that the common stock of AHP Nevada will also be quoted on the Over-the-Counter Bulletin Board immediately after the reincorporation.
Why is the Company undertaking the reincorporation?
     We are undertaking the reincorporation as the first step in a series of transactions that if completed as planned will result in the repurchase of your shares by the Company for $0.67 per share. This repurchase would not be possible if the Company remained incorporated in Delaware. A Delaware corporation is prohibited from repurchasing its own shares if after giving effect to such purchase its net assets would be less than its capital. Nevada law differs and would permit such a repurchase. Reincorporation in Nevada is, therefore, a necessary step in carrying out the repurchase as contemplated by the Restructuring Support Agreement.
What transactions are contemplated by the Restructuring Support Agreement?
     A copy of the Restructuring Support Agreement is attached as Appendix D to this proxy statement. This agreement requires us, subject to a series of conditions including the approval by our stockholders of the reincorporation, to undertake a series of transactions, including the reincorporation, a self-tender offer by AHP Nevada to repurchase your shares at $0.67 per share, a subsequent restructuring of our secured debt, and a follow-on merger that would make AHP Nevada a private company.
     Pursuant to the Restructuring Support Agreement:
     • We agreed to retire at a 15% discount a portion of our outstanding secured debt obligations held by a single entity that is equal to approximately 4.5% of the total outstanding secured debt. This retirement was consummated on April 28, 2010.
     • We agreed to contribute $6,600,000 to AHP Nevada, and, in exchange, AHP Nevada will guarantee all of our outstanding debt obligations.
     • We made certain representations and warranties to Highland and our other lenders, including representations regarding our capitalization, our stock options, our filings with the SEC, our liabilities, the stockholder vote required for the reincorporation, and the formation of Merger Sub and AHP Nevada. These representations and warranties were made for the benefit of Highland and our other lenders, were made as of a specific date, and may have been intended not as statements of fact, but rather as a way of allocating the risk among the parties if those statements prove to be incorrect.
     • Highland and its affiliate, who collectively beneficially own approximately 48% of the outstanding common stock of the Company as of the date of the Restructuring Support Agreement, each agreed to vote their stock in favor of the reincorporation.
     • Conditioned upon approval of the reincorporation by our stockholders, we agreed to carry out the reincorporation.
     • If the reincorporation is approved and carried out as described above, we agreed that AHP Nevada will then commence a self-tender offer to you at $0.67 per share. This tender offer will not occur if the reincorporation is not approved. This communication is not an offer to participate in the self-tender offer. When and if the self-tender offer is commenced, a tender offer statement and additional materials will be made available by AHP Nevada. IN THAT EVENT, STOCKHOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT AND RELATED MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain these materials free of charge on the SEC’s website, www.sec.gov, and will receive information at an appropriate time on how to obtain transaction-related documents for free from the Company. Such documents are not currently available and their availability is subject to the determination to commence the self-tender offer.
     • In the event the self-tender offer is accepted by a number of our stockholders other than Highland and its affiliates holding shares that together with the shares owned by Highland and its affiliates represent at least 90% of the number of its outstanding shares, and subject to other customary closing conditions, AHP Nevada agreed that it would repurchase all of the tendered shares.
     • If the self-tender offer is closed, our secured creditors have agreed to immediately restructure the debt of AHP Nevada into two four-year secured term loans. This debt restructuring will not occur if the tender offer does not close. The first lien term loan would have a principal amount of approximately $100.0 million, and the second lien term loan would have a principal amount of approximately $126.4 million. The second lien term loan would bear a higher rate of interest than the first lien term loan, and the substantial majority of interest under the second lien term loan could be paid in kind at our election, but the second lien term loan would rank junior in priority pursuant to the terms of a customary intercreditor agreement. Both term loans would have a variable interest rate component, but in all instances would bear interest at a rate higher than the current 6.785% fixed interest rate on our matured senior debt.
     • If the self-tender offer is completed, Highland has agreed to initiate a follow-on merger at the conclusion of the self-tender offer pursuant to which shares of common stock in AHP Nevada not tendered and not held by Highland and its affiliates would be cancelled in exchange for $0.67 per share. Highland and its affiliate then would cause AHP Nevada to de-register its stock pursuant to federal securities laws.
     In summary, if the transactions as described above are carried out as contemplated, each current stockholder of the Company, with the exception of Highland and its affiliates, would receive $0.67 per share for their stock and the Company would become a private company.
     If the transactions as described above are not carried out as contemplated, the Company will remain in default of its obligations to its senior lenders, the restructuring of its long-term debt will not occur, and the Company may make a Chapter 11 bankruptcy filing. The outcome for Company stockholders in any bankruptcy would be highly uncertain.
     BACKGROUND TO THE REINCORPORATION AND RELATED TRANSACTIONS
     Our board of directors, as well as a special committee of disinterested directors consisting of all of our directors except Mr. Furlong (we refer to this committee as the “Special Committee”), approved entering into the Restructuring Support Agreement, which requires us to undertake a series of transactions, the first step of which is the reincorporation described above.
     The decision of our board of directors and Special Committee to enter into the Restructuring Support Agreement was the result of a deliberative process taken over many months to evaluate the Company’s alternatives in light of the Company’s inability to pay-off or refinance approximately $226 million in debt that became due on August 1, 2009. A chronology of events leading up to the board’s decision to enter into the Restructuring Support Agreement is provided below.
     At a meeting on April 10, 2009, the board of directors met and discussed Highland’s overtures to the Company concerning a possible buy-out of stockholders at a nominal price or a restructuring in which stockholders would retain a small ownership interest in the Company. This possibility was presented by

Highland as a means of addressing outside of the bankruptcy process the Company debt that would mature in August. The board discussed the possibility of a transaction with Highland and the board of directors’ prior efforts to address the debt maturity issue, as well as the apparent unwillingness of the debt holders to restructure or extend the maturity of the debt, as well as the inability to refinance the debt with new lenders. The board then created the Special Committee to consider a transaction with Highland and all alternatives to such a transaction. The Special Committee met for the first time immediately following this Board meeting and discussed the best approach to responding to Highland. The Special Committee appointed Donald Millard as Chairman of the Committee and instructed him to work with management and outside professionals to coordinate activities between Special Committee meetings. The Special Committee then discussed engaging a financial advisor and identified two potential financial advisors to interview.
     Between the first Special Committee meeting and April 22, 2009, the Special Committee and its legal advisors discussed the potential engagement with the two financial advisors and solicited written proposals from each. The Special Committee then met on April 22 to discuss the written presentations of the two firms and determined to hire Raymond James & Associates, Inc. (“Raymond James”), subject to clarifying the terms of its fee arrangement. The Special Committee also discussed a request from Highland that the Company agree to pay Highland’s financial and legal advisors for recent and future work related to the Company. The Special Committee determined to ask Highland for additional detail and to first engage a financial advisor before responding to the fee request. The Special Committee and Raymond James agreed to terms shortly following the April 22nd meeting, and Raymond James was instructed to begin preliminary analysis work.
     The Special Committee then met on May 5, 2009, and the Special Committee’s legal advisors updated it on additional details concerning Highland’s fee request. The Special Committee also discussed the fee request with Raymond James and did not approve the fee request. Raymond James also discussed with the Special Committee its preliminary views concerning the two types of transactions Highland had previously mentioned, either (i) a going private transaction that would provide for the cash-out of Company stockholders, or (ii) a recapitalization transaction in which existing debt would be exchanged for equity and in which current stockholders would remain as minority stockholders, subject to the recapitalization dilution, in the Company. The Special Committee instructed its chairman, along with Mr. Furlong, to continue the dialogue with Highland.
     The Special Committee met again on May 19, 2009 and received an update from the Special Committee chairman on his recent meeting, along with Mr. Furlong, with representatives of Highland. The chairman indicated that he and Mr. Furlong had communicated to Highland that the Special Committee was considering the two types of transactions Highland had mentioned, the going private cash-out and the recapitalization. They and Highland discussed in detail the advantages and disadvantages of each approach as well as Highland’s ability and willingness to close either transaction. The Special Committee Chairman noted that Highland did not appear to be willing or able to provide cash to fund a cash-out transaction and that Company cash appeared to be the only possible source of funding such a transaction. Raymond James then discussed its preliminary views of the two types of transactions, and the Special Committee discussed with Raymond James its views of both these transactions and other alternatives, including a possible combination with a major competitor.
     In the period following the May 19th meeting, the Special Committee chairman led further discussions with Highland. On May 28, 2009, the Special Committee met again. The chairman reported that Highland had asked for a per share cash-out price that the Special Committee could support. The Chairman noted that he told Highland that it was premature to discuss such a price as there was an ongoing analysis by the Special Committee and its advisors that had not been completed. Raymond James then discussed with the Special Committee its ongoing analysis concerning a cash-out, going private transaction and an equity recapitalization. There was discussion concerning the minimum cash needs of the Company following either type of transaction based on the minimum cash balance estimate provided by the Company’s management to fund working capital needs, interest payments, and other cash disbursements.
     At this May 28th meeting, Raymond James and the Special Committee also discussed a range of possible cash-out prices and the merits of an equity recapitalization that restructured the senior debt and allowed stockholders to retain an interest in the Company. The Special Committee discussed the risks to stockholders of holding minority equity stakes in a company dominated by a stockholder holding a super-majority position. The Special Committee also discussed potential acquirors for the Company, noting prior unsuccessful efforts by the Company to identify a potential buyer and noting the potential negative effect of Highland’s substantial ownership position on a potential acquirer. The Special Committee, after discussion, instructed Raymond James to contact two companies that it believed were the only realistic potential acquirors given the nature of the relevant market and the results of prior “market checks” done on behalf of the Company. The Special Committee also discussed the possibility of attempting to restructure the Company’s debt through a bankruptcy reorganization. In light of the impending maturity of the Company’s secured debt, the Special Committee instructed its advisors and Company management to start planning for a bankruptcy filing in order to preserve the Company’s ability to initiate bankruptcy proceedings if a transaction that was fair to the stockholders could not be reached with the debt holders or Highland. The Special Committee also directed the chairman and Mr. Furlong to meet with Highland for further discussion. Based on the preliminary discussions and financial analysis, the Special Committee instructed them to take an aggressive initial position on a buyout in the range of $0.80-$1.20 per share or higher if in the chairman’s opinion it became necessary or appropriate to discuss pricing.
     The Special Committee chairman and Mr. Furlong met with Highland the week of June 1, 2009. They discussed with Highland various possibilities including a bankruptcy filing, debt restructuring, recapitalization and a buyout by Highland of the Company’s other stockholders. Highland again indicated that it may be unable or unwilling to pay cash for the shares, so there was a discussion of the possibility of using excess Company cash to cash-out non-Highland stockholders. The chairman indicated that the Special Committee could support a transaction in which non-Highland stockholders would receive $13.0 million of the Company’ cash, which equated to approximately $1.30 per share. Highland’s initial response was very negative. Highland reiterated its position that the equity had no value at all. It also reiterated its position that it might be willing to pay a very modest premium to the current trading price of $0.26. Discussions continued and Highland ultimately indicated that it might support a transaction that used Company cash equal to approximately $0.60 per share. Highland also reiterated its demand to have its legal fees paid as a condition to any transaction.
     The Special Committee met on June 5, 2009 to review and consider the Highland discussions. After discussing the Highland proposal with Raymond James at the meeting and considering the available financial analysis, the Special Committee authorized the Chairman to respond by indicating that $0.90 a share might be acceptable. The Special Committee instructed the Chairman to continue the dialogue at prices between $0.80 and $0.90 per share but not below that level without further discussion by the Special Committee.
     In the following three weeks, there were several calls between the Chairman and Highland. Highland ultimately proposed a cash-out amount equal to $0.67 per share to non-Highland stockholders. Highland also indicated that this was their best and final offer. Highland reiterated their belief that the equity had no value at all, that they were prepared to pursue their rights as a lender, and that their legal fees would have to be paid by the Company in order for a cash-out transaction to be completed. Highland also noted that it would have to work with other debt holders to secure their agreement to restructuring the debt, which might not be possible.

     The Special Committee then met on June 30, 2009, to discuss Highland’s offer. The Special Committee discussed whether it was possible to induce Highland to raise its offer, the risks and benefits of a potential bankruptcy filing, and the current operating environment for the Company. In addition, Raymond James reported that it had approached the two parties it had been asked to contact and that neither had any interest in entering into discussions with the Company or discussing or evaluating a potential combination. Raymond James also noted the particularly negative general industry views that were expressed by those parties. Raymond James also discussed with the Special Committee recent industry transactions and trading valuations for other selected companies.
     The Special Committee then discussed with management and advisors the range of potential outcomes for stockholders from a bankruptcy filing and concluded that the outcome for stockholders in a bankruptcy filing was highly uncertain. After these discussions, the Special Committee voted to move forward to negotiate the terms of a $0.67 a share cash-out self-tender to non-Highland stockholders, to agree to pay Highland’s reasonable legal fees going forward in order to complete a transaction, to begin working out the details of the transaction with other debt holders, and to negotiate a forbearance agreement with the lenders in order to give the parties sufficient time to negotiate the cash-out transaction.
     In July, the Company and its advisors negotiated with Highland and the other debt holders, and on July 31, 2009, the Company and the holders of a majority of the senior debt entered into a forbearance agreement (the “Forbearance Agreement”) that provided that the debt holders would not exercise prior to September 1, 2009 their rights and remedies for the Company’s failure repay its debt in full on August 1, 2009. During August, the Special Committee’s legal advisors began negotiating the terms of the transactions with Highland and other debt holders. At the same time, Highland reported that it was involved in discussions with other debt holders concerning the terms of a debt restructuring that would be required to follow the tender offer. The Forbearance Agreement was subsequently extended by the debt holders and the Company in the following months in order to allow additional time to reach a final agreement with all debt holders as Highland was not able to get the consent of all the debt holders necessary to finalize the self-tender.
     The Special Committee met on November 4, 2009 and discussed the ongoing extensions of the Forbearance Agreement and Highland’s ongoing negotiations with other debt holders. The Special Committee also discussed a draft of the Restructuring Support Agreement and in particular discussed the need to reincorporate in Nevada and to seek shareholder approval for this reincorporation in order to be able to pay the tender offer proceeds to stockholders from Company cash. The Special Committee then authorized management, the Special Committee chairman, and its legal advisors to continue to negotiate with the lenders to attempt to reach agreement that could be brought back to the Special Committee for consideration. The Special Committee also requested that management prepare cash flow projections assuming the transactions were completed that would enable them to assess the Company’s subsequent financial position.
     On December 8, 2009, the Special Committee met and discussed, following an update from the Special Committee Chairman and legal counsel, the status of negotiations with Highland concerning the possible reincorporation and self tender offer. In connection with this discussion, Company management presented detailed cash flow projections prepared by management at the request of the Special Committee that analyzed the ability of the Company to complete the restructuring and comply with the terms of the new credit facility and pay its restructured debts under various scenarios. The Special Committee discussed this analysis at length with Company management.
     Negotiations continued thereafter, both between the Company and Highland and between Highland and the other lenders. The lenders also requested the ability to perform additional due diligence investigation on the Company’s operations during this period. During this period, one of the lenders that objected to the proposed transactions agreed to exchange its interest in the debt with Highland affiliates.
     The board of directors, including the Special Committee members, met on February 18, 2010. They discussed, among other items, the ongoing Highland due diligence investigation and potential obstacles to entering into the Restructuring Support Agreement, including the unwillingness of one lender to proceed with the proposed series of transactions as currently contemplated. It was noted that Highland had attempted to negotiate the purchase of that debt but was unsuccessful. After discussion, the board authorized the Company’s management and legal advisors to explore a repayment of the debt held by that party on terms that would be acceptable to the Company’s other lenders, in order to facilitate the transactions for the benefit of the Company’s stockholders.
     The Special Committee then met on March 25, 2010, and discussed the status of ongoing negotiations. At the request of the Special Committee, the Company’s management briefed the Special Committee on updated cash flow projections to assess the ability of the Company to fund the self-tender and the debt repurchase and to assess the Company’s subsequent financial position. This analysis reviewed various scenarios based upon a variety of assumptions related to operational results, reimbursement rates and market conditions. After receiving these reports, the Special Committee concluded that the Company should have no problem paying its debts as they come due given the anticipated terms of the restructured senior secured debt. Based on these reports and input from its advisors, the Special Committee also determined that there still was no alternative source for refinancing the Company’s senior secured debt and that the prospects for stockholders in a bankruptcy remained highly uncertain. Raymond James then led the Special Committee through a detailed review of valuation-related information related to the self-tender offer contemplated by the Restructuring Support Agreement. The Special Committee’s legal counsel then discussed the key terms of the current version of the Restructuring Support Agreement and the documents related to the proposed debt repurchase. At the conclusion of the meeting, the Special Committee determined that pursuing the transactions contemplated under the Restructuring Support Agreement were in the best interests of non-Highland stockholders.
     Between March 25 and April 21, 2010, negotiations continued regarding the partial debt repurchase, and work continued to obtain necessary approval of the restructuring from other holders of senior secured debt. On April 21, 2010, the Special Committee met and discussed the status of the ongoing negotiations, including negotiations to repurchase debt held by a lender that indicated it was unwilling to support the proposed transactions. The Special Committee, after discussion, approved the debt repurchase at a 15% discount, subject to the approval of the other lenders, and directed management to attempt to negotiate the repurchase in a manner that would make that repurchase simultaneous with the signing of the Restructuring Support Agreement. The Special Committee also approved entering an agreement to pay certain legal fees of counsel to the lenders, not to exceed $100,000.
     During the subsequent week, the Company continued to negotiate the terms of the transactions with Highland and the continuing lenders, while also negotiating the terms of the debt repurchase from the non-continuing lender. These negotiations were completed on April 27, 2010.
     On the evening of April 27, 2010, the Special Committee, representatives of Raymond James, and legal counsel met via telephone. The Special Committee received an update on negotiations and a detailed summary of the key terms of the final Restructuring Support Agreement and debt repurchase agreements. Raymond James then led a discussion regarding the analyses it had performed in considering the fairness of the $0.67 per share cash-out price to be received by holders of Company common stock (other than Highland Capital Management, L.P., the Company, AHP Nevada, and their respective affiliates). Raymond James and the Special Committee conducted this discussion with knowledge that the Company’s stock price had increased from its prior price of $0.22 during the preceding nine trading days, and had traded for the previous two days at prices above $0.67 per share.
     Following this discussion, the Special Committee then entered into a discussion of the proposed transactions and determined for a final time that, because the lenders were unlikely to extend the forbearance agreement if the Company did not proceed with the proposed transaction, the only realistic alternative to the transaction was a bankruptcy filing, which did not appear to be in the best interests of the Company or its stockholders. The Special Committee then received from Raymond James its oral opinion, subsequently confirmed by delivery of a written opinion, dated April 27, 2010, that as of that date and based on and subject to the factors and assumptions described in its opinion, the $0.67 per share to be received by holders of Company common stock (other than Highland Capital Management, L.P., the Company, AHP Nevada, and their respective affiliates), as contemplated in the Restructuring Support Agreement, was fair, from a financial point of view, to such stockholders. After further discussion, the Special Committee by a unanimous vote of all members, authorized entering into the Restructuring Support Agreement and pursuing the transactions set forth in that agreement.
     Following the conclusion of this meeting, the Company, Highland and the lenders finalized the transaction documentation and the parties executed the Restructuring Support Agreement.
     Also on April 27, 2010, the Company entered into the agreement to purchase at a 15% discount $10,157,078 in Company debt held by a single lender. This repurchase reduced the Company’s senior debt by approximately 4.49%.
     Prior to the opening of business on April 28, 2010, the Company issued a press release announcing that it had entered into the Restructuring Support Agreement related to the proposed reincorporation, the self-tender offer, and the subsequent debt restructuring.
OPINION OF THE SPECIAL COMMITTEE’S FINANCIAL ADVISOR
     Pursuant to an engagement letter dated April 27, 2009, as amended, we retained Raymond James as exclusive financial advisor to the Special Committee in connection with the proposed self-tender offer (the “Offer”) under the Restructuring Support Agreement. At the meeting of the Special Committee on April 27, 2010, Raymond James delivered to the Special Committee its opinion that, as of such date and based upon, and subject to, various qualifications and assumptions described with respect to its opinion, the consideration to be received by holders of Company common stock (other than Highland Capital Management, L.P., the Company, AHP Nevada, and their respective affiliates) in the Offer was fair, from a financial point of view, to such holders.
     The full text of the written opinion of Raymond James, dated April 27, 2010, which sets forth assumptions made, matters considered, and limits on the scope of review undertaken, is attached as Appendix E to this proxy statement. Raymond James’s opinion, which is addressed to the Special Committee, is directed only to the fairness, from a financial point of view, to the holders of Company common stock (other than Highland Capital Management, L.P., the Company, AHP Nevada, and their respective affiliates), of the consideration to be received in the proposed Offer by such holders. Raymond James expressed no opinion as to the underlying business decision to effect, the structure or tax consequences of, or the availability or advisability of any alternatives to, the Offer or any of the other transactions contemplated by the Restructuring Support Agreement. Without limiting the foregoing, Raymond James’s opinion does not address any aspect of the purchase of the Patriarch Interest (as defined in the Restructuring Support Agreement), the Reorganization Merger or the Debt Restructuring (as defined in the Restructuring Support Agreement) or any other transaction contemplated by the Restructuring Support Agreement, other than the Offer. Raymond James expressed no opinion with respect to any other reasons, legal, business, or otherwise, that may support the decision of the Special

Committee to approve or consummate the Offer or any of the other transactions described in the Restructuring Support Agreement. Raymond James’s opinion does not constitute a recommendation to the Special Committee or any holder of the Company’s common stock or AHP Nevada’s common stock or any other person regarding whether to tender their shares in the proposed Offer or otherwise how to act with respect to any of the transactions described in the Restructuring Support Agreement or any other matter. Raymond James expressed no opinion as to the trading price of the Company’s common stock or AHP Nevada’s common stock at any time. Raymond James did not consider, and its opinion does not address, any compensation or other consideration that may be paid in connection with, or as a result of, the Offer or the other transactions described in the Restructuring Support Agreement to Company securities holders, creditors, directors, officers, employees, or others. Raymond James’s opinion was authorized for issuance by the Fairness Opinion Committee of Raymond James. The summary of the opinion of Raymond James set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. Holders of Company common stock are urged to read this opinion in its entirety.
In arriving at its opinion, Raymond James, among other things:
•	reviewed the financial terms and conditions as stated in the April 27, 2010 draft of the Restructuring Support Agreement;
•	reviewed the Company’s annual reports filed on Form 10-K for the fiscal years ended December 31, 2008 and December 31, 2009;
•	reviewed certain other publicly available information on the Company;
•	reviewed other Company financial and operating information provided by Company management, including financial forecasts and estimates and liquidation values;
•	reviewed the historical stock price and trading activity for the shares of the Company’s common stock;
•	discussed the Company’s operations, historical financial results, and future prospects with members of the senior management team of the Company;
•	discussed with senior management of the Company certain information related to the aforementioned;
•	compared financial and stock market information for the Company with similar information for certain other companies with publicly-traded equity securities;
•	reviewed the financial terms and conditions of certain recent business combinations involving companies in businesses that Raymond James deemed to be sufficiently similar to those of the Company; and
•	considered such other quantitative and qualitative factors that Raymond James deemed to be relevant to its evaluation.
     Raymond James did not assume responsibility for independent verification of, and did not independently verify, any information, whether furnished to it by the Company, or any other party on its behalf, or otherwise reviewed by Raymond James, in connection with the rendering of its opinion. For purposes of its opinion, Raymond James assumed and relied upon, with permission from the Special Committee, the accuracy and completeness of all such information. Raymond James did not prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company. With respect to financial forecasts and estimates, and liquidation values, provided to or otherwise reviewed by Raymond James, Raymond James assumed, with permission from the Special Committee, that such forecasts, estimates and values had been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management. Raymond James also relied upon each party to advise Raymond James promptly if any information previously provided became inaccurate or was required to be updated during the period of its review. Raymond James expressed no view as to any such forecasts, estimates or liquidation values or the bases and assumptions on which they were prepared. With the consent of the Special Committee, Raymond James also assumed that, absent the transactions contemplated by the Restructuring Support Agreement, the Company may make a Chapter 11 bankruptcy filing, and that, in any bankruptcy proceeding, the consideration, if any, that holders of the Company’s common stock would receive for their shares would be highly uncertain. Raymond James also assumed that AHP Nevada and its securities are identical to the Company and its securities at all relevant times and in all respects material to its opinion. Raymond James did not evaluate or receive any evaluations of the solvency or fair value of the Company, AHP Nevada, or any other person under any laws relating to bankruptcy, insolvency or similar matters.
     In rendering its opinion, Raymond James assumed that the final form of the Restructuring Support Agreement would be substantially similar to the draft that it reviewed, and that the Offer will be consummated in a manner substantially equivalent to the manner in which it was described in the Restructuring Support Agreement, specifically as a component of the contemplated restructuring, and without the waiver of any conditions thereto that, if waived, would adversely affect the consideration to be paid to stockholders. Raymond James does not have legal, regulatory or tax expertise and has relied on the assessments made by advisors to the Company with respect to such issues.
     Raymond James’s opinion is necessarily based on economic, market, and other conditions and the information made available to Raymond James as of April 27, 2010. It should be understood that subsequent developments could affect Raymond James’s opinion and that Raymond James does not have any obligation to reaffirm its opinion.
Summary of Financial Analyses Conducted by Raymond James
     The following is a summary of the material financial analyses underlying Raymond James’s opinion, dated April 27, 2010, delivered to the Special Committee in connection with the Offer at a meeting of the Special Committee on April 27, 2010. The order of the analyses described below does not represent the relative importance or weight given to those analyses by Raymond James or by the Special Committee. Considering such data without considering the full narrative description of the financial analyses could create a misleading or incomplete view of Raymond James’s financial analyses.
     In arriving at its opinion, Raymond James did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion.
     The following summarizes the material financial analyses presented by Raymond James to the Special Committee at its meeting on April 27, 2010 and considered by Raymond James in rendering its opinion. The description below explains Raymond James’s methodology for evaluating the fairness, from a financial point of view, of the consideration to be received in the proposed Offer. No company or transaction used in the analyses described below was deemed to be directly comparable to the Company or the Offer, and the summary set forth below does not purport to be a complete description of the analyses or data presented by Raymond James.
     Historical Stock Trading Analysis
     Raymond James analyzed the performance of Company common stock between April 27, 2009 and April 27, 2010. During this period, Company common stock achieved a closing price high of $0.82 and a closing price low of $0.10. The results of the historical trading analysis analysis are summarized below.

		Implied
	Price	Premium
Offer consideration	$0.67	—
One-day volume-weighted average price* (“VWAP”)	$0.78	(14.1%)
30-day VWAP	$0.38	76.3%
60-day VWAP	$0.36	86.1%
90-day VWAP	$0.30	123.3%
     Raymond James also presented a stock price histogram, for the trailing twelve-month and six-month periods, illustrating that more than 85% of the trading activity in Company common stock during the twelve months and six months periods prior to the date of their opinion occurred at prices below the per share Offer consideration of $0.67.
     Selected Public Companies Analysis
     Raymond James compared certain operating, financial, trading, and valuation information for the Company to certain publicly available operating, financial, trading, and valuation information for two selected companies, each of which Raymond James believes to have a business model reasonably similar, in whole or in part, to that of the Company. These selected companies are:
•	Rotech Healthcare Inc.; and
•	Lincare Holdings Inc.
     For each of the selected companies, Raymond James analyzed the multiples of enterprise value (calculated as the sum of the value of common equity on a fully diluted basis and the value of net debt) divided by (i) actual or projected revenue and (ii) actual or projected earnings before interest, income taxes, depreciation, and amortization (“EBITDA”) (adjusted for non-recurring income and expenses), for the most recently available twelve month period and years ending December 31, 2010 and 2011. Raymond James also analyzed the multiples of equity value per share divided by the actual or projected diluted earnings per share (“EPS”) (adjusted for non-recurring income and expenses) for the most recently available twelve month period and years ending December 31, 2010 and 2011.
     Raymond James reviewed the relative valuation multiples of the selected companies and compared them to corresponding trading multiples for the Company on April 27, 2010. The results of the selected public companies analysis are summarized below:

*	Volume weighted average price is the ratio of the value traded to total volume traded over a particular time horizon.

Company
Multiple	(at April 27, 2010)	Mean	Median
Enterprise Value/Revenue:
Trailing Twelve Months (“TTM”), most recently available	0.9x	1.7x	1.7x
CY2010	0.9x	2.1x	2.1x
CY2011	0.9x	1.9x	1.9x
Enterprise Value/EBITDA:
TTM, most recently available	6.7x	7.4x	7.4x
CY2010	5.7x	8.0x	8.0x
CY2011	5.2x	7.3x	7.3x
Price/EPS:
TTM, most recently available	nmf	20.8x	20.8x
CY2010	nmf	17.3x	17.3x
CY2011	nmf	15.0x	15.0x
     Raymond James then applied the mean and median multiples implied by this analysis to the relevant Company revenue, EBITDA, and EPS metrics, using Company management projections to determine a range of implied Company enterprise values. After adjusting for the Company’s capitalization, Raymond James reviewed the range of per share prices implied by this analysis as of April 27, 2010 and compared them to the Offer price of $0.67 per share for the Company. The results of the selected public companies analysis are summarized below:

Equity Value per Share	Offer Price	Mean	Median
Enterprise Value/Revenue:
TTM, most recently available	$0.67	$10.36	$10.36
CY2009	$0.67	$17.11	$17.11
CY2010	$0.67	$15.45	$15.45
Enterprise Value/EBITDA:
TTM, most recently available	$0.67	$1.75	$1.75
CY2009	$0.67	$5.55	$5.55
CY2010	$0.67	$5.56	$5.56
Price/EPS:
TTM, most recently available	$0.67	nmf	nmf
CY2009	$0.67	nmf	nmf
CY2010	$0.67	nmf	nmf
     No company utilized in the selected companies analysis is identical to the Company, and, accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning our financial and operating characteristics and other factors that would affect the companies to which the Company is being compared.
     Selected Transactions Analysis
     Raymond James derived a range of potential values for the Company relative to select mergers and acquisitions involving companies that Raymond James believed to have similar business models, in whole or in part, to that of the Company and that were announced and completed between January 1, 2006 and April 27, 2010. The selected transactions considered were:

•	The Blackstone Group’s acquisition of Apria Healthcare Group, Inc., closed in October 2008;
•	Teijin Ltd.’s acquisition of Pacific Pulmonary Services Corp., closed in June 2008; and
•	Lincare Holdings Inc.’s acquisition of Pediatric Services of America’s Respiratory Therapy, Equipment and Services business, closed in November 2006.
     Raymond James examined valuation multiples of transaction enterprise value compared to the revenue and EBITDA (adjusted for non-recurring income and expenses) of the target companies, in each case for the reported twelve month period prior to announcement of the transaction, where such information was publicly available. Raymond James reviewed the relative valuation multiples of the selected transactions and compared them to corresponding multiples for the Company as of April 27, 2010. The results of the selected transactions analysis are summarized below:

Company
(Implied by Offer
Multiple	Price)	Mean	Median
Enterprise Value/Trailing Twelve Months:
Revenue	0.9x	0.8x	0.9x
EBITDA	6.8x	5.3x	5.3x
     Raymond James then applied the mean and median multiples implied by this analysis to the relevant Company revenue and EBITDA metrics to determine a range of implied Company enterprise values. However, after adjusting for our capitalization, this analysis did not yield any positive per share values for the Company’s common stock due to the Company’s net debt position being greater than the enterprise values implied by this analysis.
     No transaction utilized in the selected transactions analysis is identical to the proposed Offer, including the timing or size of the transactions, and, accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning the Company’s financial and operating characteristics and other factors that would affect the selected transactions to which the Company is being compared.
     Premiums Paid Analysis
     Raymond James analyzed the premiums paid in all-cash acquisitions for 73 U.S. publicly traded companies with transaction enterprise values between $100 and $500 million that were announced and completed between September 1, 2007 and April 27, 2010.
     Raymond James’s analysis examined the one-, five-, thirty-, sixty- and ninety-day implied premiums paid in such transactions. The implied premiums in this analysis were calculated by comparing the publicly disclosed transaction price to the target company’s stock price on the date one-, five-, thirty-, sixty- and ninety-days prior to the announcement of each of the applicable transactions as summarized below:

	Company
	(Implied by Offer
Premiums Paid	Price)	Mean	Median	Low	High
One-day premium	(8.2%)	64.2%	44.7%	(9.5)%	309.4%
Five-day premium	109.4%	64.6%	48.8%	(4.9)%	288.9%
30-day premium	235.0%	60.8%	42.3%	(10.7)%	302.3%
60-day premium	318.8%	52.6%	43.7%	(63.1)%	332.1%
90-day premium	570.0%	43.4%	35.8%	(77.0)%	192.9%
     The implied price per share range for the Company shown in the table below was calculated with the above transaction premiums using the closing prices of Company common stock on the relevant dates.

Premiums Paid	Offer Price	Mean	Median
One-day premium	$0.67	$1.20	$1.06
Five-day premium	$0.67	$0.53	$0.48
30-day premium	$0.67	$0.32	$0.28
60-day premium	$0.67	$0.24	$0.23
90-day premium	$0.67	$0.14	$0.14
     No transaction utilized in the premiums paid analysis is identical to the Offer, including the timing or size of the transactions, and, accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning our financial and operating characteristics and other factors that would affect the acquisition value of companies to which the Company is being compared.
     Discounted Cash Flow Analysis
     Raymond James analyzed the discounted present value of our projected free cash flows for the years ending December 31, 2010 through 2014 on a standalone basis. Raymond James used free cash flows, defined as earnings after taxes, plus depreciation, plus amortization, less capital expenditures, less investment in working capital.
     The discounted cash flow analysis was based on projections of our financial performance that our management provided to Raymond James. Raymond James used a range of exit valuation multiples from 4.5x to 6.0x to derive a range of terminal values for us in 2014.
     The projected free cash flows and terminal values were discounted using rates ranging from 20.0% to 30.0%, which reflected Raymond James’s estimate of our cost of capital given the default under our existing debt structure since August 2009. The resulting range of present equity values was divided by the number of diluted shares outstanding in order to arrive at a range of present values per share. The results of the analysis did not yield any positive per share values for the Company’s common stock due to the Company’s net debt position being greater than the enterprise values implied by this analysis.

     Liquidation Analysis
     Raymond James performed a liquidation analysis utilizing estimates provided by our management of values that could be achieved if the assets of the Company were sold in an orderly fashion over a period of time in bankruptcy. As is customary for this type of analysis, it is based on numerous assumptions and estimates made by our management rather than independent third-party appraisals. Accordingly, there can be no assurance that the values implied by the liquidation analysis of the Company would be realized if a liquidation were conducted, and actual results and proceeds could vary materially from those implied by the liquidation analysis shown below.
     Raymond James considered the Company’s current financial position, including the Company’s restricted and unrestricted cash, receivables, inventories, prepaid expenses and other current assets, property and equipment, and investments in joint ventures as further described below, and the proceeds which could be recovered in a bankruptcy sale, as provided by our management. The estimated proceeds would then be utilized to pay the total amount of secured, administrative and priority claims, with remaining residual amounts, if any, to be available to unsecured creditors.
     The liquidation analysis was based on projected March 31, 2010 carrying values provided by our management. The liquidation analysis implied that if a liquidation were to occur, there would be a deficit ranging from ($156.8) million to ($141.8) million with respect to claims of unsecured creditors, and no residual value for payment to Company shareholders. As a result, there would be no recovery in any liquidation scenario for the Company’s shareholders after paying secured creditors.
     Additional Considerations
     The foregoing summary describes all analyses and quantitative factors that Raymond James deemed material in its presentation to the Special Committee, but is not a comprehensive description of all analyses performed and factors considered by Raymond James in connection with preparing its opinion. The preparation of a fairness opinion is a complex process involving the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description.
     The analyses are not appraisals nor do they necessarily reflect the prices at which assets or securities actually may be sold. In performing its analyses, Raymond James made, and was provided by our management with, numerous assumptions with respect to industry performance, general business, economic, and regulatory conditions and other matters, many of which are beyond the control of the Company. The analyses performed by Raymond James, particularly those based on projections or estimates, are not necessarily indicative of actual values, trading values, or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses at the time of the opinion delivery. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the Company or its advisors, none of the Company, Raymond James or any other person assumes responsibility if future results or actual values are materially different from these projections, estimates, or assumptions. All such analyses were prepared solely as a part of Raymond James’s analysis of the fairness, from a financial point of view, to the holders of Company common stock (other than Highland Capital Management, L.P., the Company, AHP Nevada, and their respective affiliates), of the consideration to be received in the proposed Offer by such holders. Raymond James’s opinion is directed to the Special Committee and is intended for its use in considering the Offer. The opinion of Raymond James was one of many factors taken into consideration by the Special Committee in making its determination to approve the Offer. Consequently, the analyses described above should not be viewed as determinative of the opinion of the Special

Committee, our Board of Directors or management with respect to the value of the Company. We placed no limits on the scope of the analysis performed by Raymond James, other than as described above.
     The Special Committee selected Raymond James as financial advisor in connection with the Offer based on Raymond James’s qualifications, expertise, reputation, and experience in mergers and acquisitions. Upon engagement of Raymond James, we paid Raymond James a customary retainer. For services rendered in connection with the delivery of its opinion, we paid Raymond James a customary investment banking fee upon delivery of its opinion. Raymond James also has been engaged to render financial advisory services to the Special Committee and will receive a separate customary fee for such services; such fee is contingent upon consummation of the Offer. We also agreed to reimburse Raymond James for expenses incurred in connection with its services, including the fees and expenses of its counsel, and will indemnify Raymond James, including liabilities under federal securities laws, relating to, or arising out of, its engagement.
     Raymond James is actively involved in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations, and similar transactions. In the ordinary course of business, Raymond James may trade in the securities of the Company for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.
Reasons for the Reincorporation
     Our Board of Directors and the Special Committee have unanimously approved the reincorporation and believes that the best interests of the Company and its stockholders will be served by changing our state of incorporation from Delaware to Nevada.
     The primary reason for the reincorporation is that it will allow completion of the transactions set forth in the Restructuring Support Agreement, including the tender offer at $0.67 per share that we expect to follow the reincorporation, and which is described in detail above. Under Delaware law, a corporation may not repurchase its own stock if, as a result of the purchase, the corporation’s net assets would be less than the amount of the corporation’s capital. This prohibition applies to repurchases accomplished through a tender offer. Because the Company’s total liabilities currently exceed the Company’s assets, under Delaware law the Company may be prohibited from repurchasing any of its own stock. Corporations incorporated under Nevada law may opt out of a similar restriction on stock repurchases by including an appropriate provision in the corporation’s articles of incorporation, which we have done in forming AHP Nevada. By reincorporating in Nevada and adopting new articles of incorporation that opt out of this restriction, the Company will be able to commence the tender offer.
     Operating as a Nevada corporation will not interfere with, or differ substantially from, our present corporate activities. As a Nevada corporation, AHP Nevada will be governed by Nevada corporate law, while the Company is presently governed by Delaware law. Our Board of Directors believes that Nevada law constitutes a comprehensive, flexible legal structure under which to operate. However, because of differences in the laws of these states, your rights as stockholders will change in several material respects as a result of the reincorporation. These matters are discussed in greater detail below.
Potential Disadvantages of the Reincorporation
     A potential disadvantage of reincorporating from Delaware to Nevada is that Delaware for many years has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws that Delaware periodically updates and revises to meet changing business needs. Because of Delaware’s prominence as a state of incorporation for many large corporations, the Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to Delaware corporations. Because Nevada case law concerning the governing and effects of its statutes and regulations is more limited, the Company and its stockholders may experience less predictability with respect to legality of corporate affairs and transactions and stockholders’ rights to challenge them.
What are the significant differences between Delaware and Nevada law?
     The rights of the Company’s stockholders are currently governed by Delaware law and the Company’s certificate of incorporation and bylaws. The merger agreement provides that, at the effective time of the merger, the former stockholders of the Company will become stockholders of AHP Nevada. Accordingly, after the effective time of the merger, your rights as a stockholder will be governed by Nevada law and the articles of incorporation and bylaws of AHP Nevada. The statutory corporate laws of the State of Nevada, as governed by the Nevada Revised Statutes, are similar in many respects to those of Delaware, as governed by the Delaware General Corporation Law. However, there are certain differences that may affect your rights as a stockholder, as well as the corporate governance of the corporation, if the reincorporation is consummated. The following are summaries of material differences between the current rights of stockholders of the Company and the rights of stockholders of AHP Nevada following the merger.
     The following discussion is a summary. It does not give you a complete description of the differences that may affect you. You should also refer to the Nevada Revised Statutes, as well as the forms of the articles of incorporation and the bylaws of AHP Nevada, which are attached as Appendices B and C, respectively, to this proxy statement, and which will come into effect concurrently with the effectiveness of the reincorporation as provided in the merger agreement. In this section, we use the term “charter” to describe either the certificate of incorporation under Delaware law or the articles of incorporation under Nevada law.
     General. As discussed above under “Potential Disadvantages of the Reincorporation,” Delaware for many years has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws that Delaware periodically updates and revises to meet changing business needs. Because of Delaware’s prominence as a state of incorporation for many large corporations, the Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to Delaware corporations. Because Nevada case law concerning the governing and effects of its statutes and regulations is more limited, the Company and its stockholders may experience less predictability with respect to regulation of corporate affairs and transactions and stockholders’ rights to challenge them.
     Removal of Directors. Under Delaware law, directors of a corporation without a classified board may be removed with or without cause by the holders of a majority of shares then entitled to vote in an election of directors, but directors of a corporation with a classified board may only be removed for cause. Under Nevada law, any one or all of the directors of a corporation may be removed by the holders of not less than two-thirds of the voting power of a corporation’s issued and outstanding stock. Nevada does not distinguish between removal of directors with or without cause.
     Limitation on Personal Liability of Directors. A Delaware corporation is permitted to adopt provisions in its certificate of incorporation limiting or eliminating the liability of a director to a company and its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such liability does not arise from certain proscribed conduct, including breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or liability to the corporation based on unlawful dividends or distributions or improper personal benefit. By contrast, Nevada law provides by default a broader exclusion of liability of both officers and directors to the Company and its stockholders, providing for an exclusion of all monetary damages for breach of fiduciary duty unless they arise from acts or omissions which involve intentional misconduct, fraud or a knowing violation of law. Nevada law, with respect to the elimination of liability for directors and officers, also explicitly applies to liabilities owed to creditors of the corporation.
     Action by Written Consent of Directors. Both Delaware and Nevada law provide that, unless the articles or certificate of incorporation or the bylaws provide otherwise, any action required or permitted to be taken at a meeting of the directors or a committee thereof may be taken without a meeting if ALL members of the board or committee, as the case may be, consent to the action in writing.
     Actions by Written Consent of Stockholders. Both Delaware and Nevada law provide that, unless the articles or certificate of incorporation provides otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote consent to the action in writing. Delaware law requires a corporation to give prompt notice of the taking of corporate action without a meeting by less than unanimous written consent to those stockholders who did not consent in writing. Nevada law does not require notice to the stockholders of action taken by less than all of the stockholders.
     Dividends, Distributions and Redemptions. Delaware law is more restrictive than Nevada law with respect to when dividends may be paid. Under Delaware law, unless further restricted in the certificate of incorporation, a corporation may declare and pay dividends out of surplus, or if no surplus exists out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In addition, as further described in the section entitled “Reasons for the Proposed Reincorporation,” Delaware law provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.
     Nevada law provides that no distribution (including dividends on, or redemption or repurchases of, shares of capital stock) may be made if, after giving effect to such distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or, except as specifically permitted by the articles of incorporation, the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed at the time of a dissolution to satisfy the preferential rights of preferred stockholders. The articles of incorporation of AHP Nevada specifically permit such distributions.
     Restrictions on Business Combinations. Both Delaware and Nevada law contain provisions restricting the ability of a corporation to engage in business combinations with an interested stockholder. Under Delaware law, a corporation that is listed on a national securities exchange or held of record by more than 2,000 stockholders is not permitted to engage in a business combination with any interested stockholder for a three-year period following the time the stockholder became an interested stockholder, unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation’s board of directors and by the holders of at least two-thirds of the corporation’s outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. Delaware law defines an “interested stockholder” generally as a person who owns 15% or more of the outstanding shares of a corporation’s voting stock.
     Nevada law regulates business combinations more stringently. Nevada law defines an interested stockholder as a beneficial owner (directly or indirectly) of 10% or more of the voting power of the outstanding shares of the corporation. In addition, combinations with an interested stockholder remain prohibited for three years after the person became an interested stockholder unless (i) the transaction is approved by the board of directors or the holders of a majority of the outstanding shares not beneficially owned by the interested party, or (ii) the interested stockholder satisfies certain fair value requirements. As in Delaware, a Nevada corporation may opt-out of the statute with appropriate provisions in its articles of incorporation.
     Special Meetings of the Stockholders. Delaware law permits special meetings of stockholders to be called by the board of directors or by any other person authorized in the certificate of incorporation or bylaws to call a special stockholder meeting. Nevada law permits special meetings of stockholders to be called by the entire board of directors, any two directors, or the President, unless the articles of incorporation or bylaws provide otherwise.
     Special Meetings Pursuant to Petition of Stockholders. Delaware law provides that a director or a stockholder of a corporation may apply to the Court of Chancery of the State of Delaware if the corporation fails to hold a special meeting for the election of directors or there is no written consent to elect directors instead of a special meeting for a period of 30 days after the date designated for the special meeting or, if there is no date designated, within 13 months after the last special meeting. Under Nevada law, stockholders having not less than 15% of the voting interest may petition the district court to order a meeting for the election of directors if a corporation fails to call a meeting for that purpose within 18 months after the last meeting at which directors were elected. The reincorporation may make it more difficult for our stockholders to require that a special meeting be held without the consent of the Board of Directors.
     Adjournment of Stockholder Meetings. Under Delaware law, if a meeting of stockholders is adjourned due to lack of a quorum and the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. Under Nevada law, a corporation is not required to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board fixes a new record date for the adjourned meeting or the meeting date is adjourned to a date more than 60 days later than the date set for the original meeting, in which case a new record date must be fixed and notice given.
     Duration of Proxies. Under Delaware law, a proxy executed by a stockholder will remain valid for a period of three years, unless the proxy provides for a longer period. Under Nevada law, a proxy is effective only for a period of six months, unless it is coupled with an interest or unless otherwise provided in the proxy, which duration may not exceed seven years. Nevada law also provides for irrevocable proxies, without limitation on duration, in limited circumstances.

     Stockholder Vote for Mergers and Other Corporate Reorganizations. Delaware law requires authorization by an absolute majority of outstanding shares entitled to vote, as well as approval by the board of directors, with respect to the terms of a merger or a sale of substantially all of the assets of the corporation. Delaware law does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if: (a) the plan of merger does not amend the existing certificate of incorporation; (b) each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the merger; and (c) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger. A Nevada corporation may provide in its articles of incorporation that the corporation may sell, lease or exchange all or substantially all of its assets upon approval by the board of directors without the requirement of stockholder approval.
     Increasing or Decreasing Authorized Shares. Nevada law allows the board of directors of a corporation, unless restricted by the articles of incorporation, to increase or decrease the number of authorized shares in the class or series of the corporation’s shares and correspondingly effect a forward or reverse split of any such class or series of the corporation’s shares without a vote of the stockholders, so long as the action taken does not change or alter any right or preference of the stockholder and does not include any provision or provisions pursuant to which only money will be paid or script issued to stockholders who hold 10% or more of the outstanding shares of the affected class and series, and who would otherwise be entitled to receive fractions of shares in exchange for the cancellation of all of their outstanding shares. Delaware law contains no such similar provision.
What interests do our directors and executive officers have in the reincorporation?
     In considering the recommendation of the board of directors, our stockholders should be aware that some of our directors and executive officers have interests in the reincorporation that are different from, or in addition to, the interests of our stockholders generally. These interests may present them with actual or potential conflicts of interest, and these interests, to the extent material, are described below. The board of directors was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decisions to approve the merger agreement and to recommend that our stockholders approve the reincorporation.
     Potential Reduced Legal Liability for Directors and Officers Under Nevada Law. As described in the section entitled “What are the significant differences between Delaware and Nevada law?,” we believe that Nevada law permits a broader exclusion of liability for our officers and directors. While we believe that this may help us to attract and retain qualified management, it may also reduce the legal exposure of our current officers and directors.
     Potential Severance Payments to Executive Officers. As further described in the section entitled “What payments would we owe to our Named Executive Officers in the event of a termination or a change in control?,” some of our executive officers, have preexisting employment agreements that would entitle them to receive more favorable severance benefits in the event their employment was terminated subsequent to or in conjunction with a change in control (as compared to a termination without cause or constructive discharge not related to a change in control). The reincorporation in Nevada will not constitute a change in control of the Company. However, as described in the section entitled “Events Expected to Follow the Merger – The Restructuring Support Agreement,” the reincorporation is part of a larger restructuring of the Company that we believe will result in a change in control of the Company. We describe each of these interests below.
     Frank D. Powers. Pursuant to Mr. Powers’ employment agreement, in the event his employment is terminated without cause or he is constructively discharged, but not in conjunction with or within twelve months of a change in control of the Company, Mr. Powers would be entitled to receive a severance payment in an amount equal to his annual base salary in effect at the time of termination.
     In the event there is a change in control of the Company and in conjunction with or within twelve months from the date of such change in control Mr. Powers’ employment is terminated or Mr. Powers is constructively discharged, Mr. Powers would be entitled to receive the sum of (i) an amount equal to two times his annual base salary as in effect at the time of termination; plus (ii) an amount equal to two times his annual incentive award for the previous fiscal year. In addition, the Company would be required to continue certain of Mr. Powers’ employee benefits for a period of twenty-four months and any Company matching payments for corporate retirement plans would become fully vested.
     At December 31, 2009 and based on his 2009 base salary and his 2008 bonus, the total cash amount payable under the agreement to Mr. Powers in the event of a termination without cause unrelated to a change in control would be $325,000 while the total cash amount payable in the event of a termination relating to a change in control as just described would be $1,170,000 (not including the value of continuing his employee benefits or vesting of retirement plan matching payments).
     Stephen L. Clanton. Pursuant to Mr. Clanton’s employment agreement, in the event his employment is terminated without cause or he is constructively discharged, but not in conjunction with or within twelve months of a change in control of the Company, Mr. Clanton would be entitled to receive a severance payment in an amount equal to his annual base salary in effect at the time of termination.
     In the event there is a change in control of the Company and in conjunction with or within twelve months from the date of such change in control Mr. Clanton’s employment is terminated or Mr. Clanton is constructively discharged, he would be entitled to receive the sum of (i) an amount equal to two times his annual base salary as in effect at the time of termination; plus (ii) an amount equal to two times his annual incentive award for the previous fiscal year. In addition, the Company would be required to continue certain of Mr. Clanton’s employee benefits for a period of twenty-four months and any Company matching payments for corporate retirement plans would become fully vested.
     At December 31, 2009 and based on his 2009 base salary and his 2008 bonus, the total amount payable under the agreement to Mr. Clanton in the event of a termination without cause unrelated to a change in control would be $305,000 while the total amount payable in the event of a termination relating to a change in control as just described would be $915,000 (not including the value of continuing his employee benefits or vesting of retirement plan matching payments).
     James P. Reichmann, III. Pursuant to Mr. Reichmann’s severance pay agreement, if Mr. Reichmann is terminated without cause at a time when the Company has not experienced a change in control during the past twelve months, he is entitled to receive a severance payment equal to 100% of his then current base salary, plus his annual incentive award for the previous year pro-rated for the number of months worked in the fiscal year when terminated, plus an amount equal to his monthly vehicle allowance (exclusive of gasoline and oil expense reimbursements) as in effect as of the time of termination, if any, multiplied by twelve (12). Additionally, the Company would be required to pay the COBRA premium attributable to Mr. Reichmann’s medical and dental insurance benefits for a period of up to twelve (12) months.

     In the event that Mr. Reichmann is terminated or Mr. Reichmann resigns following a decision by the Company to reduce his salary without his consent or to require him to relocate somewhere other than the greater Nashville, Tennessee or Atlanta, Georgia areas in the twelve months following a change in control of the Company, he is entitled to receive a severance payment equal to: 150% of his then current base salary, plus 150% of the greater of his annual incentive award for the previous year or his target annual incentive bonus for his first year of employment, in either case pro-rated for the number of months worked in the fiscal year when terminated, plus an amount equal to his monthly vehicle allowance (exclusive of gasoline and oil expense reimbursements) as in effect as of the time of termination, if any, multiplied by eighteen (18). Additionally, in the event of such a termination or resignation following a change in control, the Company would be required to pay the COBRA premium attributable to Mr. Reichmann’s medical and dental insurance benefits for a period of up to eighteen (18) months.
     At December 31, 2009 and based on his 2009 base salary, his 2008 bonus and his 2009 vehicle allowance, the total amount payable under the agreement to Mr. Reichmann in the event of a termination, excluding obligations to make COBRA payments, would have been $367,200 if not following a change in control, as compared to $550,800 following a change in control.
     Whether or not Mr. Reichmann’s employment is terminated, upon a change in control any stock options granted to Mr. Reichmann will be fully vested, subject to the terms of the governing stock option plan.
     Robert Benson. Under the confidentiality, non-competition and severance pay agreement between the Company and Mr. Benson dated April 24, 2009, in the event that Mr. Benson is terminated or resigns under certain circumstances in the twelve months following a change in control of the Company, he is entitled to receive a severance payment equal to: 100% of his then current base salary, plus 100% of his annual incentive award for the previous year, pro-rated for the number of months worked in the fiscal year when terminated, plus an amount equal to his monthly vehicle allowance (exclusive of gasoline and oil expense reimbursements) as in effect as of the time of termination, if any, multiplied by twelve (12). Additionally, in the event of such a termination or resignation following a change in control, the Company would be required to pay the COBRA premium attributable to Mr. Benson’s medical and dental insurance benefits for a period of up to twelve (12) months. At December 31, 2009 and based on his 2009 base salary, his 2008 bonus and his 2009 vehicle allowance, the total amount payable under the agreement to Mr. Benson in the event of such a termination, excluding obligations to make COBRA payments, would have been $342,200. Whether or not Mr. Benson’s employment is terminated, upon a change in control any stock options granted to Mr. Benson will be fully vested, subject to the terms of the governing stock option plan.
     If Mr. Benson is terminated without cause at a time when the Company has not experienced a change in control during the past twelve months, he is entitled to receive a severance payment equal to: 100% of his then current base salary, plus 100% of his annual incentive award for the previous year, pro-rated for the number of months worked in the fiscal year when terminated, plus an amount equal to his monthly vehicle allowance (exclusive of gasoline and oil expense reimbursements) as in effect as of the time of termination, if any, multiplied by twelve (12). Additionally, in the event of such a termination or resignation following a change in control, the Company would be required to pay the COBRA premium attributable to Mr. Benson’s medical and dental insurance benefits for a period of up to twelve (12) months. At December 31, 2009 and based on his 2009 base salary, his 2008 bonus and his 2009 vehicle allowance, the total amount payable under the agreement to Mr. Benson in the event of such a termination, excluding obligations to make COBRA payments, would have been $342,200. Also, in such a termination any stock options granted to Mr. Benson will be fully vested, subject to the terms of the governing stock option plan.

     Potential Incentives from Highland. As of the date of this proxy statement, Highland has not informed the Company as to whether it will seek to retain our executive officers or change their compensation following the transaction. Highland may offer these officers various incentives to remain with the Company.
What are the Federal Income Tax consequences of the reincorporation?
     The Company intends the reincorporation to be a tax-free reorganization under the Internal Revenue Code of 1986, as amended. Assuming the reincorporation qualifies as a tax-free reorganization, the holders of the Company’s common stock will not recognize any gain or loss under the federal tax laws as a result of the occurrence of the reincorporation, and neither will the Company or AHP Nevada. Each stockholder will have the same basis in AHP Nevada’s common stock received as a result of the reincorporation as that holder has in the corresponding common stock of the Company held at the time the reincorporation occurs. Each holder’s holding period in AHP Nevada’s common stock received as a result of the reincorporation will include the period during which such holder held the corresponding common stock of the Company at the time the reincorporation occurs, provided the latter was held by such holder as a capital asset at the time of consummation of the reincorporation.
     This proxy statement only discusses U.S. federal income tax consequences and has done so only for general information. It does not address all of the federal income tax consequences that may be relevant to particular stockholders based upon individual circumstances or to stockholders who are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign holders or holders who acquired their shares as compensation, whether through employee stock options or otherwise. This proxy statement does not address the tax consequences under state, local or foreign laws.
     This discussion is based on the Internal Revenue Code, laws, regulations, rulings and decisions in effect as of the date of this proxy statement, all of which are subject to differing interpretations and change, possibly with retroactive effect. The Company has neither requested nor received a tax opinion from legal counsel or rulings from the Internal Revenue Service regarding the consequences of reincorporation. There can be no assurance that future legislation, regulations, administrative rulings or court decisions would not alter the consequences discussed above.
     You should consult your own tax advisor to determine the particular tax consequences to you of the reincorporation, including the applicability and effect of federal, state, local, foreign and other tax laws.
What regulatory approvals will be required for the reincorporation to be completed?
     We are required to obtain the approval of our stockholders under Delaware law to effect the reincorporation. To obtain this approval, we are required to prepare and circulate to our stockholders proxy materials meeting the requirements of the rules and regulations of the SEC. We have prepared this proxy statement in accordance with those rules and regulations, and it is being circulated in order to obtain the required stockholder approval. Once we obtain such approval, we are required to file a certificate of merger with the State of Delaware to effect the reincorporation. Other than the foregoing, we need not comply with any federal or state regulatory requirements nor must we obtain any approvals in connection with the merger and the reincorporation.
APPRAISAL RIGHTS
     In connection with the reincorporation, record holders of Company common stock who comply with the requirements of Section 262 of the DGCL, which we refer to as Section 262, will be entitled to appraisal rights if the reincorporation is completed. Under Section 262, as a result of completion of the reincorporation, holders of shares of Company common stock with respect to which appraisal rights are properly demanded and perfected and not withdrawn or lost are entitled, in lieu of receiving shares of AHP Nevada, to have the fair value of their shares at the effective time of the reincorporation (exclusive of any element of value arising from the accomplishment or expectation of the mergers), together with a fair rate of interest, if any, determined by the Delaware Court of Chancery and paid to them in cash by complying with the provisions of Section 262. We are required to send a notice to that effect to each stockholder not less than 20 days prior to the annual meeting. A copy of Section 262 must be included with the notice. This proxy statement constitutes notice to you of the availability of appraisal rights in connection with the reincorporation, and a copy of Section 262 is attached as Appendix F to this proxy statement.
     The following is a brief summary of the material provisions of Section 262, which sets forth the procedures for demanding appraisal rights. This summary is qualified in its entirety by reference to Section 262. Failure to precisely follow any of the statutory procedures set forth in Section 262 may result in a loss of your appraisal rights.
     Stockholders of record who desire to exercise their appraisal rights must satisfy all of the conditions set forth in Section 262, including those described below.
     A stockholder who desires to exercise appraisal rights must (1) not vote in favor of the reincorporation and (2) deliver a written demand for appraisal of the stockholder’s shares to the Company before the vote on the reincorporation at the annual meeting.
     A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as the stockholder’s name appears on the certificates representing shares of Company common stock. Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to the Company. The beneficial holder must, in these cases, have the stockholder of record, such as a broker, bank or other nominee, submit the required demand in respect of those shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand must be executed by the fiduciary. If shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by all joint owners. An authorized agent, including an agent of two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose that, in exercising the demand, the agent is acting as agent for the record owner. In addition, the stockholder must continuously hold the shares of record from the date of making the demand through the effective time of the reincorporation.
     A record owner, such as a broker, who holds shares as a nominee for others may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which the holder is the record owner. In that case, the written demand must set forth the number of shares covered by the demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares outstanding in the name of the record owner.
     Beneficial owners who are not record owners and who intend to exercise appraisal rights should instruct the record owner to comply strictly with the statutory requirements with respect to the exercise of appraisal rights before the vote on the reincorporation at the annual meeting. A holder of shares held in “street name” who desires appraisal rights with respect to those shares must take all actions that may be necessary to ensure that a timely and proper demand for appraisal is made by the record owner of the shares. Shares held through brokerage firms, banks and other financial institutions are frequently deposited with and held of record in the name of a nominee of a central security depositary. Any holder of shares desiring appraisal rights with respect to shares held through a brokerage firm, bank or other financial institution is responsible for ensuring that the demand for appraisal is made by the record holder. The stockholder should instruct the firm, bank or institution that the demand for appraisal must be made by the record holder of the shares, which might be the nominee of a central security depositary if the shares have been so deposited.
     If you hold your shares of Company common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the broker or other nominee.
     As required by Section 262, a demand for appraisal must be in writing and must reasonably inform the Company of the identity of the record holder (which might be a nominee as described above) and of the holder’s intention to seek appraisal of the holder’s shares.
     Stockholders of record who elect to demand appraisal of their shares must mail or deliver their written demand to the Company at our address at 5200 Maryland Way, Suite 400, Brentwood, Tennessee 37027, Attention: Stephen L. Clanton. The written demand for appraisal should specify the stockholder’s name and mailing address and that the stockholder is demanding appraisal of the stockholder’s shares. The written demand must be received by the Company prior to the annual meeting, or no later than June 30, 2010, at 9:00 a.m.. Neither voting (in person or by proxy) against, abstaining from voting on or failing to vote on the reincorporation will alone suffice to constitute a written demand for appraisal within the meaning of Section 262. In addition, the stockholder must not vote the stockholder’s shares of common stock in favor of the reincorporation. Because a signed proxy that does not contain voting instructions will, unless revoked, be voted in favor of the reincorporation, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the reincorporation or abstain from voting on the reincorporation.
     Within 120 days after the effective time of the reincorporation, but not thereafter, either the surviving corporation in the reincorporation or any stockholder who has timely and properly demanded appraisal of the stockholder’s shares and who has complied with the requirements of Section 262 and is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of all stockholders who have properly demanded appraisal.
     Within 120 days after the effective time of the reincorporation, any stockholder who has complied with Section 262 will, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the reinstatement and with respect to which demands for appraisal rights have been received and the aggregate number of holders of those shares. The written statement will be mailed to the requesting stockholder within ten days after the written request is received by the surviving corporation or within ten days after expiration of the period for delivery of demands for appraisal, whichever is later. Notwithstanding the foregoing, a person who is the beneficial owner of shares of common stock held either in a voting trust or by a nominee on behalf of the person may, in the person’s own name, file a petition or request from the surviving corporation the written statement described in this paragraph.
     Upon the filing of a petition for appraisal by a stockholder, service of a copy of the petition will be made upon the surviving corporation. If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. After notice is provided to dissenting stockholders who demanded appraisal of their shares, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Delaware Court of Chancery may require the stockholders who have demanded appraisal for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Court of Chancery may dismiss the proceedings as to that stockholder.
     After the Court of Chancery determines the stockholders entitled to appraisal, the appraisal proceeding will be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through the proceeding, the Court of Chancery will determine the “fair value” of the shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the mergers, together with interest, if any, to be paid on the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective time of the reincorporation through the date of payment of the judgment will be compounded quarterly and will accrue at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the reincorporation and the date of payment of the judgment.
     In determining fair value, the Delaware Court of Chancery is to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that in making this determination of fair value the court must consider “market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of merger which throw any light on future prospects of the merged corporation.” The Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” However, the Delaware Supreme Court noted that Section 262 provides that fair value is to be determined “exclusive of any element of value arising from the accomplishment or expectation of the merger.”
     Stockholders considering seeking appraisal should bear in mind that the fair value of their shares determined under Section 262 could be more than, the same as, or less than the per share consideration that is expected to be offered in the tender offer and that would have been received by the stockholder had the stockholder not sought appraisal of their shares.
     Stockholders of the Company who demand appraisal will not retain the rights of a stockholder in the Company following the closing of the merger, other than rights of appraisal. The shares of AHP Nevada to which the Company shares of dissenting stockholders would have been converted had they not sought appraisal shall have the status of authorized but unissued shares of AHP Nevada.
     The cost of the appraisal proceeding may be determined by the Delaware Court of Chancery and assessed among the parties as the Delaware Court of Chancery deems equitable in the circumstances. Upon application of a stockholder seeking appraisal rights, the Delaware Court of Chancery may order that all or a portion of the expenses incurred by the stockholder in connection with the appraisal proceeding, including reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of such a determination of assessment, each party bears its own expenses.

     No petition timely filed in the Delaware Court of Chancery demanding appraisal will be dismissed as to any stockholders without the approval of the Delaware Court of Chancery, and that approval may be conditioned upon any terms the Delaware Court of Chancery deems just; provided, however, that at any time within 60 days after the effective time of the reincorporation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party has the right to withdraw the stockholder’s demand for appraisal and to accept the shares of AHP Nevada to which the stockholder is entitled pursuant to the merger agreement by delivering to the surviving corporation a written withdrawal of the demand for appraisal. However, any attempt to withdraw the demand for appraisal made more than 60 days after the effective time of the reincorporation will require written approval of the surviving corporation. If the surviving corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws the stockholder’s right to appraisal in accordance with the proviso above regarding the withdrawal of the demand for appraisal, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value determined in any appraisal proceeding.
     If no petition for appraisal is filed with the Delaware Court of Chancery within 120 days after the effective time of the reincorporation, stockholders’ rights to appraisal will cease and all stockholders will be entitled only to receive the shares of AHP Nevada provided for in the merger agreement. Inasmuch as the parties to the merger agreement have no obligation to file such a petition, and have no present intention to do so, any stockholder who desires that a petition be filed is advised to file it on a timely basis.
     The foregoing is a brief summary of Section 262 that sets forth the procedures for demanding statutory appraisal rights. This summary is qualified in its entirety by reference to Section 262, a copy of the text of which is attached as Appendix F to this proxy statement. Failure to timely and properly comply with all the procedures set forth in Section 262 will result in the loss of a stockholder’s statutory appraisal rights.
     In view of the complexity of Section 262, stockholders who may wish to dissent from the reincorporation and pursue appraisal rights should consult their legal advisors.
If approved by the stockholders, when would the reincorporation become effective?
     If the reincorporation is approved by our stockholders at the annual meeting, it is anticipated that the reincorporation will become effective as soon as practicable thereafter. However, the consummation of the reincorporation may be deferred for a reasonable time, by action of our Board of Directors at any time prior to the effective time of the reincorporation, whether before or after the approval. A press release will be issued by the Company when the reincorporation becomes effective, if it is approved. The Company’s stockholders will not be individually notified through a separate mailing that the reincorporation has become effective. In addition, the Board of Directors may amend the merger agreement at any time prior to the merger, provided that an amendment made subsequent to the adoption by our stockholders shall not (i) alter or change the amount or kind of securities to be received by our stockholders, (ii) alter or change any term of the articles of incorporation of AHP Nevada, as the surviving corporation to the merger, or (iii) alter or change any of the terms and conditions of the merger agreement if such alteration or change would, in the opinion of the Board of Directors, adversely affect our stockholders. The Restructuring and Support Agreement contractually obligates us to complete the reincorporation if it is approved by our stockholders.

Recommendation
     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF MERGER UNDER WHICH WE WILL REINCORPORATE FROM DELAWARE TO NEVADA. PROXIES SOLICITED HEREBY WILL BE VOTED “FOR” THE PROPOSAL UNLESS A VOTE AGAINST IT OR AN ABSTENTION IS SPECIFICALLY INDICATED.
MISCELLANEOUS
     It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, stockholders who do not expect to attend in person are urged, regardless of the number of shares of stock owned, to date, sign and return the enclosed proxy promptly.

APPENDIX A
PLAN AND AGREEMENT OF MERGER
     THIS PLAN AND AGREEMENT OF MERGER (this “Agreement”), is made and entered into May 21, 2010, by and among American HomePatient, Inc., a Delaware corporation, located at 5200 Maryland Way, Suite 400, Brentwood, Tennessee, 37027 (“Company”), AHP DE Merger Corp., a Delaware corporation, located at 5200 Maryland Way, Suite 400, Brentwood, Tennessee, 37027 (“Merging Company”), and AHP NV Corp., a Nevada corporation, located at 5200 Maryland Way, Suite 400, Brentwood, Tennessee, 37027 (“New Parent”). (Company and Merging Company are sometimes referred to collectively herein as the “Constituent Corporations”).
Recitals
     A. The Board of Directors of each of the Constituent Corporations and New Parent has determined that a business combination between Company and Merging Company is in the best interests of its respective company.
     B. The Board of Directors of each of the Constituent Corporations and New Parent have approved the merger of Merging Company with and into Company (the “Merger”), upon the terms and conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law (the “Merger Laws”), whereby (i) each issued and outstanding share of common stock of Company shall be converted into one share of common stock of New Parent, (ii) each option to purchase common stock of Company will be converted into an option to purchase common stock of New Parent, with identical terms and conditions, (iii) each issued and outstanding share of common stock of Merging Company shall be converted into one share of common stock of Company, (iv) the existence of Merging Company will terminate, and (v) Company shall be the surviving corporation of the Merger and will become a wholly-owned subsidiary of New Parent.
     NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:
Section 1.
The Merger
     1.1 The Merger. Upon the terms and conditions set forth in this Agreement, and in accordance with the Merger Laws, Merging Company shall be merged with and into Company at the Effective Time (as defined in paragraph 1.2). At the Effective Time, the separate corporate existence of Merging Company shall cease, and Company shall continue as the surviving corporation.
     1.2 Effective Time. Subject to the provisions of this Agreement, the Constituent Corporations shall cause to be filed a copy of this Agreement duly executed by the parties in accordance with the relevant provisions of the Merger Laws and shall make all other filings or recordings required under the Merger Laws. The Merger shall become effective upon the filing of a duly executed copy of this Agreement with the Delaware Secretary of State (the “Effective Time”).
     1.3 Effect of the Merger. The Merger shall have the effects of a merger as set forth in the Merger Laws and in this Agreement. Without limiting the foregoing, at and after the Effective Time, the Company shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in Company; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property, rights, privileges, powers and franchises of the Company as they were of the Constituent Corporations; and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, shall be thereafter vested in the Company and shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired; and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Company, and may be enforced against it to the same extent as if said debts and liabilities had been incurred by it.
Section 2.
Effect of the Merger on the Capital Stock
of the Constituent Corporations and New Parent
     2.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger:
          (1) Merging Company Stock. Each share of common stock of Merging Company issued and outstanding immediately prior to the Effective Time shall be automatically converted into one fully paid and nonassessable share of common stock of Company.
          (2) Company Stock. Each share of common stock of Company issued and outstanding immediately prior to the Effective Time shall be automatically converted into one fully paid and nonassessable share of common stock of New Parent, with each certificate representing shares of Company common stock prior to the Effective Time being deemed to represent automatically an equivalent number of shares of New Parent common stock.
          (3) Company Options. Each option to purchase common stock of Company issued and outstanding immediately prior to the Effective Time shall be automatically converted into an option to purchase the same number of shares of New Parent, with identical terms and conditions. New Parent shall assume the obligations and succeed to the rights of Company under the 1991 Nonqualified Stock Option Plan and the 1995 Nonqualified Stock Option Plan for Directors with respect to the Company stock options (as converted into New Parent Stock Options).
     2.2 Certificate of Incorporation of Surviving Corporation. The Certificate of Incorporation of Company shall remain the Certificate of Incorporation of the surviving corporation from and after the Effective Time and until thereafter amended as provided by law.
     2.3 Bylaws of the Surviving Corporation. The Bylaws of Company shall remain the Bylaws of the surviving corporation from and after the Effective Time and until thereafter amended as provided by law.
     2.4 Directors and Officers of the Surviving Corporation. The directors and officers of the Company at the Effective Time shall, from and after the Effective Time, be the directors and officers of the surviving corporation and shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the surviving corporation’s Certificate of Incorporation and Bylaws.

     2.5 Amendment and Modification. This Agreement may be amended at any time prior to the Effective Time by the Board of Directors of each of the Constituent Corporations to the full extent allowed by § 251(d) of the Delaware General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties.
     IN WITNESS WHEREOF, the parties hereto have executed this Plan and Agreement of Merger as of the date first above written.

COMPANY: AMERICAN HOMEPATIENT, INC. (a Delaware corporation)
By:	/s/ Stephen L. Clanton
	Name:	Stephen L. Clanton
	Title:	Chief Financial Officer and Executive VP

MERGING COMPANY: AHP DE MERGER CORP. (a Delaware corporation)
By:	/s/ Stephen L. Clanton
	Name:	Stephen L. Clanton
	Title:	Secretary

NEW PARENT: AHP NV CORP. (a Nevada corporation)
By:	/s/ Stephen L. Clanton
	Name:	Stephen L. Clanton
	Title:	Secretary

APPENDIX B
ARTICLES OF INCORPORATION
OF
AHP NV CORP.
     I, the person hereinafter named as incorporator, for the purpose of associating to establish a corporation, under the provisions and subject to the requirements of Title 7, Chapter 78 of the Nevada Revised Statutes, and the acts amendatory thereof, and hereinafter sometimes referred to as the General Corporation Law of the State of Nevada, do hereby adopt and make the following Articles of Incorporation:
     FIRST: The name of the corporation (the “Corporation”) is AHP NV Corp.
     SECOND: The name of the Corporation’s resident agent in the State of Nevada is: National Registered Agents, Inc. of NV, and the mailing address and street address of the resident agent where process may be served on the Corporation is National Registered Agents, Inc. of NV, and the street address of the said resident agent where process may be served is 1000 East William Street, Suite 204, Carson City, Nevada 89701. The mailing address and the street address of the said resident agent are identical.
     THIRD: The nature of the business or purposes of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Nevada.
     FOURTH:
     1. The total number of shares of stock which the Corporation shall have the authority to issue is thirty five million (35,000,000) shares of Common Stock having a par value of $0.01 per share, which shares shall not be subject to any preemptive rights, and five million (5,000,000) shares of preferred stock having a par value of $0.01 per share.
     2. Pursuant to § 78.195 of the Nevada Revised Statutes, a statement of the voting powers, designations, preferences, limitations, restrictions and relative rights thereof, in respect of each class of capital stock is as follows:
     A. PREFERRED STOCK
     The Board of Directors is hereby expressly authorized at any time, and from time to time, to provide for the issuance of shares of preferred stock in one or more series, with such voting powers, full or limited, or no voting powers, and with such designations, preferences and relative, participating, optional or other rights, and qualifications or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by a majority of the Board of Directors then in office and the certificate of designations filed under the General Corporation Law of the State of Nevada, setting forth such resolution or resolutions, including (without limiting the generality thereof) the following as to each such series:
(i)	the designation of such series;

(ii)	the dividends, if any, payable with respect to such series, the rates or basis for determining such dividends, and any conditions and dates upon which such dividends shall be payable, the preferences, if any, of such dividends over, or the relation of such dividends to, the dividends payable on the Common Stock or any other series of preferred stock, whether such dividends shall be noncumulative or cumulative, and, if cumulative, the date or dates from which such dividends shall be cumulative’

(iii)	whether shares of such series shall be redeemable at the option of the Board of Directors or the holder, or both, upon the happening of a specified event and, if redeemable, whether for cash, property or rights, including securities of the Corporation, the time, prices or rates and any adjustment and other terms and conditions of such redemption;

(iv)	the terms and amount of any sinking, retirement or purchase fund provided for the purchase or redemption of shares of such series;

(v)	whether shares of such series shall be convertible into or exchangeable for shares of Common Stock or any other series of preferred stock, at the option of the Corporation or of the holder, or both, or upon the happening of a specified event and, if provision be made for such conversion or exchange, the terms, prices, rates, adjustments and any other terms and conditions thereof;

(vi)	the extent, if any, to which the holders of shares of such series shall be entitled to vote with respect to the election of directors or otherwise, including, without limitation, the extent, if any, to which such holders shall be entitled, voting as a series or as a part of a class, to elect one or more directors upon the happening of a specified event or otherwise;

(vii)	the restrictions, if any, on the issue or reissue of shares of such series or any other series;

(viii)	the extent, if any, to which the holders of shares of such series shall be entitled to preemptive rights; and

(ix)	the rights of the holders of shares of such series upon the liquidation of the Corporation or any distribution of its assets.

B.	COMMON STOCK

(i)	Dividends and Distributions. No payment of dividends or distributions shall be made to the holders of Shares of Common Stock unless and until the holders of preferred stock receive any preferential amounts to which they are entitled under this ARTICLE FOURTH or in the resolution or resolutions providing for the issue of shares of preferred stock. Subject to the limitation set forth in the preceding sentence of this Paragraph (i) and except as otherwise provided by these Articles of Incorporation or in the resolution or resolutions providing for the issue of shares of preferred stock, the holders of shares of Common Stock shall be entitled to receive such dividends and distributions as may be declared upon such shares of Common Stock, from time to time by a resolutions or resolutions adopted by the Board of Directors.

(ii)	Voting Rights. All holders of Common Stock shall be entitled to notice of any stockholders’ meeting. Subject to the provisions of any applicable law and except as otherwise provided in these Articles of Incorporation or by the resolution or resolutions providing for the issue of shares of preferred stock, all voting rights shall be vested solely in the Common Stock. The holders of shares of Common Stock shall be entitled to vote upon the election of directors and upon any other matter submitted to the stockholders for a vote. Each share of Common Stock issued and outstanding shall be entitled to one noncumulative vote. A fraction of a share of Common Stock shall not be entitled to any voting rights whatsoever.

(iii)	Liquidation, Dissolution or Winding Up. Except as otherwise provided in these Articles of Incorporation and subject to the rights of holders, if any, of preferred stock to receive preferential liquidation distributions to which they are entitled under this ARTICLE FOURTH or under the resolution or resolutions providing for the issue of shares of preferred stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the Corporation, all assets of the Corporation shall be shared pro rata among the holders of the Common Stock.
     3. Except as otherwise providing in these Articles of Incorporation or by applicable law, the Corporation’s capital stock, regardless of class, may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine by a resolution or resolutions adopted by a majority of the Board of Directors then in office.
     4. As specifically permitted pursuant to § 78.288 of the Nevada Revised Statutes, the Corporation may make a distribution (including dividends on, or redemptions or repurchases of shares of its capital stock) even if, after giving effect to such distributions, the total assets of the Corporation would be less than the sum of its total liabilities plus the amount that would be needed at the time of a dissolution to satisfy the preferential rights of any preferred shareholders.
     FIFTH: The name and the post office box or street address, either residence or business, of the Incorporator signing these Articles of Incorporation are as follows:

Name	Mailing Address
Stephen L. Clanton	5200 Maryland Way, Suite 400 Brentwood, Tennessee 37027-5018
     SIXTH: The name and the post office box or street address, either residence or business, of the directors of the Corporation are as follows:

NAME	ADDRESS
Joseph F. Furlong, III	5200 Maryland Way, Suite 400
Brentwood, Tennessee 37027-5018

Stephen L. Clanton	5200 Maryland Way, Suite 400
Brentwood, Tennessee 37027-5018

Frank Powers	5200 Maryland Way, Suite 400
Brentwood, Tennessee 37027-5018

     SEVENTH: The Corporation shall have perpetual existence.
     EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors, or any class of them, and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Nevada may, on the application in a summary way of this Corporation, or if any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under § 78.600 of the Nevada Revised Statutes, or on the application of trustees in dissolution, or of any receiver or receivers appointed for this Corporation under § 78.635 of the Nevada Revised Statutes, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the court directs. If a majority and number representing three-fourths (3/4) in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders, as the case may be, and also on this Corporation.
     NINTH:
     1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors.
     2. The Board of Directors shall consist of not less than three (3) nor more than fifteen (15) persons, the exact numbers to be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of directors then in office; provided, however, that such maximum number may be increased from time to time to reflect the rights of holders of preferred stock to elect directors in accordance with the terms of these Articles of Incorporation or of the resolution or resolutions adopted by a majority of the Board of Directors then in office providing for the issue of shares of preferred stock.
     3. The Board of Directors shall be divided into three classes, designated Class 1, Class 2 and Class 3. Each class shall consist, as nearly as may be possible, of one-third of the number of directors constituting the Board of Directors. The term of office for Class 1 directors will first expire at the first annual meeting of stockholders; the term of office of Class 2 directors will first expire at the second annual meeting of stockholders; and the term of office of Class 3 directors will first expire at the third annual meeting of stockholders, and in each case until their successors are duly elected and qualified. At each annual meeting of stockholders commencing with the first annual meeting of stockholders, successors to the class of directors whose terms expire at the annual meeting of stockholders shall be elected by stockholders for a three-year term and until their successors are duly elected and qualified. Except as otherwise provided herein or in the Corporation’s Bylaws, increases in the size of the Board of directors shall be distributed among the classes so as to render the classes as nearly equal in size as practicable. Whenever the holders of preferred stock issued pursuant to these Articles of Incorporation or the resolution or resolutions adopted by a majority of the Board of Directors then in office providing for the issue of shares of preferred stock shall have the right, voting as a separate class, to elect directors, the election, term of office, filling of vacancies and other terms of such directorships shall be governed by the terms of these Articles of Incorporation or such resolution or resolutions, as the case may be, and such directorships shall not be divided into serial classes or otherwise subject to this Section 3 unless expressly so provided therein.

     4. One or more directors or the entire Board of Directors of the Corporation may be removed at any time for cause by the affirmative of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class).
     5. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of these Articles of Incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as otherwise provided by applicable law; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.
     TENTH: The personal liability of the directors or officers of the Corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented. The provisions of this ARTICLE TENTH are not intended to, and shall not, limit, supersede or modify any other defense available to a director under applicable law. Any repeal or modification of this ARTICLE TENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification
     ELEVENTH:
     1. The Corporation shall to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented (but in the case of any such amendment or supplement, only to the extent that such amendment or supplement permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment or supplement), indemnify any and all directors and officers whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person. The Corporation may, in its sole discretion and to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended or supplemented, indemnify any and all employees and agents whom it shall have the power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall continue as to a person who has ceased to be an employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.
     2. The Corporation shall pay the expenses incurred in defending any proceeding against a director or officer which is or may be subject to indemnification pursuant to this ARTICLE ELEVENTH in advance of final disposition of such proceeding; provided, however, that the payment of such expenses incurred by a director or officer shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced it if should be ultimately determined that the director or officer is not entitled to be indemnified under this ARTICLE ELEVENTH or otherwise. The Corporation may, in its sole discretion, advance expenses incurred by its employees or agents to the same extent as expenses may be advanced to its directors and officers hereunder.
     3. The rights conferred no any person by this ARTICLE ELEVENTH shall be deemed contract rights and shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of these Articles of Incorporation or the Corporation’s Bylaws, agreement, or vote of stockholders or disinterested directors or otherwise.
     4. The Corporation may purchase and maintain insurance to protect itself and any other director, officer, employee or agent of the Corporation or any corporation, partnership, joint venture, trust or other enterprise against any liability, whether or not the Corporation would have the power to indemnify such person under the General Corporation Law of the State of Nevada.
     TWELFTH:
     1. From time to time any of the provisions of these Articles of Incorporation may be amended, altered or repealed in accordance with the laws of the State of Nevada at the time in force; provided however, that the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of the Corporation’s capital stock entitled to vote thereon and 66-2/3% of the members of the Board of Directors then holding office is required to amend those provisions of these Articles of Incorporation set forth in ARTICLES NINTH, TENTH, ELEVENTH, TWELFTH, OR THIRTEENTH.
     2. The Corporation’s Bylaws may be amended, added to or repealed by an affirmative vote of at least 66-2/3% of either (i) the shares of the Corporation’s capital stock entitled to vote thereon, or (ii) the Board of Directors.
     THIRTEENTH: Any action required or permitted to be taken by the holders of the issued and outstanding capital stock of the Corporation may be effected solely at an annual or special meeting of stockholders duly called and held in accordance with law and these Articles of Incorporation, and not by the consent in writing of such stockholders or any of them; provided, however, that any holder of shares of preferred stock may exercise the special voting rights, if any, of such shares to elect directors upon the occurrence of certain events specified in these Articles of Incorporation or in the resolution or resolutions adopted by a majority of the Board of Directors then in office providing for the issuance of such shares of preferred stock, in any manner now or hereafter permitted by these Articles of Incorporation or applicable law.
     IN WITNESS WHEREOF, I do hereby execute these Articles of Incorporation on April 27, 2010.

/s/ Stephen L. Clanton
Stephen L. Clanton, Incorporator

APPENDIX C
BYLAWS
OF
AHP NV CORP.
ARTICLE I
MEETINGS OF STOCKHOLDERS
     1.1 Annual Meeting. The annual meeting of the stockholders shall be held, at such place within or without the state of incorporation as may be designated by the Board of Directors, on such date and at such time as shall be designated each year by the Board of Directors and stated in the notice of the meeting. At the annual meeting the stockholders shall elect directors by a plurality vote and transact such other business as may properly be brought before the meeting.
     1.2 Special Meetings. Special meetings of the stockholders may be called by the president or a majority of the Board of Directors. The place of said meetings shall be designated by the directors. The business transacted at special meetings of the stockholders of the corporation shall be confined to the business stated in the notice given to the stockholders.
     1.3 Notice of Stockholder Meetings. Written or printed notice stating the place, day, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called and the person or persons calling the meeting; notice may be communicated in person, by mail or private carrier or by other means of written communication by or at the direction of the president, secretary, officer, or person calling the meeting to each stockholder entitled to vote at the meeting. Such notice shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting; provided, however, that any such notice may be waived in writing, either prior to or subsequent to such meeting.
     1.4 Advance Notice Requirements. The provisions of this Section 1.4 are in addition to, and do not waive, any standards in effect under applicable federal or state law regarding stockholder proposals.
          (a) At an annual or special meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or the president of the corporation, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or president, or (iii) brought before the meeting by a stockholder in accordance with these Bylaws. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder’s notice shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, (iii) the class and number of shares which are beneficially owned by the stockholder as of the record date of the meeting (if such record date is publicly available) and as of the date of the notice, and (iv) any material interest of the stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual or special meeting except in accordance with the procedures set forth in this Section 1.4(a). The chairman of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting and in accordance with the provisions of this Section 1.4(a), and if he shall so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
     (b) Notwithstanding anything to the contrary set forth in these Bylaws, including the provisions of Section 1.4(a), only persons who are nominated in accordance with the procedures set forth in this Section 1.4(b) shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 1.4(b). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to written notice timely made in writing to the secretary of the corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation within the time periods specified in Section 1.4(a). Such notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director (w) the name, age, business address and residence address of such person, (x) the principal occupation or employment of such person (y) the class and number of shares of the corporation which are beneficially owned by such person as of the record date of such meeting (if such record date is publicly available), and as of the date of such notice, and (z) any other information relating to such person that is required to be disclosed in solicitations of proxy for election of directors or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving notice (y) the name and address, as they appear on the corporation’s books, of such stockholder, and (z) the class and number of shares of the corporation which are beneficially owned by such stockholder as of the record date of the meeting (if such record date is publicly available) and as of the date of such notice. At the request of the Board of Directors, any person nominated by the Board for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to a nominee. No person shall be eligible for election as a director unless nominated in accordance with the procedure set forth in this Section 1.4(b). The chairman of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.
     1.5 Quorum Requirements. A majority of the shares entitled to vote present, in person or represented by proxy, shall constitute a quorum for the transactions of business. A meeting may be adjourned despite the absence of a quorum, and notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. When a quorum is present at any meeting, a majority in interest of the stock there represented shall decide any question brought before such meeting, unless the question is one upon which, by express provision of this corporation’s Articles of Incorporation or Bylaws, or by the laws of the state of Nevada, a larger or different vote is required, in which case such express provision shall govern the decision of such question.
     1.6 Voting and Proxies. Every stockholder entitled to vote at a meeting may do so either in person or by proxy appointment made by an instrument in writing subscribed by such stockholder which proxy shall be filed with the secretary of the meeting before being voted. Such proxy shall entitle the holders thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment thereof. No proxy shall be valid after the expiration of three (3) years from the date of its execution, unless the said instrument expressly provides for a longer period.
ARTICLE II
BOARD OF DIRECTORS
     2.1 Qualification and Election. Directors need not be stockholders or residents of this State, but must be of legal age. They shall be elected by a plurality of the votes cast at the annual meetings of the stockholders or at a special meeting of the stockholders called for that purpose. Each director shall hold office until the expiration of the term for which he is elected, and thereafter until his successor has been elected and qualified.
     2.2 Number. The Board of Directors shall consist of not less than three nor more than fifteen (15) persons, the exact numbers to be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of directors then in office; provided, however, that such maximum number may be increased from time to time to reflect the rights of holders of preferred stock to elect directors in accordance with the terms of the Articles of Incorporation and these Bylaws or of the resolution or resolutions adopted by a majority of the Board of Directors then in office providing for the issue of shares of preferred stock.
     2.3 Classes. The Board of Directors shall be divided into three classes, designated Class 1, Class 2 and Class 3. Each class shall consist, as nearly as may be possible, of one-third of the number of directors constituting the Board of Directors. The term of office for Class 1 directors will first expire at the first annual meeting of stockholders; the term of office of Class 2 directors will first expire at the second annual meeting of stockholders; and the term of office of Class 3 directors will first expire at the third annual meeting of stockholders, and in each case until their successors are duly elected and qualified. At each annual meeting of stockholders commencing with the first annual meeting of stockholders, successors to the class of directors whose terms expire at the annual meeting of stockholders shall be elected by stockholders for a three-year term and until their successors are duly elected and qualified. Except as otherwise provided herein or in the Bylaws, increases in the size of the Board of Directors shall be distributed among the classes so as to render the class as nearly equal in size as practicable. Whenever the holders of preferred stock issued pursuant to the Articles of Incorporation or the resolution or resolutions adopted by a majority of the Board of Directors then in office providing for the issue of shares of preferred stock shall have the right, voting as a separate class, to elect directors, the election, term of office, filling of vacancies and other terms of such directorships shall be governed by the terms of the Articles of Incorporation and these Bylaws or such resolution or resolutions, as the case may be, and such directorships shall not be divided into serial classes or otherwise subject to this Section 2.3 unless expressly so provided therein.
     2.4 Meetings. The annual meeting of the Board of Directors shall be held immediately after the adjournment of the annual meeting of the stockholders, at which time the officers of the corporation shall be elected. The Board may also designate more frequent intervals for regular meetings. Special meetings may be called at any time by the Chairman of the Board, president, or any two directors. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at such a meeting.
     2.5 Notice of Directors’ Meetings. The annual and all regular board meetings may be held without notice of the date, time, place or purpose of the meeting. Special meetings shall be held upon notice sent by any usual means of communication not less than twenty-four (24) hours before the meeting noting the date, time and place of the meeting. The notice need not describe the purposes of the special meeting. Attendance by a director at a meeting or subsequent execution or approval by a director of the minutes of a meeting or a consent action shall constitute a waiver of any defects in notice of such meeting and/or consent action.
     2.6 Quorum and Vote. The presence of a majority of the directors shall constitute a quorum for the transaction of business. A meeting may be adjourned despite the absence of a quorum, and notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken, and if the period of adjournment does not exceed thirty (30) days in anyone adjournment. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board, unless the vote of a greater number is required by the Articles of Incorporation, these Bylaws, or by the laws of the state of Nevada.
     2.7 Executive, Audit and Other Committees. The Board of Directors, by a resolution adopted by a majority of its members, may designate an executive committee, consisting of two or more directors, an audit committee, a majority of the members of which are independent directors, and other committees, consisting of two or more persons, who may or may not be directors, and may delegate to such committee or committees any and all such authority as it deems desirable, including the right to delegate to an executive committee the power to exercise all the authority of the Board of Directors in the management of the affairs and property of the corporation.

ARTICLE III
OFFICERS
     3.1 Number. The corporation shall have a president, a secretary, and such other officers as the Board of Directors shall from time to time deem necessary. Any two or more offices may be held by the same person, except the offices of president and secretary.
     3.2 Election and Term. The officers shall be elected by, and shall hold office at the pleasure of, the Board of Directors.
     3.3 Duties. All officers shall have such authority and perform such duties in the management of the corporation as are normally incident to their offices and as the Board of Directors may from time to time provide.
ARTICLE IV
RESIGNATIONS, REMOVALS AND VACANCIES
     4.1 Resignations. Any officer or director may resign at any time by giving written notice to the Chairman of the Board, the president or the secretary. Any such resignation shall take effect at the time specified therein, or, if no time is specified, then upon its acceptance by the Board of Directors.
     4.2 Removal of Officers. Any officer or agent may be removed at any time with or without cause by the Board of Directors.
     4.3 Removal of Directors. Any or all of the directors may be removed at any time for “cause” by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class). Cause for purposes of these Bylaws shall be: (i) any fraudulent or dishonest act or activity by the director; or (ii) behavior materially detrimental to the business of the corporation.
     4.4 Vacancies. Newly created directorships resulting from an increase in the number of directors, and vacancies occurring in any office or directorship for any reason, including removal of an officer or director, may be filled by the vote of a majority of the directors remaining in office, even if less than a quorum exists; provided, however, that any vacancy created by removal of a director pursuant to Section 4.3 may be filled by action of the stockholders taken at the same meeting at which the vacancy was created, such action to be taken upon the affirmative vote of the holders of not less than a majority of the voting power of the outstanding capital stock of the corporation entitled to vote in the election of directors, voting as a single class.
ARTICLE V
CAPITAL STOCK
     5.1 Stock Certificates. The shares of the corporation shall be represented by stock certificates unless the Board of Directors shall by resolution provide that some or all of any class or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the corporation. Notwithstanding the adoption of any resolution providing for uncertificated shares, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate representing the number of shares registered in certificate form. The certificates of shares of the capital stock of the corporation shall be in such form as shall be approved by the Board of Directors. Unless otherwise decided by the board, such certificates shall be signed by the President and the Secretary of the corporation, however, any or all of the signatures may be a facsimile. The corporation shall be entitled to treat the holder of record of any share or shares of stock of the corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has actual or other notice thereof, except as provided by law.
     5.2 Transfer of Shares. Uncertificated shares of stock shall be transferable only on the books of the corporation by the holder thereof in person or by attorney upon presentment of proper evidence of succession, assignation or authority to transfer in accordance with the customary procedures for transferring shares in uncertificated form. Shares of stock represented by certificates may be transferred on the books of the corporation by delivery and surrender of the properly assigned certificate, but subject to any restrictions on transfer imposed by either the applicable securities laws or any stockholder agreement.
     5.3 Loss, Theft or Destruction of Certificates. In the case of the loss, theft, mutilation, or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the Board of Directors shall prescribe.
ARTICLE VI
ACTION BY CONSENT
     6.1 Directors. Whenever the directors are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by all the persons or entities entitled to vote thereon, and such action shall be as valid and effective as any action taken at a regular or special meeting of the directors.
     6.2 Stockholders. Any action required or permitted to be taken by the holders of the issued and outstanding stock of the corporation may be effected solely at an annual or special meeting of stockholders duly called and held in accordance with law, the Articles of Incorporation of the corporation and these Bylaws, and not by the consent in writing of such stockholders or any of them, provided, however, that holders of shares of any series of the corporation’s preferred stock may exercise the special voting rights, if any, of such series to elect directors upon the occurrence of certain events specified in the Articles of Incorporation of the corporation or in the resolution or resolutions adopted by a majority of the Board of Directors then in office providing for the issue of any series of preferred stock pursuant to the Articles of Incorporation of the corporation, in any manner now or hereafter permitted by the Articles of Incorporation of the corporation or the General Corporation Law of the State of Nevada.

ARTICLE VII
AMENDMENT OF BYLAWS
     These Bylaws may be amended, added to or repealed by an affirmative vote of at least 66-2/3% of either (1) the shares of the corporation’s capital stock entitled to vote thereon, or (2) the Board of Directors.
ARTICLE VIII
FISCAL YEAR
     The fiscal year for the corporation shall be fixed from time to time by the corporation’s Board of Directors.

APPENDIX D
RESTRUCTURING SUPPORT AGREEMENT
     This RESTRUCTURING SUPPORT AGREEMENT (the “ Agreement”), dated as of April 27, 2010, is entered into by and among American HomePatient, Inc., a Delaware corporation, (“ AHP”), AHP NV Corp., a Nevada corporation (“ New AHP Parent”), Highland Capital Management, L.P., (“ HCMLP”), those certain entities appearing on Schedule I attached hereto (the ” Holders”) (HCMLP, Holders, and AHP are hereinafter referred to collectively as the ” Parties”), and NexBank, SSB (as successor in interest to Heritage Bank, SSB, the ” Agent” or “ NexBank”).
RECITALS
     WHEREAS, AHP, along with its subsidiaries American HomePatient, Inc. (a Tennessee corporation), Designated Companies, Inc., American HomePatient of New York, Inc., The National Medical Rentals, Inc., American HomePatient of Texas, L.P., AHP, L.P., AHP Home Medical Equipment Partnership of Texas, Colorado Home Medical Equipment Alliance, LLC, Northeast Pennsylvania Alliance, LLC, Northwest Washington Alliance, LLC, AHP Home Care Alliance of Tennessee, AHP Alliance of Columbia, AHP Knoxville Partnership, AHP Home Care Alliance of Gainesville and AHP Home Care Alliance of Virginia (AHP, along with the these named subsidiaries are herein referred to as the “ Makers”) have executed and delivered in favor of NexBank, on behalf of the Holders, a Secured Promissory Note, dated as of July 1, 2003, in the original principal amount of $250,000,000 (such note, as may be amended, restated, supplemented, or otherwise modified from time to time, the ” Note”);
     WHEREAS, as of the date hereof, the Makers have acknowledged that the Event of Default under the Note, defined herein as the “ Designated Event of Default,” has occurred and is continuing;
     WHEREAS, pursuant to the terms of that certain Tenth Forbearance Agreement dated April 14, 2010, Agent and certain of the Holders agreed to forbear from exercising remedies during the Forbearance Period (as defined in the Tenth Forbearance Agreement);
     WHEREAS, the Tenth Forbearance Agreement provides that it shall expire on May 15, 2010;
     WHEREAS, HCMLP is the beneficial owner, through the direct ownership by its affiliate Highland Crusader Offshore Partners, L.P. (collectively, “ Crusader”), of approximately 48.0% of the shares of AHP common stock;
     WHEREAS, as of the date hereof, New AHP Parent is a direct, wholly-owned subsidiary of AHP and Reorg Sub (as defined below) is a direct, wholly-owned subsidiary of New AHP Parent; and
     WHEREAS, the Parties have agreed to a restructuring that contemplates: (i) a separately negotiated purchase and acquisition by AHP of the portion of the Note held by Aeries II – Finance Limited (“ Patriarch”) and the subsequent retirement and cancellation of such interest in the Note; (ii) subject to approval by a majority of AHP shareholders, to a reorganization merger in which New AHP Parent will become the parent corporation of AHP following the merger of Reorg Sub with and into AHP and in which merger each Original Share (as defined below) shall be converted into a share in the New AHP Parent (the “ Reorganization Merger”); (iii) a going private transaction, described in Section 4 below, effected through a self-tender offer for all outstanding shares not held by HCMLP or its affiliates; (iv) immediately following the Acceptance (as defined below), to the effectiveness of a debt restructuring between the Parties, as hereinafter described (the “ Debt Restructuring”); and (iv) immediately following the Debt Restructuring, to the resignation of all of the members of Board of Directors of AHP and New AHP Parent (the “Current

Directors”) and the appointment of individuals previously designated by HCMLP to constitute the Board of Directors of the New AHP Parent and AHP (the “ New Directors”).
     NOW, THEREFORE, in consideration of the foregoing and the promises, mutual covenants and agreements set forth herein and for other good and valuable consideration, the Parties agree as follows ( provided that the Holders’ agreement is limited to Sections 1, 3.8, 4, 5, 6, 8.1, 9, 10 and 11):
Section 1 Retirement of Patriarch Debt. Immediately following the execution of this Agreement, AHP shall purchase and acquire from Patriarch, Patriarch’s entire 4.481784059% interest in the Note (the ” Patriarch Interest”) in exchange for a cash payment of $8,633,517.01. Immediately following its purchase of the Note, AHP will retire and cancel the Patriarch Interest. All of the Holders consent to the purchase and acquisition by AHP and subsequent cancellation and retirement by AHP of the Patriarch Interest.
Section 2 Reorganization Merger.
     2.1 New AHP Parent. Immediately following execution of this Agreement in exchange for $6,600,000 from AHP, New AHP Parent shall guarantee all outstanding debt obligations of AHP (including, without limitation, the Note); provided, that AHP shall cause to be executed such documents as are necessary to provide that the $6,600,000 transferred to New AHP Parent shall remain subject to all security interests, including, without limitation, any account control agreements, of the Holders.
     2.2 Meeting. AHP, in accordance with applicable law and its certificate of incorporation and bylaws, shall duly call, give notice of, convene and hold a meeting of its shareholders (the ” Stockholder Meeting”) for the purpose of obtaining the stockholder approval of the Reorganization Merger as promptly as reasonably practicable following the mailing of a proxy statement (the “ Proxy Statement”). AHP shall file the Proxy Statement in preliminary form as promptly as practicable (and in any event no later than fifteen (15) days after the date of this Agreement) with the Securities and Exchange Commission (the “ SEC”) and shall use its reasonable best efforts to respond as promptly as reasonably practicable to any oral or written comments received from the SEC or its staff with respect to the Proxy Statement; provided, that AHP shall provide HCMLP a reasonable opportunity to review and comment on the Proxy Statement and any amendments thereto and all correspondence to the SEC in connection therewith. AHP shall cause the definitive Proxy Statement to be mailed to its shareholders at the earliest practicable date, with the Stockholder Meeting to be held as soon as reasonably practicable thereafter (and in any event no later than thirty-five (35) days after the mailing of the definitive Proxy Statement) subject to postponement or adjournment with the prior written consent of HCMLP.
     2.3 Completion of the Reorganization Merger; Effect of the Reorganization Merger. AHP shall use its reasonable best efforts to cause the closing of the Reorganization Merger (the ” Merger Closing”) to occur as promptly as practicable following approval of the Reorganization Merger by the stockholders of AHP but in any event prior to the Merger Deadline (as defined below). At the Merger Closing, AHP will cause a certificate of merger to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the General Corporation Law of the State of Delaware, as amended from time to time (the “ DGCL”) (the “ Merger Certificate”). The Merger Certificate shall provide that, at the effective time of the Reorganization Merger (the “ Effective Time” and such date the “ Effective Date”), Reorg Sub shall merge with and into AHP in accordance with the DGCL, and the separate existence of Reorg Sub shall cease and AHP shall continue as the surviving entity.
     2.4 Treatment of Shares and Options. In the Reorganization Merger, each outstanding share of AHP common stock, par value $0.01 per share (each an “ Original Share” and, collectively, the “ Original Shares”) shall be converted and changed automatically into the right to receive one fully paid and non-assessable share of New AHP Parent (each a “ Share” and, collectively, the “ Shares”) without further action on the part of the holder thereof. In the Reorganization Merger, AHP shall cause each option to purchase Original Shares (collectively, the “ AHP Stock Options”) granted under the employee and director stock plans of AHP (the “ AHP Stock Plans”), whether vested or unvested, that is outstanding immediately prior to the Effective Time to be converted into an option to purchase the same number of Shares of New AHP Parent with the same exercise price per Share as the AHP Stock Options, it being understood and agreed that all terms and conditions of the original AHP Stock Options and AHP Stock Plans shall remain in full force and effect with respect to the New AHP Parent Options and New AHP Parent Plans.
     2.5 Agreement by HCMLP and Crusader to Vote for Reorganization Merger. HCMLP and Crusader hereby irrevocably and unconditionally agrees that from and after the date hereof and until the earliest to occur of (i) the closing of the transactions contemplated by this Agreement and (ii) August 10, 2010, at any meeting (whether annual or special, and at each adjourned or postponed meeting) of the AHP stockholders, however called, or in any other circumstances (including any sought action by written consent) upon which a stockholder vote or other stockholder consent or stockholder approval is sought, HCMLP and Crusader will (y) appear at such a meeting or otherwise cause its Original Shares to be counted as present thereat for purposes of calculating a quorum and respond to any other request by AHP for written stockholder consent, (z) vote, or cause to be voted, or take such action by written stockholder consent with respect to, all of such AHP common stock beneficially owned by HCMLP and its affiliates as of the relevant time (I) in favor of the Reorganization Merger and any related proposals, (II) against any proposal made in opposition to, or in competition or inconsistent with, this Agreement, including the adoption thereof or the consummation thereof, and (III) against any action or agreement that would reasonably be expected to prevent or impede the consummation of the Reorganization Merger, the Debt Restructuring or the Offer. HCMLP and Crusader also hereby agree they will not transfer Original Shares of HCMLP or its affiliates (other than to an affiliate of HCMLP) without first obtaining a written proxy or voting agreement to vote in accordance with the provisions of this Section 2.5.
     2.6 AHP Board Recommendation of Merger; Other Actions. AHP represents and warrants that the AHP Board of Directors, as of the date hereof, has recommended that the stockholders of AHP approve the Reorganization Merger and the related items presented in the Proxy Statement (the ” Merger Recommendation”) and directed the officers of AHP to include the Merger Recommendation in the Proxy Statement. AHP shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the approval of the Reorganization Merger and the other transactions contemplated hereby. Notwithstanding anything in this Agreement to the contrary, unless this Agreement is terminated in accordance with Section 9.1, AHP, regardless of whether its Board of Directors has made a Change of Recommendation, will submit the Reorganization Merger to the stockholders of AHP at the Stockholder Meeting for the purpose of approving the Reorganization Merger.
     2.7 Change of Merger Recommendation. Neither the AHP Board of Directors nor any committee thereof shall withdraw, qualify or modify the Merger Recommendation in any manner or publicly propose to do so, or approve or recommend or publicly propose to approve or recommend, any Alternative Proposal. Notwithstanding the foregoing or any other provision of this Agreement, if AHP receives a Superior Proposal and the Board of Directors of AHP determines in good faith, after consultation with outside counsel, that in light of such Superior Proposal the failure to withdraw, qualify or modify its Merger Recommendation would be inconsistent with the Board of Directors’ exercise of its fiduciary duties, the AHP Board of Directors may withdraw, qualify or modify the Merger Recommendation (a “ Change of Recommendation”); provided, however, that AHP shall have first provided three Business Days’ prior written notice to HCMLP that it is prepared to effect a Change of Recommendation, which notice shall describe in reasonable detail and include any draft agreements pertaining to such Superior Proposal.
     “Alternative Proposal” shall mean (i) any inquiry, proposal or offer from any person or group of persons other than HCMLP or one of its affiliates for a merger, reorganization, share exchange,

consolidation, business combination, recapitalization, dissolution, liquidation, or similar transaction involving AHP (or, after the Effective Date, New AHP Parent) or any subsidiary of AHP (or, after the Effective Date, New AHP Parent), (ii) any proposal for the issuance by AHP (or, after the Effective Date, New AHP Parent) of over 15% of its equity securities or (iii) any proposal or offer to acquire in any manner, directly or indirectly, over 15% of the equity securities or consolidated total assets of AHP (or, after the Effective Date, New AHP Parent) and its subsidiaries.
     “Superior Proposal” shall mean any bona fide written Alternative Proposal (i) on terms which the Board of Directors of AHP (or, after the Effective Date, New AHP Parent) determines in good faith, after consultation with AHP’s (or, after the Effective Date, New AHP Parent’s) outside legal counsel, to be more favorable to the holders of Original Shares or Shares, as applicable, than the Offer, taking into account all the terms and conditions of such proposal and this Agreement and (ii) that the Board of Directors of AHP (or, after the Effective Date, New AHP Parent) believes is reasonably likely to be completed without undue delay, taking into account all financial, regulatory, legal and other aspects of such proposal; provided, however, that for purposes of the definition of “Superior Proposal”, the references to “15%” in the definition of “Alternative Proposal” shall be deemed to be references to “50%.”
Section 3 Self-Tender Offer.
     3.1 Terms of Self-Tender Offer. Provided that this Agreement shall not have been terminated in accordance with Section 9.1, pursuant to Section 3.2 hereof, New AHP Parent shall as promptly as practicable following the Merger Closing, and in any event within five (5) Business Days following the date of the Merger Closing (or such other later date as the HCMLP and AHP may mutually agree in writing) commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the “ Exchange Act”) a self-tender offer for all outstanding Shares not held by HCMLP or its affiliates (the “ Offer”) at $0.67 per share in cash (the “ Per Share Amount”). The Per Share Amount shall be net to the seller in cash, subject to reduction only for any applicable federal backup withholding or stock transfer taxes payable by the seller. The obligations of New AHP Parent to accept for payment and to pay for any Shares tendered pursuant to the Offer shall be subject only to the following conditions (the “ Tender Offer Conditions”):
1.	there shall have been validly tendered and not withdrawn prior to the expiration of the Offer a number of Shares which, together with Shares held by HCMLP and its affiliates, represents more than 90% of the number of Shares outstanding, on a fully diluted basis (the “ Minimum Condition”);

2.	the total amount payable by New AHP Parent to holders of Shares, upon acceptance for payment of Shares, shall not exceed $6,527,000;

3.	the Debt Restructuring shall become effective simultaneously with the Acceptance; and

4.	at any time on or after the date hereof and prior to the acceptance for payment of Shares, any of the following conditions shall have occurred and be continuing:
     (i) any United States or foreign governmental or regulatory agency, commission, court, body, entity or authority of competent jurisdiction shall have enacted issued or entered any restraining order, preliminary or permanent injunction or similar order or legal restraint or prohibition which remains in effect that enjoins or otherwise prohibits consummation of the Offer or a follow-on merger (whether short-form or long-form) conducted after the completion of the Offer;

     (ii) (a) the representations and warranties of AHP contained in this Agreement which are qualified by “materiality” or “Material Adverse Effect” shall not be true and correct in all respects and (b) the other representations and warranties of AHP contained in this Agreement shall not be true and correct in all material respects, in each case at and as of the date hereof and at and as of the Acceptance Date with the same effect as if made at and as of such date, or, if such representations speak as of an earlier date, as of such earlier date; and
     (iii) any party shall have failed to perform and comply with, in all material respects, its covenants and agreements contained in the Agreement to be performed by it prior to the Acceptance Date.
     3.2 No Modification. Without the prior written consent of HCMLP, New AHP Parent shall not (i) change the Per Share Amount or the form of consideration payable in the Offer, (ii) decrease the number of Shares sought to be purchased in the Offer, (iii) modify, amend or waive satisfaction of any Tender Offer Condition, (iv) impose additional conditions to the Offer, (v) make any change in the Offer that would require an extension or delay of the then-current Expiration Date, or (vii) otherwise modify or amend any other term of the Offer in any manner (A) adverse to HCMLP or (B) which would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.
     3.3 SEC Filings. On the date of commencement of the Offer, New AHP Parent shall file or cause to be filed with the SEC (x) a Rule 13E-3 Transaction Statement on Schedule 13E-3 in connection with the Offer (a “ Schedule 13E-3”) and (y) a Tender Offer Statement on Schedule TO (together with all amendments and supplements thereto, the “ Schedule TO”) with respect to the Offer which shall contain the offer to purchase (the “ Offer to Purchase”) and related letter of transmittal and summary advertisement and other ancillary Offer documents and instruments pursuant to which the Offer will be made (collectively with any supplements or amendments thereto, the “ Offer Documents”). New AHP Parent agrees promptly to correct any information provided in the Schedule 13E-3 and the Offer Documents if and to the extent that it shall have become false or misleading in any material respect and New AHP Parent shall take all steps necessary to cause the Schedule 13E-3 and the Schedule TO, as so corrected or supplemented, to be filed with the SEC and the Offer Documents, as so corrected or supplemented, to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. HCMLP and its counsel shall be given a reasonable opportunity to review and comment on the Schedule 13E-3 and any Offer Documents (including each amendment or supplement thereto) before they are filed with the SEC. New AHP Parent shall provide HCMLP with (in writing, if written), and to consult with HCMLP regarding, any comments (written or oral) that may be received by AHP, New AHP Parent or their counsel from the SEC or its staff with respect to the Schedule 13E-3 and the Offer Documents as promptly as practicable after receipt thereof. HCMLP and its counsel shall be given a reasonable opportunity to review any such written and oral comments and proposed responses.
     3.4 Expiration Date. The Offer to Purchase shall provide for an expiration date of the 20th Business Day (as defined in Rule 14d-1 under the Exchange Act, “ Business Day”) following (and including the day of) the commencement of the Offer (such date, or such subsequent date to which the expiration of the Offer is extended pursuant to and in accordance with the terms of this agreement, the “ Expiration Date”). New AHP Parent shall not terminate or withdraw the Offer other than in connection with the effective termination of this Agreement in accordance with Section 9.1 hereof. So long as the Offer and this Agreement have not been terminated pursuant to Section 9.1, if at any scheduled Expiration Date, the Tender Offer Conditions shall not have been satisfied or earlier waived, New AHP Parent shall extend the Offer and the Expiration Date to a date that is not more than five Business Days after such previously scheduled Expiration Date; provided that New AHP Parent shall not be required to cause New AHP Parent to extend the Offer beyond the End Date (as defined below).

     3.5 Acceptance. Subject solely to the satisfaction or waiver of the Tender Offer Conditions, New AHP Parent shall as soon as possible after the expiration of the Offer, accept for payment and pay for Shares validly tendered and not withdrawn pursuant to the Offer (the ” Acceptance” and the time of such payment, the “ Acceptance Date”).
     3.6 AHP Board Recommendation for Tender; Other Actions. The New AHP Parent Board of Directors will recommend that the stockholders of New AHP Parent accept the Offer and tender their shares (the “ Tender Recommendation”) and will direct the officers of New AHP Parent to include the Tender Recommendation in the Offer Documents.
     3.7 Change of Tender Recommendation. Neither the New AHP Parent Board of Directors nor any committee thereof shall withdraw, qualify or modify the Tender Recommendation in any manner or publicly propose to do so, or approve or recommend or publicly propose to approve or recommend, any Alternative Proposal. Notwithstanding the foregoing or any other provision of this Agreement, if New AHP Parent receives a Superior Proposal and the Board of Directors of New AHP Parent determines in good faith, after consultation with outside counsel, that in light of such Superior Proposal the failure to withdraw, qualify or modify its Tender Recommendation would be inconsistent with the Board of Directors’ exercise of its fiduciary duties, the New AHP Parent Board of Directors may withdraw, qualify or modify the Tender Recommendation (a “ Change of Tender Recommendation”); provided, however, that New AHP Parent shall have first provided three Business Days’ prior written notice to HCMLP that it is prepared to effect a Change of Tender Recommendation, which notice shall describe in reasonable detail and include any draft agreements pertaining to such Superior Proposal.
     3.8 Cooperation; Subsequent Actions. (a) HCMLP, Agent, and Holders agree on behalf of themselves and their respective affiliates that they will not make, encourage, solicit, participate in or consummate any offer, at any time prior to the Acceptance Date. Thereafter, HCMLP shall take all action and shall cause New AHP Parent to promptly (but in the event of a short form merger, within ten (10) business days) take all actions to effectuate a merger (whether short form or long form) (the “ Follow-on Merger”) pursuant to which the remaining Shares not held by HCMLP and its affiliates will be cancelled in exchange for an amount equal to the Per Share Amount. In the Follow-on Merger, New AHP Parent shall cause each New AHP Parent Option, whether vested or unvested, that is outstanding immediately prior to the Follow-on Merger to be cancelled and the holder of such New AHP Parent Option to, in full settlement of such New AHP Option, receive from New AHP Parent an amount (subject to any applicable withholding tax) in cash equal to the product of (x) the excess, if any, of the Per Share Amount over the exercise price per Share of such New AHP Parent Option multiplied by (y) the total number of Shares subject to such New AHP Parent Option (the aggregate amount of such cash hereinafter referred to as the “ Option Consideration”).
          (b) HCMLP and New AHP Parent shall thereafter take all necessary actions and make all necessary filings to have the Shares removed from listing for trading and to de-register AHP Parent pursuant to federal securities laws. HCMLP and Crusader also hereby agree that, prior to the completion of the Follow-On Merger, they will not transfer Shares of HCMLP or its affiliates (other than to an affiliate of HCMLP) without first obtaining a written agreement to effectuate its obligations in this Section 3.8.
     3.9 The Board of Directors of AHP and New AHP Parent. Immediately following the Acceptance Date, AHP and New AHP Parent shall promptly exercise their best efforts to secure the resignations of each of their directors and cause the New Directors to be elected to their respective Boards of Directors. In the event that AHP or New AHP Parent is unable to secure the resignation of any of their respective directors, AHP or New AHP Parent, as applicable, shall promptly increase the size of its Board of Directors so that the New Directors shall be elected and constitute a majority of each Board of Directors, and shall cause the New Directors to constitute a majority of each committee of the Board of Directors. If the Acceptance Date does not occur, the obligations of this paragraph shall become null and void.
Section 4 Debt Restructuring and Acknowledgment of Transactions.
     4.1 Debt Restructuring. The Parties have agreed to the Debt Restructuring, the terms of which are described in the attached Exhibit A (the “ Term Sheet”). The parties hereto agree that the Debt Restructuring shall become effective in accordance with the terms of this Agreement immediately following the Acceptance Date, it being understood that if this Agreement is terminated prior to the Acceptance Date, then the Holders shall have no remaining obligations under Section 4 of this Agreement.
     4.2 Restructuring Documentation. Prior to the Acceptance Date, AHP and the Holders shall negotiate and document the Debt Restructuring, consistent with the Term Sheet, proposed by Holders to become effective immediately following the Acceptance Date.
     4.3 Transfer Agreement. Each of the Holders that executes this Agreement, individually, covenants that, from the date hereof until the termination of this Agreement, it will not directly or indirectly, sell, pledge, hypothecate or otherwise transfer any of its Notes, or any option, right to acquire, or voting, participation, or other interest therein, except to a purchaser or other entity who (i) is a party to this Agreement or (ii) executes and delivers to the other Parties as a condition to the settlement of such trade or transfer an agreement in writing in form and substance similar to Exhibit B hereto (a “ Transfer Agreement”), pursuant to which such purchaser agrees to assume and be bound by all the terms of this Agreement with respect to the relevant claims or other interests being transferred to such purchaser (which agreement shall include the representations and warranties set forth in Section 4 hereof). Any trade or transfer that does not comply with this Section 4.3 and the terms of the Note shall be deemed void ab initio.
     4.4 Consent to Transactions. The Holders acknowledge and consent to the transactions, including, without limitation, the repurchase of the Shares by New AHP Parent pursuant to the Offer, set forth in Sections 2 and 3 of this Agreement. The Holders agree not to (i) put forth or otherwise support any proposal made in opposition to, or in competition with, this Agreement and (ii) take any action or agreement that would reasonably be expected to prevent or impede the consummation of the Reorganization Merger, the Debt Restructuring or the Offer. The Holders further agree to take all actions reasonably necessary to consummate the Debt Restructuring on the term set forth in this Agreement and the Term Sheet.
Section 5 Forbearance.
     5.1 Forbearance. Upon the terms and conditions set forth in this Agreement, and until this Agreement is terminated pursuant to Section 9.1 (a “ Termination Event”), the Agent and the Holders hereby agree to forbear from exercising the rights and remedies available to them as a direct result of the occurrence of the event of default that arose on August 1, 2009 from the failure of the Makers to pay the outstanding principal balance of the Note on the Maturity Date (as defined in the Note) (it being understood and agreed that any accrued and unpaid interest, including, without limitation, unpaid interest accrued after the Maturity Date, must be paid monthly in arrears on the first calendar day of each month and the failure to pay such interest is not a Designated Event of Default and that the Holders have not agreed to forbear from exercising any rights and remedies available to them as a result of the Makers failure to pay such interest) (the “ Designated Event of Default”).
     5.2 Term of Forbearance. Upon the terms and conditions set forth in this Agreement, and so long as no Termination Event shall have occurred, the Agent and the forbearing Holders hereby agree to forbear, solely for the duration of the “ Forbearance Period”, which shall mean the period (a) commencing on and including the date hereof and (b) continuing through and including the date that is the earlier to occur of (i) the definitive Debt Restructuring and (ii) a Termination Event.
     5.3 Effect of Expiration. Upon the expiration of the Forbearance Period, the agreement of the Agent and the Holders hereunder to forbear from exercising their respective rights and remedies during the Forbearance Period shall immediately terminate without the requirement of any demand, presentment, protest, or notice of any kind, all of which the Makers hereby unconditionally and irrevocably waive and all of which rights and remedies are fully reserved by the Agent and the forbearing Holders. Each of the Makers agrees that any or all of the Agent or the forbearing Holders may at any time thereafter proceed to exercise any and all of their respective rights and remedies under the Note, any other document related thereto and/or applicable law, including, without limitation, their respective rights and remedies with respect to the Designated Event of Default, none of which rights or remedies or Designated Event of Default is or shall be deemed to be waived in any respect.
Section 6 Representations and Warranties.
     6.1 Mutual Representations and Warranties. Each Party makes the following representations and warranties to each of the other Parties, all of which are continuing representations and warranties:
          (a) Enforceability. This Agreement is a legal, valid, and binding obligation of the Party, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors’ rights generally or is subject to general principles of equity, whether considered in a proceeding at law or in equity.
          (b) No Consent or Approval. No consent or approval is required by any other Person or entity in order for it to carry out the provisions of this Agreement.
          (c) Power and Authority. It has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement.
          (d) Authorization. Subject, in the case of AHP and New AHP Parent, to the stockholder vote to approve the Merger Reorganization, the execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part.
          (e) Governmental Consents. The execution, delivery and performance by it of this Agreement does not and shall not require any registration or filing with consent or approval of, or notice to, or other action to, with or by, any Governmental Entity, except such filings and approvals as may be necessary and/or required under the federal securities laws, or any state securities laws.
          (f) No Conflicts. The execution, delivery and performance of this Agreement does not and shall not: (a) violate the provision of law, rule or regulations applicable to it or any of its subsidiaries; (b) violate its certificate of incorporation, bylaws or other organizational documents or those of any of its subsidiaries; or (c) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party.
     6.2 AHP Representations and Warranties. AHP makes the following representations and warranties to each of the other Parties, all of which are continuing representations and warranties:

          (a) Capitalization. The authorized capital stock of AHP consists of 35,000,000 Shares and 5,000,000 preferred shares, par value $0.01 per share (the “ AHP Preferred Stock”). As of the close of business on March 31, 2010 (1) 17,573,389 Shares were issued (including shares held in treasury), no AHP Preferred Stock was outstanding, 6,100,000 Shares were reserved for issuance upon the exercise or payment of outstanding stock options, stock units or other awards or pursuant to any plans of AHP under which any award, grant or other form of compensation issuable in the form of, or based in whole or in part on the value of, the Shares, has been conferred on any individual or entity (such stock options, units and other awards and plans, collectively, the “ AHP Stock Plans”), and no Shares were held by AHP in its treasury or by its subsidiaries; and (2) no shares of the AHP Preferred Stock were outstanding or reserved for issuance. All outstanding Shares have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to preemptive rights. No bonds, debentures, notes or other indebtedness generally having the right to vote on any matters on which stockholders may vote (“ Voting Debt”) of AHP are issued or outstanding.
          (b) Other Stock Rights. Except for the AHP Stock Options that represented, as of March 31, 2010, the right to acquire up to an aggregate of 3,570,917 Shares, there are no options, warrants, calls, rights, commitments or agreements of any character to which AHP or any subsidiary of AHP is a party or by which it or any such subsidiary is bound which obligate AHP or any subsidiary of AHP to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt or stock appreciation rights of AHP or of any subsidiary of AHP or obligating AHP or any subsidiary of AHP to grant, extend or enter into any such option, warrant, call, right, commitment or agreement (“ Other AHP Stock Rights”). Other than this Agreement, there are no outstanding contractual obligations of AHP or any of its subsidiaries (1) to repurchase, redeem or otherwise acquire any shares of capital stock of AHP or any of its subsidiaries, or (2) pursuant to which AHP or any of its subsidiaries is or could be required to register Shares or other securities under the Securities Act of 1933, as amended (the ” Securities Act”). All outstanding AHP Stock Options have been issued and granted in compliance in all material respects with (A) all applicable securities laws and all other applicable laws and (B) all requirements set forth in applicable agreements to which AHP is party.
          (c) SEC Filings. AHP has filed all required reports, schedules, registration statements and other documents with the SEC since January 1, 2008 (the “ AHP SEC Documents”). As of their respective dates of filing with the SEC (or, if amended or superseded by a filing prior to the date hereof, as of the date of such filing), the AHP SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such AHP SEC Documents, and none of the AHP SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of AHP included in the AHP SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be disclosed therein) and fairly present in all material respects the consolidated financial position of AHP and its consolidated subsidiaries and the consolidated results of operations, changes in stockholders’ equity and cash flows of such companies as of the dates and for the periods shown. As of the date hereof, there are no outstanding, undisclosed written comments from the SEC with respect to any of the AHP SEC Documents.
          (d) No Undisclosed Liabilities. Except for (1) those liabilities that are appropriately reflected or reserved for (or not required to be reflected or reserved for) in the consolidated financial statements of AHP included in its Annual Report on Form 10-K for the fiscal year ended December 31,

2009, as filed with the SEC prior to the date, (2) liabilities incurred since December 31, 2009 in the ordinary course of business consistent with past practice, (3) liabilities incurred as required by this Agreement or in connection with or as a result of the Reorganization Merger or the transactions contemplated hereby, (4) liabilities or obligations discharged or paid in full prior to the date hereof in the ordinary course of business consistent with past practice, (5) liabilities that individually or in the aggregate, would not be material to AHP and its subsidiaries taken as a whole, AHP and its subsidiaries do not have, any liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent or otherwise).
          (e) Required Vote. The affirmative vote of the holders of the Shares entitled to cast at least a majority of all votes entitled to be cast on the matter is the only vote or consent required of any class or series of securities or equity interests in AHP required to consummate the Reorganization Merger.
          (f) Subsidiaries. New AHP Parent is a corporation duly formed, validly existing and in good standing under the laws of the State of Nevada and, until the Effective Time, shall be a direct subsidiary of AHP. AHP DE Merger Corp. (“ Reorg Sub”) is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware and, until the Effective Time, shall be a direct subsidiary of New AHP Parent. Each of New AHP Parent and Reorg Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, and except as contemplated hereby has engaged in no other business activities and has no assets or liabilities.
          (g) D&O Insurance. In the aggregate, AHP paid $532,671 in premiums for its directors’ and officers’ insurance policy issued in the fiscal year 2009.
Section 7 D&O Insurance; Indemnification.
     7.1 Continuance of Rights.
          (a) All rights to exculpation and indemnification in favor of the directors and officers of AHP or New AHP Parent for their service as such for acts or omissions occurring at or prior to the resignation of the AHP and the New AHP Parent directors following the Debt Restructuring becoming effective (the “ Debt Closing”), whether asserted or claimed prior to, at or after such time (including any matters arising in connection with the transactions contemplated by this Agreement), now existing in favor of the respective current or former directors, officers or employees (collectively, “ Indemnitees”), shall continue in full force and effect for a period of not less than six years following the Debt Closing. AHP and New AHP Parent and their subsidiaries (the ” Indemnitors”) shall indemnify, defend and hold harmless, and advance expenses to Indemnitees with respect to all acts or omissions by them in their capacities as directors and officers at any time prior to the Closing, to the fullest extent permitted by the certificate of incorporation or charter documents and bylaws of AHP and New AHP Parent or any of their subsidiaries as in effect immediately prior to the Debt Closing. For a period of six years following the Debt Closing, HCMLP agrees not to (and, for so long as it controls them, to not permit AHP or New AHP Parent to) amend, modify or terminate any such charter documents, bylaws or agreements in any manner adverse to the Indemnitees with respect to such rights to indemnification and advancement of expenses. As a condition precedent to any transaction that results in HCMLP no longer controlling AHP or New AHP Parent, HCMLP shall require the acquiror to expressly assume in writing the obligations of HCMLP set forth in this Section 7.1.
          (b) The Indemnitors shall have the right to defend each Indemnitee in any proceeding which may give rise to the payment of Indemnifiable Amounts hereunder; provided, however, that the Indemnitor shall notify such Indemnitee of any such decision to defend within ten (10) calendar days of receipt of written notice of any such pending or threatened claim or proceeding; and provided, further, that the Indemnitor shall not, without the prior written consent of such Indemnitee, consent to the entry of any judgment against such Indemnitee or enter into any settlement or compromise which (x) includes an admission of fault of such Indemnitee or (y) does not include, as an unconditional term thereof, the full release of such Indemnitee from all liability in respect of such proceeding, which release shall be in form and substance reasonably satisfactory to such Indemnified Party. Any Indemnified Party wishing to claim indemnification under this Section 7.1 upon learning of any such threatened or actual claim, action, suit, demand, proceeding or investigation, shall promptly notify the Indemnitors thereof; provided, however, that the failure to provide prompt notice will not relieve any Indemnitor from any liability hereunder to the extent such Indemnitor is not materially prejudiced as a result of such failure.
     7.2 Additional Coverage. Prior to the Acceptance Date, AHP and/or New AHP Parent shall obtain “tail” insurance policies that provides coverage for events occurring prior to the resignation of the Old Directors, with a claims period of six years, with respect to directors’ and officers’ liability insurance in amount and scope no less favorable than existing coverage; provided that in satisfying such obligation, the parties shall not be obligated to pay an aggregate tail insurance premium in excess of $1,331,000. During such six year period, in the event that there is an insolvency proceeding or receivership against such carrier, AHP, New AHP Parent and their subsidiaries shall (and HCMLP shall cause them to) use commercially reasonable efforts to obtain a commercially reasonable substitute for such period and at such coverage amounts. If AHP and/or New AHP Parent becomes aware of the availability of “tail” insurance policies from a reasonably acceptable insurance carrier that provide comparable or better coverage than the type set forth immediately above for less than $1,331,000, AHP and/or New AHP Parent agree to obtain such lower-priced “tail” insurance policies. Furthermore, AHP and/or New AHP Parent agree to execute any “broker of record” letters requested by HCMLP to facilitate obtaining quotations with respect to “tail” insurance policies.
     7.3 Third-Party Rights. Sections 7.1 and 7.2 are intended for the irrevocable benefit of, and to grant third-party rights to, the Indemnitees and shall be binding on all successors and assigns of HCMLP, AHP, New AHP Parent and their subsidiaries. The Indemnitees shall be entitled to enforce the covenants contained in Sections 7.1 and 7.2.
Section 8 Other Agreements.
     8.1 Confidentiality/Publicity. Except as required by applicable law, AHP on the one hand and HCMLP and the Holders on the other hand shall not, and shall not permit any of their subsidiaries to, make public disclosures in respect of the transactions contemplated by this Agreement without the consent, not to be unreasonably withheld, conditioned or delayed, of the other, except for any public filings to the extent required under federal or state securities laws or any other law or court process; provided that each Party shall use commercially reasonable efforts not to make such filing without first consulting the other Parties.
     8.2 No-Shop. During the term of this Agreement, each of AHP and New AHP Parent agrees that neither it nor any of its subsidiaries shall, and that each shall cause its and their respective officers, directors, employees, agents and representatives (“ Representative”) not to, directly or indirectly, (i) solicit or initiate any inquiries, proposals or offers with respect to, or the making or completion of, any Alternative Proposal, (ii) knowingly encourage (including by providing information) or facilitate any inquiries, proposals or offers with respect to, or the making or completion of, any Alternative Proposal, (iii) engage or participate in any negotiations regarding, or provide or cause to be provided any non-public information or data relating to AHP or any of its subsidiaries in connection with, or have any discussions with any person relating to, an actual or proposed Alternative Proposal, or otherwise knowingly encourage or facilitate any effort or attempt to make or implement an Alternative Proposal, (iv) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Alternative Proposal, (v) approve, endorse or recommend, or publicly announce an intention to approve, endorse or recommend, or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to any Alternative Proposal, or (vi) amend, terminate, waive or fail to enforce, or grant any consent under, any confidentiality, standstill or similar agreement of AHP with respect to an Alternative Proposal. Notwithstanding anything in the prior sentence to the contrary, if at any time following the date of this Agreement and prior to the Acceptance Date, (i) AHP (or, after the Effective Date, New AHP Parent) has received a written Acquisition Proposal from a third party that the AHP (or, after the Effective Date, New AHP Parent) Board of Directors believes in good faith to be bona fide, (ii) neither AHP nor New AHP Parent has breached any provision of this Section 8.2, (iii) the AHP (or, after the Effective Date, New AHP Parent) Board of Directors determines in good faith, after consultation with its financial advisors and outside counsel, that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal and (iv) after consultation with its outside counsel, the AHP (or, after the Effective Date, New AHP Parent) Board of Directors determines in good faith that such action is necessary to comply with its duties to its shareholders under applicable law, then AHP (or, after the Effective Date, New AHP Parent) may (A) furnish information with respect to AHP to the person making such Acquisition Proposal and (B) participate in discussions or negotiations with the person making such Acquisition Proposal regarding such Acquisition Proposal; provided, that AHP and New AHP Parent (x) shall not, and shall not allow their respective subsidiaries or Representatives to, disclose any non-public information to such person without first entering into confidentiality agreement with such person on commercially reasonable terms and (y) shall promptly provide or make available to HCMLP any non-public information concerning AHP provided or made available to such other person which was not previously provided or made available to HCMLP.
     8.3 No Issuance. Except as expressly contemplated by this Agreement, during the term hereof, neither AHP, New AHP Parent or any of their subsidiaries shall authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any shares of any class of capital stock or any other securities (except bank loans) or equity equivalents (including, without limitation, any stock options or stock appreciation rights) except for (i) the issuance and sale of Shares pursuant to options, performance-based restricted stock or deferred stock units previously granted or (ii) the issuance and sale of performance-based restricted stock pursuant to rights previously granted.
     8.4 Interim Covenants. During the period from the date of this Agreement to the earlier of the termination of this Agreement or the Acceptance Date, except as otherwise expressly provided or permitted by this Agreement or to the extent consented to by HCMLP in advance and in writing, AHP (or, after the Effective Date, New AHP Parent), shall, and shall cause each of its subsidiaries to, carry on its businesses in the usual, regular and ordinary course consistent with past practice. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the earlier of the termination of this Agreement or the Acceptance Date, except as otherwise expressly provided or permitted by this Agreement or to the extent consented to by HCMLP in advance and in writing (which consent shall not be unreasonably withheld), AHP (or, after the Effective Date, New AHP Parent), shall not, and shall cause each of its subsidiaries not to:
          (a) declare, set aside for payment or pay any dividends on, or make any other actual, constructive or deemed distributions (whether in cash, shares, property or otherwise) in respect of, any stock or other equity interests in AHP, New AHP Parent or any of their respective subsidiaries;
          (b) classify or re-classify any unissued shares of stock, units, beneficial or other interests, any other voting or redeemable securities or stock based performance units of AHP, New AHP Parent or any of their respective subsidiaries; (B) authorize for issuance, issue, deliver, sell, grant, dispose or pledge any shares of stock, units, beneficial or other interests, any other voting or redeemable securities or stock based performance units of AHP, New AHP Parent or any of their respective subsidiaries or (C) authorize for issuance, issue, deliver, sell, grant, dispose or pledge any option or other right in respect of, any shares of stock, units, beneficial or other interests, any other voting or redeemable securities or stock based performance units of AHP, New AHP Parent or any of their respective subsidiaries or any securities convertible into, or any rights, warrants or options to acquire, any such shares, units, beneficial or other interests, voting securities or convertible or redeemable securities;
          (c) amend any charter or organizational documents of AHP, New AHP Parent or any of their respective subsidiaries;
          (d) merge, consolidate or enter into any other business combination transaction with any person, (B) acquire (by merger, consolidation or acquisition) any corporation, partnership or other entity or (C) purchase any equity interest in, make any loans or advances to, make any capital contribution to or investment in, or purchase all or substantially all of the assets of, any person or any division or business thereof;
          (e) incur any material indebtedness (secured or unsecured);
          (f) sell, mortgage, subject to lien, lease or otherwise dispose of any material personal, intangible property or real property, including by the disposition or issuance of equity securities in an entity that owns any such property;
          (g) other than inventory leased or acquired in the ordinary course of business, acquire any material personal property, intangible property or real property;
          (h) pay, discharge, settle, compromise or satisfy any material litigation, including any shareholder derivative or class action claims;
          (i) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of AHP, New AHP Parent or any of their respective subsidiaries;
          (j) other than in the ordinary course of business, modify, amend or change, in each case, in any material respect, or terminate, or waive compliance with the terms of or breaches under, or waive, release, assign or terminate any material rights or claims under, any material term of any material contract or enter into a new material contract, agreement or arrangement;
          (k) fail to pay any material taxes when due;
          (l) adopt any new employee benefit plan, incentive plan, severance agreement, bonus plan, compensation, special remuneration, retirement, health, life, disability, stock option or other plan, program, agreement or arrangement, (B) grant any new stock appreciation rights, options, performance awards, restricted shares or any other equity-based awards, (C) enter into or amend any employment, severance, change in control, tax gross-up, deferred compensation or other similar agreement or arrangement other than severance agreement(s) for new employees retained to fill vacancies for existing employees with such arrangements, on terms not to exceed such existing arrangement, (D) except as permitted by item (C), grant any severance or termination pay, or any increase thereof, to any director, officer or employee (E) increase the number of its full-time permanent employees by an amount inconsistent with past practice, (F) terminate any employee, other than as would not result in any payment of or obligation to pay severance or termination pay to (i) Company executives or (ii) in excess of historical severance policy levels (not to exceed $100,000 in the aggregate for non-executives), or (G) establish, pay, agree to grant or increase any bonus, stay bonus, retention bonus or any similar benefit under any plan, agreement, award or arrangement (other than payments and awards under currently existing bonus and award plans);

          (m) incur any legal or investment banking Expenses (as defined herein but excluding the fees set forth in Section 10.2), other than Expenses which do not exceed $1,200,000 in the aggregate for AHP, New AHP Parent and their respective subsidiaries; or
          (n) agree in writing or otherwise to take any action inconsistent with any of the foregoing.
Section 9 Termination.
     9.1 Right to Terminate. This Agreement may be terminated at any time before AHP accepts for payment and pays for the Shares validly tendered and not withdrawn in the Offer (except as otherwise provided herein), whether before or after the AHP shareholder vote:
          (a) by mutual written consent of AHP, HCMLP, and each Holder;
          (b) by HCMLP, if mailing of the Proxy Statement to stockholders does not take place on or before June 30, 2010;
          (c) by HCMLP, if (i) a Change of Merger Recommendation or Change of Tender Recommendation has occurred, (ii) AHP fails to include the Merger Recommendation in the Proxy Statement or New AHP Parent fails to include the Tender Recommendation in the Offer Documents, or (iii) AHP, New AHP Parent or the Board of Directors of AHP or New AHP Parent (x) approves, adopts or recommends any Acquisition Proposal or (y) approves or recommends, or enters into, or allows any of its subsidiaries to enter into, a written letter of intent, agreement in principle of definitive agreement for an Acquisition Proposal;
          (d) by HCMLP in the event of a Material Adverse Effect (as defined below);
          (e) by either HCMLP or AHP if, upon a vote at the Stockholder Meeting, the AHP shareholders do not approve the Reorganization Merger, provided that HCMLP shall not have the right to terminate pursuant if such failure to approve the Reorganization Merger is caused by a breach of the obligations under Section 2.5 of this Agreement;
          (f) by either HCMLP, AHP or any Holder, if the Merger Closing shall not have occurred on or before August 10, 2010 (the “ Merger Deadline”);
          (g) by either HCMLP, AHP or any Holder, if the Acceptance Date shall not have occurred or if the Debt Restructuring shall not have been consummated (provided that no party shall have the right to terminate pursuant to this Section (g) if its breach of this Agreement has caused the Debt Restructuring not to occur) on or before September 30, 2010 (the “ End Date”);
          (h) by HCMLP, if at any Expiration Date, New AHP Parent shall fail to accept for payment and pay for Shares validly tendered and not withdrawn in the Offer subject to the terms of and in accordance with Section 3.5;
          (i) by any Party if there shall have been issued an order, decree or injunction having the effect of making the Reorganization Merger illegal or permanently prohibiting the consummation of such merger, and such order, decree or injunction shall have become final and nonappealable;

          (j) by HCMLP or any Holder, upon a material breach of any representation, warranty, covenant or agreement of AHP or New AHP Parent set forth in this Agreement which breach is incapable of being cured or is not cured within 10 days following notice thereof;
          (k) by AHP or New AHP Parent, upon a material breach of any representation, warranty, covenant or agreement of HCMLP, any Holder or Agent set forth in this Agreement which breach is incapable of being cured or is not cured within 10 days following notice thereof; and
          (l) by any Party upon the commencement of any proceeding by or against AHP or any of the Makers under any provision of the United States Bankruptcy Code or under any other state or federal bankruptcy or insolvency law unless such proceeding is a result of a breach of the obligations under Section 5 hereof.
          “Material Adverse Effect” shall mean an event or condition that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on the business, assets or financial performance of AHP (or, after the Effective Date, New AHP Parent) and its consolidated subsidiaries, taken as a whole (it being understood that none of the following, in and of themselves, shall be deemed to constitute a “Material Adverse Effect”: (a) a change that results from conditions generally affecting the United States economy or the world economy, (b) a change or development in the industries in which AHP and its subsidiaries operate, including general changes in applicable law across such industries or changes in governmental reimbursement in such industries, or (c) a change that results from the taking of any action required by this Agreement; provided, however, that such matters in the case of clauses (a) and (b) shall be taken into account in determining whether there has been or is a Material Adverse Effect to the extent of any disproportionate impact on the business, assets or financial performance of AHP (or, after the Effective Date, New AHP Parent) and its consolidated subsidiaries, taken as a whole relative to other similarly situated persons).
     9.2 Effect of Termination. In the event of termination of this Agreement by any Party as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any other Party except (a) with respect to any actual liabilities or damages incurred or suffered by any other Party as a result of the willful breach by the breaching Party of any of its representations, warranties, covenants or other agreements set forth in this Agreement, and (b) with respect to provisions hereof that expressly survive the termination of this Agreement.
     9.3 Fees and Expenses. In the event this Agreement is terminated pursuant to:
          (a) Section 9.1(c), AHP shall pay each Holder its pro rata share (based upon the amount owed to each Holder under the Note) of $2,260,000 as liquidated damages within five (5) Business Days following such termination. Any payment owing pursuant to this Section 9.3(a) shall be subordinate in right of payment to all obligations owing by the Makers pursuant to the Note.
Section 10 Expenses.
     10.1 Responsibility for Expenses. Subject to Section 10.2, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such Expenses. As used in this Agreement, “ Expenses” includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Proxy Statement and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

     10.2 Payment of HCMLP Legal Fees and Expenses. Whether or not any of the transactions contemplated this Agreement are consummated, AHP agrees that it shall pay (i) the reasonable fees and expenses of Wachtell, Lipton, Rosen & Katz, counsel to HCMLP and its affiliates, in connection with the transactions contemplated by this Agreement and (ii) the reasonable fees and expenses of Latham & Watkins LLP, counsel to General Electric Capital Corporation, in its capacity as agent and lender, (in an aggregate amount not to exceed $100,000) in connection with documenting, negotiating, executing and diligencing the Debt Restructuring.
Section 11 Miscellaneous Terms.
     11.1 Binding Obligation. Subject to, in the case of AHP’s obligation to consummate the Reorganization Merger, the shareholder vote, this Agreement is a legally valid and binding obligation of the Parties and their respective successors, assigns, heirs, executors, administrators and representatives, enforceable in accordance with its terms, and shall inure to the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators and representatives. Except as set forth in Section 7.3 hereof, nothing in this Agreement, express or implied, shall give to any Person, other than the Parties and their respective successors, assigns, heirs, executors, administrators and representatives, any benefit or any legal or equitable right, remedy or claim under this Agreement. The agreements, representations, warranties, covenants and obligations of the Holders contained in this Agreement are, in all respects, several and not joint.
     11.2 Assignment. No rights or obligations of any Party under this Agreement may be assigned or transferred to any other Person.
     11.3 Further Assurances. The Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, from time to time, to effectuate the agreements and understandings of the Parties, whether the same occurs before or after the date of this Agreement.
     11.4 Headings. The headings of all sections of this Agreement are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction or interpretation of any term or provision hereof.
     11.5 Governing Law. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER THE APPLICABLE PRINCIPLES OF CONFLICT OF LAWS OF THE STATE OF NEW YORK. By its execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, shall be brought in a state or federal court of competent jurisdiction in the Southern District of New York. By execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably accepts and submits itself to the nonexclusive jurisdiction of each such court, generally and unconditionally, with respect to any such action, suit or proceeding.
     11.6 Complete Agreement. The Agreement and the other agreements referenced herein constitute the complete agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, between or among the Parties with respect thereto.
     11.7 Interpretation. This Agreement is the product of negotiation by and among the Parties. Any Party enforcing or interpreting this agreement shall interpret it in a neutral manner. There shall be no presumption concerning whether to interpret the Agreement for or against any Party by reason of that Party having drafted this Agreement, or any portion thereof, or caused it or any portion thereof to be drafted.
     11.8 Amendment. This Agreement may only be modified, altered, amended or supplemented by an agreement in writing signed by AHP (or, after the Effective Date, New AHP Parent), HCMLP, and the Holders.
     11.9 Waiver. At any time prior to the Closing, any Party may (a) extend the time for the performance of any of the obligations or other acts of the other Parties hereto, (b) waive any inaccuracies in the representations and warranties of the other Parties contained herein or in any document delivered pursuant hereto and (c) waive compliance by any other Party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.
     11.10 Specific Performance. The Parties understand and agree that money damages may not be a sufficient remedy for any breach of this Agreement by any Party, and further understand and agree that each non-breaching Party shall be entitled to seek (upon proper proof) the remedy of specific performance and injunctive or other equitable relief, including attorneys fees and costs, as a non-exclusive remedy of any such breach; provided, however, that each Party agrees to waive any requirement for the securing or posting of a bond in connection with such a remedy.
     11.11 Execution of Agreement. This Agreement may be executed and delivered (by facsimile or otherwise) in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement. Except as expressly provided in this Agreement, each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party.
[the remainder of this page left intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

AMERICAN HOMEPATIENT, INC., a Delaware corporation
By:	/s/ Stephen L. Clanton
	Name:	Stephen L. Clanton
	Title:	Executive Vice President & Chief Financial Officer

AMERICAN HOMEPATIENT, INC., a Tennessee corporation
By:	/s/ Stephen L. Clanton
	Name:	Stephen L. Clanton
	Title:	Executive Vice President

AHP NV CORP.
By:	/s/ Stephen L. Clanton
	Name:	Stephen L. Clanton
	Title:	Executive Vice President

DESIGNATED COMPANIES, INC.
By:	/s/ Stephen L. Clanton
	Name:	Stephen L. Clanton
	Title:	Executive Vice President

AMERICAN HOMEPATIENT OF NEW YORK, INC.
By:	/s/ Stephen L. Clanton
	Name:	Stephen L. Clanton
	Title:	Executive Vice President

THE NATIONAL MEDICAL RENTALS, INC.
By:	/s/ Stephen L. Clanton
Name: Stephen L. Clanton
Title: Executive Vice President

AMERICAN HOMEPATIENT OF TEXAS, L.P., a Texas limited partnership

By:	AMERICAN HOMEPATIENT, INC., its general partner

Name:	/s/ Stephen L. Clanton
Title: Executive Vice President

AHP, L.P., a Tennessee limited partnership

By:	AMERICAN HOMEPATIENT, INC., its general partner

Name:	/s/ Stephen L. Clanton
Title: Executive Vice President

AHP HOME MEDICAL EQUIPMENT PARTNERSHIP OF TEXAS, a Texas general partnership

By:	AHP, L.P., a general partner

Name:	/s/ Stephen L. Clanton
Title: Executive Vice President

By:	AMERICAN HOMEPATIENT VENTURES, INC. a general partner

Name:	/s/ Stephen L. Clanton
Title: Executive Vice President

COLORADO HOME MEDICAL EQUIPMENT ALLIANCE, LLC. a Colorado limited liability company

By:	AMERICAN HOMEPATIENT VENTURES, INC., its sole member

Name:	/s/ Stephen L. Clanton
Title:	Executive Vice President

NORTHEAST PENNSYLVANIA ALLIANCE, LLC, a Pennsylvania limited liability company

By:	AMERICAN HOMEPATIENT VENTURES, INC. its sole member

Name:	/s/ Stephen L. Clanton
Title:	Executive Vice President

NORTHWEST WASHINGTON ALLIANCE, LLC, a Washington limited liability company

By:	AMERICAN HOMEPATIENT VENTURES, INC., its sole member

Name:	/s/ Stephen L. Clanton
Title:	Executive Vice President

AHP HOME CARE ALLIANCE OF TENNESSEE, a Tennessee general partnership

By:	AMERICAN HOMEPATIENT, INC., its general partner

Name:	/s/ Stephen L. Clanton
Title:	Executive Vice President

By:	AMERICAN HOMEPATIENT VENTURES, INC., its general partner

Name:	/s/ Stephen L. Clanton
Title:	Executive Vice President

AHP ALLIANCE OF COLUMBIA, a South Carolina general partnership

By:	AMERICAN HOMEPATIENT, INC., its general partner

Name:	/s/ Stephen L. Clanton
Title:	Executive Vice President

By:	AMERICAN HOMEPATIENT VENTURES, INC., its general partner

Name:	/s/ Stephen L. Clanton
Title:	Executive Vice President

AHP KNOXVILLE PARTNERSHIP, a Tennessee general partnership

By:	AMERICAN HOMEPATIENT, INC., its general partner

Name:	/s/ Stephen L. Clanton
Title:	Executive Vice President

By:	AMERICAN HOMEPATIENT VENTURES, INC., its general partner

Name:	/s/ Stephen L. Clanton
Title:	Executive Vice President

AHP HOME CARE ALLIANCE OF GAINESVILLE, a Florida general partnership

By:	AMERICAN HOMEPATIENT, INC., its general partner

Name:	/s/ Stephen L. Clanton
Title:	Executive Vice President

By:	AMERICAN HOMEPATIENT VENTURES, INC., its general partner

Name:	/s/ Stephen L. Clanton
Title:	Executive Vice President

AHP HOME CARE ALLIANCE OF VIRGINIA, a Virginia general partnership

By:	AMERICAN HOMEPATIENT, INC., its general partner

Name:	/s/ Stephen L. Clanton
Title:	Executive Vice President

By:	AMERICAN HOMEPATIENT VENTURES, INC., its general partner

Name:	/s/ Stephen L. Clanton
Title:	Executive Vice President

NEXBANK, SSB, as Agent

By:	/s/ Jeff Scott

Name: Jeff Scott
Title: Vice President

ABERDEEN LOAN FUNDING, LIMITED,

By:	HCMLP MANAGEMENT, L.P., as Collateral Manager

	By:	STRAND ADVISORS, INC., its General Partner

Name:	/s/ Jason Post
Title:	Operations Director

BRENTWOOD CLO, LIMITED

By:	HCMLP MANAGEMENT, L.P., as Collateral Manager

	By:	STRAND ADVISORS, INC., its General Partner

Name:	/s/ Jason Post
Title:	Operations Director

EASTLAND CLO, LIMITED

By:	HCMLP MANAGEMENT, L.P., as Collateral Manager

	By:	STRAND ADVISORS, INC., its General Partner

Name:	/s/ Jason Post
Title:	Operations Director

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Benjamin McCarrick
Name: Benjamin McCarrick
Title: Duly Authorized Signatory

GLENEAGLES CLO, LIMITED

By:	HCMLP MANAGEMENT, L.P.,
as Collateral Manager

	By:	STRAND ADVISORS, INC.,
its General Partner

Name:	/s/ Jason Post
Title:	Operations Director

GRAYSON CLO, LIMITED

By:	HCMLP MANAGEMENT, L.P.,
as Collateral Manager

	By:	STRAND ADVISORS, INC.,
its General Partner

Name:	/s/ Jason Post
Title:	Operations Director

GREENBRIAR CLO, LIMITED

By:	HCMLP MANAGEMENT, L.P.,
as Collateral Manager

	By:	STRAND ADVISORS, INC.,
its General Partner

Name:	/s/ Jason Post
Title:	Operations Director

HIGHLAND LOAN FUNDING V, LIMITED

By:		HCMLP MANAGEMENT, L.P.,
as Collateral Manager

	By:	STRAND ADVISORS, INC.,
its General Partner

Name:		/s/ Jason Post
Title:		Operations Director

HIGHLAND CAPITAL MANAGEMENT, L.P.

By:		HCMLP MANAGEMENT, L.P.,
As Collateral Manager

	By:	STRAND ADVISORS, INC.,
Its General Partner

Name:		/s/ James D. Dondero
Title:		President

HIGHLAND CRUSADER OFFSHORE
PARTNERS, L.P.

Name:		/s/ Jason Post
Title:		Operations Director

HIGHLAND RESTORATION CAPITAL PARTNERS, L.P.

By:		Highland Restoration Capital Partners GP, LLC,
its General Partner

Name:		/s/ Jason Post
Title:		Operations Director

HIGHLAND RESTORATION CAPITAL PARTNERS MASTER, L.P.

By:	Highland Restoration Capital Partners GP, LLC,
its General Partner

Name:	/s/ Jason Post
Title:	Operations Director

JASPER CLO, LIMITED

By:	HCMLP MANAGEMENT, L.P.,
as Collateral Manager

	By:	STRAND ADVISORS, INC.,
its General Partner

Name:	/s/ Jason Post
Title:	Operations Director

LIBERTY CLO, LIMITED

By:	HCMLP MANAGEMENT, L.P.,
as Collateral Manager

	By:	STRAND ADVISORS, INC.,
its General Partner

Name:	/s/ Jason Post
Title:	Operations Director

LOAN FUNDING IV, LLC

By:	HCMLP MANAGEMENT, L.P.,
as Collateral Manager

	By:	STRAND ADVISORS, INC.,
its General Partner

Name:	/s/ Jason Post
Title:	Operations Director

LOAN FUNDING VII, LLC

By:	HCMLP MANAGEMENT, L.P.,
as Collateral Manager

	By:	STRAND ADVISORS, INC.,
its General Partner

Name:	/s/ Jason Post
Title:	Operations Director

LONGHORN CREDIT FUNDING, LLC

By:	HCMLP MANAGEMENT, L.P.,
as Collateral Manager

	By:	STRAND ADVISORS, INC.,
its General Partner

Name:	/s/ Jason Post
Title:	Operations Director

PAM CAPITAL FUNDING, LP

By:	HCMLP MANAGEMENT, L.P.,
as Collateral Manager

	By:	STRAND ADVISORS, INC.,
its General Partner

Name:	/s/ Jason Post
Title:	Operations Director

PAMCO CAYMAN LIMITED

By:	HCMLP MANAGEMENT, L.P.,
as Collateral Manager

	By:	STRAND ADVISORS, INC.,
its General Partner

Name:	/s/ Jason Post
Title:	Operations Director

RED RIVER CLO, LIMITED

By:	HCMLP MANAGEMENT, L.P.,
as Collateral Manager

	By:	STRAND ADVISORS, INC.,
its General Partner

Name:	/s/ Jason Post
Title:	Operations Director

ROCKWALL CDO, LIMITED

By:	HCMLP MANAGEMENT, L.P.,
as Collateral Manager

	By:	STRAND ADVISORS, INC.,
its General Partner

Name:	/s/ Jason Post
Title:	Operations Director

ROCKWALL CDO II, LIMITED

By:	HCMLP MANAGEMENT, L.P.,
as Collateral Manager

	By:	STRAND ADVISORS, INC.,
its General Partner

Name:	/s/ Jason Post
Title:	Operations Director

SOUTHFORK CLO, LIMITED

By:	HCMLP MANAGEMENT, L.P.,
as Collateral Manager

	By:	STRAND ADVISORS, INC.,
its General Partner

Name:	/s/ Jason Post
Title:	Operations Director

STRATFORD CLO, LIMITED

By:	HCMLP MANAGEMENT, L.P.,
as Collateral Manager

	By:	STRAND ADVISORS, INC.,
its General Partner

Name:	/s/ Jason Post
Title:	Operations Director

WESTCHESTER CLO, LIMITED

By:	HCMLP MANAGEMENT, L.P.,
as Collateral Manager

	By:	STRAND ADVISORS, INC.,
its General Partner

Name:	/s/ Jason Post
Title:	Operations Director

Schedule I
Aberdeen Loan Funding, Limited
Brentwood CLO, Limited
Eastland CLO, Limited
General Electric Capital Corporation
Gleneagles CLO, Limited
Grayson CLO, Limited
Greenbriar CLO, Limited
Highland Loan Funding V, Limited
Highland Restoration Capital Partners Master, L.P.
Highland Restoration Capital Partners, L.P.
Jasper CLO, Limited
Liberty CLO, Limited
Loan Funding IV, LLC
Loan Funding VII, LLC
Longhorn Credit Funding, LLC
Pam Capital Funding, LP
Pamco Cayman Limited
Red River CLO, Limited
Rockwall CDO, Limited
Rockwall CDO II, Limited
Southfork CLO, Limited
Stratford CLO, Limited
Westchester CLO, Limited

Exhibit A
Debt Restructuring Term Sheet
Material Terms and Conditions of the Amended Credit Facilities
I. First Lien Debt ($100 million term loan)

Borrower:	American Homepatient Inc. (the “Borrower”).

Lenders:	Noteholders amending and restating their Promissory Notes pursuant to the Debt Restructuring (the “Lenders”).

Administrative Agent:	TBD.

Guarantors:	The obligations of the Borrower in respect of the First Lien Debt shall be guaranteed by each existing and future direct and indirect domestic subsidiary of the Borrower.

Interest Rate Options:	The Borrower may elect that the First Lien Debt bear interest at a rate per annum equal to:

(i) the Base Rate plus the Applicable Margin; or

(ii) the Eurodollar Rate plus the Applicable Margin.

“Base Rate” and “Eurodollar Rate” to be defined on a customary basis; provided that in the case of the First Lien Debt, in no event shall the “Base Rate” be less than 3.80% and the “Eurodollar Rate” be less than 2.80%.

“Applicable Margin” means a rate per annum equal to 4.00% for First Lien Debt bearing interest by reference to the Eurodollar Rate, and 3.00% for First Lien Debt bearing interest by reference to the Base Rate.

Default rate shall be the applicable interest rate plus 2.00% per annum.

Interest Payment Dates:	In the case of First Lien Debt bearing interest based upon the Base Rate, quarterly in arrears.

In the case of First Lien Debt bearing interest based upon the Eurodollar Rate, on the last day of each interest period and, if such interest period is longer than three months, at three month intervals following the first day of such interest period.

Maturity:	The First Lien Debt will mature on the date that is 4 years after the completion of the Debt Restructuring.

Security and Ranking:	The First Lien Debt shall be secured by substantially all of the assets of the Borrower and shall rank senior in priority to the Second Lien Debt.

The relative rights and other creditors’ rights issues in respect of the First Lien Debt and the Second Lien Debt will be set forth in a customary intercreditor agreement.

Mandatory Prepayments:	The definitive loan documentation shall include usual and customary mandatory prepayment provisions.

Voluntary Prepayments:	Voluntary prepayments of the First Lien Debt shall be permitted at any time, in minimum principal amounts to be agreed upon, without premium or penalty.

Representations and Warranties:	The definitive loan documentation shall include usual and customary representations and warranties.

Conditions Precedent:	The definitive loan documentation shall include usual and customary conditions precedent, including the effectiveness of the Debt Restructuring.

Affirmative Covenants:	The definitive loan documentation shall include usual and customary affirmative covenants.

Negative Covenants:	The definitive loan documentation shall include usual and customary negative covenants.

Financial Covenants:	TBD.

Events of Default:	The definitive loan documentation shall include usual and customary events of default.

Amendments and Waivers:	Amendments to and waivers of the definitive loan documentation will require (i) the approval of Lenders holding First Lien Debt representing more than 50% of the aggregate amount of First Lien Debt then outstanding and (ii) a minimum number of 2 approving Lenders (including, at least, one Lender that is not an affiliate of HCMLP), except that the consent of each Lender shall be required for customary matters.

Assignments and Participations:	The definitive loan documentation shall include usual and customary assignment and participation provisions.

Expenses and Indemnification:	The definitive loan documentation shall include usual and customary indemnity and expense reimbursement provisions.

Governing Law and Forum:	New York.

II. Second Lien Debt ($126.4 million term loan)

Borrower:	American Homepatient Inc. (the “Borrower”).

Lenders:	Noteholders amending and restating their Promissory Notes pursuant to the Debt Restructuring (the “Lenders”).

Administrative Agent:	TBD.

Guarantors:	The obligations of the Borrower in respect of the Second Lien Debt shall be guaranteed by each existing and future direct and indirect domestic subsidiary of the Borrower.

Interest Rate Options:	The Borrower may elect that the Second Lien Debt bear interest at a rate per annum equal to:

(i) the Base Rate plus the Applicable Margin; or

(ii) the Eurodollar Rate plus the Applicable Margin.

“Base Rate” and “Eurodollar Rate” to be defined on a customary basis.

“Applicable Margin” means a rate per annum equal to 7.00% for Second Lien Debt bearing interest by reference to the Eurodollar Rate, and 6.00% for Second Lien Debt bearing interest by reference to the Base Rate.

At any time prior to the Maturity Date (as defined below), the Borrower may elect to pay the portion of interest equal to the Applicable Margin in cash or in-kind. The portion of interest equal to the Base Rate or Eurodollar Rate shall be paid in cash at all times.

Default rate shall be the applicable interest rate plus 2.00% per annum. During the pendency of any Events of Default (as defined below), all interest (including default interest) shall be paid in cash.

Interest Payment Dates:	In the case of Second Lien Debt bearing interest based upon the Base Rate, quarterly in arrears.

In the case of Second Lien Debt bearing interest based upon the Eurodollar Rate, on the last day of each interest period and, if such interest period is longer than three months, at three month intervals following the first day of such interest period.

Maturity:	The Second Lien Debt will mature on the date that is 4 years (the “Maturity Date”) after the completion of the Debt Restructuring.

Security and Ranking:	The Second Lien Debt shall be secured by substantially all of the assets of the Borrower and shall rank junior in priority to the First Lien Debt.

The relative rights and other creditors’ rights issues in respect of the First Lien Debt and the Second Lien Debt will be set forth in a customary intercreditor agreement.

Mandatory Prepayments:	The definitive loan documentation shall include usual and customary mandatory prepayment provisions.

Voluntary Prepayments:	Voluntary prepayments of the Second Lien Debt shall be permitted at any time (after repayment in full of the First Lien Debt), in minimum principal amounts to be agreed upon, without premium or penalty.

Representations and Warranties:	The definitive loan documentation shall include usual and customary representations and warranties.

Conditions Precedent:	The definitive loan documentation shall include usual and customary conditions precedent, including the effectiveness of the Debt Restructuring.

Affirmative Covenants:	The definitive loan documentation shall include usual and customary affirmative covenants.

Negative Covenants:	The definitive loan documentation shall include usual and customary negative covenants (with set-offs where applicable from the covenants governing the First Lien Debt).

Financial Covenants:	TBD.

Events of Default:	The definitive loan documentation shall include usual and customary events of default (“Events of Default”).

Amendments and Waivers:	Amendments to and waivers of the definitive loan documentation will require (i) the approval of Lenders holding First Lien Debt representing more than 50% of the aggregate amount of First Lien Debt then outstanding and (ii) a minimum number of 2 approving Lenders (including, at least, one Lender that is not an affiliate of HCMLP), except that the consent of each Lender shall be required for customary matters.

Assignments and Participations:	The definitive loan documentation shall include usual and customary assignment and participation provisions.

Expenses and Indemnification:	The definitive loan documentation shall include usual and customary indemnity and expense reimbursement provisions.

Governing Law and Forum:	New York.

Exhibit B
Transfer Agreement

Ladies and Gentlemen:
     Reference is made to that certain Restructuring Support Agreement, dated April 27, 2010, between                      (the “Transferor”), American HomePatient, Inc., AHP NV Corp., Highland Capital Management, L.P., NexBank, SSB and the other parties appearing on Schedule I attached thereto (the “Restructuring Support Agreement”). The Transferor intends to transfer its interest in the Secured Promissory Note, dated as of July 1, 2003 (the “Notes”) to the undersigned (“Transferee”).
     The Transferee hereby acknowledges that: (a) it has read and understands the Restructuring Support Agreement, (b) the foregoing notes will be transferred to the Transferee subject to the Restructuring Support Agreement and (c) it agrees to be bound by the terms and conditions thereof to the extent the Transferor was thereby bound for so long as the Restructuring Support Agreement shall remain in effect.

By:
Name:
Title:

Acknowledged by

on ,
By:
Name:
Title:

APPENDIX E
April 27, 2010
The Special Committee of the Board of Directors
American HomePatient, Inc.
5200 Maryland Way, Suite 400
Brentwood, TN 37027
Members of the Special Committee of the Board:
You have requested our opinion as to the fairness, from a financial point of view, to the Shareholders (as defined below) of the outstanding common stock, par value $0.01 per share (the “Company Common Stock”), of American HomePatient, Inc. (“American HomePatient” or the “Company”) of the consideration to be received by them for their shares of the common stock (the “New AHP Parent Common Stock”) of AHP NV Corp., a newly formed, wholly-owned subsidiary of the Company (“New AHP Parent”), in connection with the contemplated self-tender offer (the “Offer”) by New AHP Parent under the terms of a Restructuring Support Agreement to be entered into by and among the Company, New AHP Parent, Highland Capital Management, L.P. (“HCMLP”), and certain other entities (the “Agreement”). Prior to the commencement of the Offer, the Company will effect the Reorganization Merger (as defined in the Agreement), in which each outstanding share of Company Common Stock will be converted into one share of New AHP Parent Common Stock. Under and subject to the terms of the Agreement, the consideration to be received in the Offer by the Shareholders in exchange for each outstanding share of New AHP Parent Common Stock is $0.67 in cash. Following completion of the Offer, New AHP Parent will effectuate a merger pursuant to which all remaining shares of New AHP Parent Common Stock, other than those held by HCMLP or its affiliates, will be cancelled in exchange for $0.67 per share. For the purposes of this letter and our related analyses, the term “Shareholder” means the holders of the Company Common Stock other than HCMLP, the Company, New AHP Parent, and their respective affiliates.
In connection with our review of the proposed Offer and the preparation of our opinion, we have, among other things:
1.	reviewed the financial terms and conditions as stated in the April 27, 2010 draft of the Agreement;

2.	reviewed the Company’s annual reports filed on Form 10-K for the fiscal years ended December 31, 2008 and December 31, 2009;

3.	reviewed certain other publicly available information on the Company;

4.	reviewed other Company financial and operating information provided by Company management, including financial forecasts and estimates and liquidation values;

5.	reviewed the historical stock price and trading activity for the shares of Company Common Stock;

6.	discussed the Company’s operations, historical financial results, and future prospects with members of the senior management team of the Company;

7.	discussed with senior management of the Company certain information related to the aforementioned;

8.	compared financial and stock market information for the Company with similar information for certain other companies with publicly-traded equity securities;

9.	reviewed the financial terms and conditions of certain recent business combinations involving companies in businesses we deemed to be sufficiently similar to those of the Company; and

10.	considered such other quantitative and qualitative factors that we deemed to be relevant to our evaluation.

With your consent, we have assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to us by American HomePatient, or any other party on its behalf, or otherwise reviewed by us, and we have undertaken no duty or responsibility to verify independently any of such information. We have not made or obtained an independent appraisal for any of the assets or liabilities (contingent or otherwise) of the Company. With respect to financial forecasts and estimates, and liquidation values, provided to or otherwise reviewed by us, we have assumed, with your consent, that such forecasts, estimates and values have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management. We express no view as to any such forecasts, estimates or liquidation values or the bases and assumptions on which they were prepared. We have relied upon each party to advise us promptly if any information previously provided became inaccurate or was required to be updated during the period of our review. With your consent, we also have assumed that, absent the transactions contemplated by the Agreement, the Company may make a Chapter 11 bankruptcy filing, and that, in any bankruptcy proceeding, the consideration, if any, that holders of Company Common Stock would receive for their shares of Company Common Stock would be highly uncertain. We also have assumed that New AHP Parent and its securities are identical to the Company and its securities at all relevant times and in all respects material to our opinion. We have not evaluated or received any evaluations of the solvency or fair value of the Company, New AHP Parent, or any other person under any laws relating to bankruptcy, insolvency or similar matters. We have assumed that the final form of the Agreement will be substantially similar to the draft we have reviewed, and that the Offer will be consummated in a manner substantially equivalent to the manner in which it is described in the Agreement, specifically as a component of the contemplated restructuring, and without the waiver of any conditions thereto that, if waived, would adversely effect the consideration to be paid to Shareholders. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues.
In arriving at this opinion, we did not attribute any particular weight to any analysis or factor considered by us, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, we believe that our analyses must be considered as a whole and that selecting portions of such analyses, without considering all analyses, would create an incomplete view of the process underlying this opinion.
We express no opinion as to the underlying business decision to effect, the structure or tax consequences of, or the availability or advisability of any alternatives to, the Offer or any of the other transactions contemplated by the Agreement. Without limiting the generality of the foregoing, our opinion does not address any aspect of the purchase of the Patriarch Interest (as defined in the Agreement), the Reorganization Merger or the Debt Restructuring (as defined in the Agreement) or any other transaction contemplated by the Agreement, other than the Offer, and our opinion is limited to the fairness, from a financial point of view, to the Shareholders of the consideration to be received by the Shareholders in the Offer. We express no opinion with respect to any other reasons, legal, business, or otherwise, that may support the decision of the Special Committee of the Board of Directors to approve or consummate the Offer or any of the other transactions described in the Agreement. We express no opinion as to the trading price of Company Common Stock or New AHP Parent Common Stock at any time. In formulating our opinion, we have considered only the cash consideration for New AHP Parent Common Stock as is described above. We have not considered, and this opinion does not address, any compensation or other consideration that may be paid in connection with, or as a result of, the Offer or the other transactions described in the Agreement to American HomePatient securities holders, creditors, directors, officers, employees, or others. The delivery of this opinion has been approved by our Fairness Opinion Committee.
Raymond James & Associates Inc. (“Raymond James”) is actively engaged in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations, and similar transactions. Raymond James will receive a customary fee from American HomePatient upon the delivery of this opinion. Raymond James also has been engaged to render financial advisory services to the Special Committee of the Board of Directors of American HomePatient and will receive a separate customary fee for such services; such fee is contingent upon consummation of the Offer. In addition, American HomePatient has agreed to indemnify us against certain liabilities arising out of our engagement.

In the ordinary course of our business, we may trade in the securities of American HomePatient for our own account or for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.
Our opinion is based upon market, economic, financial, and other circumstances and conditions existing and disclosed to us as of April 27, 2010 and any material change in such circumstances and conditions would require a re-evaluation of this opinion, which we are under no obligation to undertake.
It is understood that this letter is for the information of the Special Committee of the Board of Directors of American HomePatient in evaluating the proposed Offer and does not constitute a recommendation to the Special Committee of the Board of Directors of American HomePatient or any holder of Company Common Stock or New AHP Parent Common Stock or any other person regarding whether to tender their shares in the proposed Offer or otherwise how to act with respect to any of the transactions described in the Agreement or any other matter. Furthermore, this letter should not be construed as creating any fiduciary duty on the part of Raymond James to any such party. This opinion is not to be quoted or referred to, in whole or in part, without our prior written consent.
Based upon and subject to the foregoing, it is our opinion that, as of April 27, 2010, the consideration to be received by the Shareholders in the Offer contemplated by the Agreement is fair, from a financial point of view, to the Shareholders.
Very truly yours,
RAYMOND JAMES & ASSOCIATES, INC.

APPENDIX F
DELAWARE APPRAISAL STATUTE
Delaware Code
Title 8, Corporations
Chapter 1, General Corporation Law
§ 262. Appraisal rights.
     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.
     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:
     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:
     a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
     b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

     c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or
     d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.
     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.
     (d) Appraisal rights shall be perfected as follows:
     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or
     (2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.
     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.
     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.
     (h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.
     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.
     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PROXY	AMERICAN HOMEPATIENT, INC.	PROXY
Annual Meeting of Stockholders, June 30, 2010
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
     The undersigned hereby appoints Stephen L. Clanton and Frank D. Powers, and each of them, as proxies, with full power of substitution, to vote all shares of the undersigned at the annual meeting of the stockholders of American HomePatient, Inc., to be held on June 30, 2010, at 9:00 a.m. Central Time, at the offices of Harwell Howard Hyne Gabbert & Manner, P.C., 315 Deaderick Street, Suite 1800, Nashville, Tennessee 37238 and at any adjournments or postponements thereof, in accordance with the following instructions:
(1) Election of Class 1 Directors

☐ FOR the nominees listed below	☐ WITHHOLD AUTHORITY
(except as marked to the contrary below)	to vote for nominees listed below
Henry T. Blackstock
W. Wayne Woody
(2) A proposal to approve the reincorporation of the Company in Nevada through a merger of the Company with one of its wholly owned subsidiaries.

☐ FOR	☐ AGAINST	☐ ABSTAIN
(3) In their discretion, on such other matters as may properly come before the meeting.

☐ FOR DISCRETION	☐ AGAINST DISCRETION	☐ ABSTAIN
(Continued on reverse side)
(Continued from other side)
     THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE NOMINEES IN THE ELECTION OF THE CLASS 1 DIRECTORS, FOR THE PROPOSAL TO REINCORPORATE IN NEVADA, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
PLEASE SIGN AND DATE BELOW AND RETURN PROMPTLY.

Dated: , 2010

Dated: , 2010

Signatures of stockholder(s) should correspond exactly with the name printed hereon. Joint owners should each sign personally. Executors, administrators, trustees, etc., should give full title and authority.
AMERICAN HOMEPATIENT, INC.
5200 Maryland Way, Suite 400
Brentwood, Tennessee 37027-5018